EXHIBIT 13

LEGION M TESTING THE WATERS COMMUNICATIONS

TABLE OF CONTENTS

1.	Legion M List of Articles and Links from 8-14-16 to 12-1-16

2.	Legion M News Articles from 12-1-16 to 12-14-16

3.	Huffington Post Article 12-12-16

4.	The Hollywood Reporter Article 1-21-17

5.	Video Transcripts for:
a.	Word Balloon Podcast (representative of every podcast we’ve done)
b.	Legion M Toast
c.	Business Update - Fantastic Fest
d.	Palm Springs Comic Con Panel (representative of every panel we’ve done)
e.	Legion M Worldwide Toast and 2017 Kickoff!!

6.	Legion M's website screenshots:
a.	Legion M Website Screenshots Doc 1
b.	Legion M Website Screenshots Doc 2
c.	Legion M Website Screenshots Doc 3
d.	Legion M Website Screenshots Doc 4
e.	Legion M Website Screenshots Doc 5

f.	Legion M Website Screenshots Doc 6

7.	Legion M’s Facebook screenshots:
a.	Facebook Feed from 8/14/16-8/21/16
b.	Facebook Feed from 8/22/16-8/31/16
c.	Facebook Feed from 9/1/16-9/5/16
d.	Facebook Feed from 9/6/16-9/30/16
e.	Facebook Feed from 10/1/16-11/8/16
f.	Facebook Feed from 11/9/16-12/1/16
g.	Facebook Feed from 12/2/16 to 12/14/16
h.	Facebook Feed from 12/5/16 to 12/22/16
i.	Facebook Feed from 12/22/16 to 2-1-17

8.	Other Social Media screenshots:
a.	Twitter Screenshots
b.	Twitter Screenshots - Addendum 1
c.	Twitter Screenshots – Addendum 2
d.	Reddit and Instagram Screenshots

9.	Legion M’s Forum Screenshots:
a.	Legion M Forum Screenshots Doc 1
b.	Legion M Forum Screenshots Doc 2
c.	Legion M Forum Screenshots Doc 3
d.	Legion M Forum Screenshots Doc 4
e.	Legion M Forum Screenshots Doc 5
f.	Legion M Forum Screenshots Doc 6
g.	Legion M Forum Screenshots Doc 7

Huffington Post Article 12-12-16

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How Fans Are Becoming The Next Hollywood Power Players

12/12/2016 04:07 pm ET | **Updated** Dec 13, 2016

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LEGION M
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Paul Scanlan
Cofounder, CEO - Legion M

In today's world, almost all of us are fans. That word used to apply only to the hardcore group of movie lovers who poured over details and argued about the authenticity of things like costumes. But thanks to social media, anyone who loved (or hated) a movie or TV show can shout it from the rooftops and know they'll be heard.

Fans are increasingly the engine that makes Hollywood go. Marvel wouldn't have grossed nearly $22 billion at the global box office without passionate fans showing up each time a new movie hits the screens.

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How Fans Are Becoming The Next Hollywood Power Players

This post is hosted on the Huffington Post's Contributor platform. Contributors control their own work and post freely to our site. If you need to flag this entry as abusive, send us an email.

This newly empowered fan base is changing how the studios market their movies. Instead of the relentless carpet-bombing of billboards and TV spots, clever studios are learning how to engage directly with the people.

Some companies have mastered this art. Take, for example, how independent entertainment company A24 has used social media to strategically reach out to fans in niche markets to build enthusiasm for indie movies like *Swiss Army Man*, *Green Room* and *The Bling Ring*.

The company's feed has a unique voice that keeps fans engaged with tongue-in-cheek posts that are not only about A24 projects but also commentary about other entertainment in order to put the company into different conversations. They've tweeted appreciation for actor Sterling K. Brown's portrayal of Chris Darden in FX's *The People v. OJ Simpson* and retweeted things like an Onion story titled, "Hollywood Refusing To Give Public Any New Movies Until It Can Appreciate Ones It Already Has." A24's constant social presence helps them engender a loyal group of fans to engage with every time the company promotes a new movie.

Then there are crowdfunding campaigns on sites like Kickstarter.com and Indiegogo.com. These sites raise fan excitement as much as they do cold hard cash. The *Veronica Mars* movie campaign brought in the $5.7MM the producers needed to make the film, and it coalesced a group of enthusiastic fans to be a part of it. The downside of these Kickstarter campaigns is the donors are literally donating not investing and typically getting the DVD or access to the content, which dilutes the commercial value of the project once it is ready for the market. It's a step in the right

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How Fans Are Becoming The Next Hollywood Power Players

direction, but a small one.

The big leap came this year, thanks to the recently passed JOBS Act, fans can compound their emotional investments with financial investments in the stories they love as well. At our new company, Legion M, we're using these new laws to unite fans/investors into a community and get them involved in the process. These investors not only help support our projects but also share financially in our success. More importantly, they are co-owners and members of a first-of-its-kind community with a voice in the entertainment industry.

This fan-led movement will open the gates to an industry criticized for being cliquish and exclusive while reducing the risks related to bringing content to market. We've already seen the power of our extremely engaged community, particularly in our private Facebook group and discussion forums that we participate in daily. We are uniting a Legion of fans together to have a voice, get involved and participate in the magic of bringing great content to the market. And when our projects reach the market, we will have a Legion of people emotionally and financially invested in helping make those projects successful. This is powerful stuff.

Insiders have already taken note of Legion M with companies like Alamo Drafthouse (Drafthouse Films), Seth Green's Stoopid Buddy Stoodios (Robot Chicken), Meltdown Entertainment and 42 Entertainment joining our Creative Alliance. Even Stan Lee, the Marvel Comics Legend has signed on, giving the following high praise: "The idea of setting up a company that can do movies and will be financed and owned by the fans — I think that is a wonderful idea."

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How Fans Are Becoming The Next Hollywood Power Players

We believe that by partnering with the fans to create a vibrant, engaged community bonded by our slate of projects, we will be pioneering the next great era in Hollywood — an era where the power shifts from the few to the many.

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How Fans Are Becoming The Next Hollywood Power Players

PHOTO COURTESY OF PETE YAGMIN

Enthusiastic fans are rallying around the Legion M movement and proudly showing their support, including one member who got a tattoo of the Legion M logo.

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How Fans Are Becoming The Next Hollywood Power Players

Terri Feldman Lubaroff · Head of Content Acquisition at Legion M
I love the idea of fan-owned entertainment companies. It's the fans that keep content alive often many, many years after a project first premiers. If I could say I'm "part owner" of my favorite movie or franchise... That would be amazing! Fans matter -- engagement matters -- and it's great that both Hollywood and the financial community are starting to recognize this.
Like · Reply · Dec 13, 2016 8:39am

Jarrell Wayne Correll Jr. · Community Outreach Coordinator at Toms River Church of Christ
Allowing us to invest in this company is exciting! It gives us the opportunity to be involved in something that only large investors could. I look forward to the upcoming projects and our ability to voice our opinions on them & help promote those projects & the company.
Unlike · Reply · 2 · Dec 13, 2016 7:49pm

Wendy Elliott · Owner/Photographer at The Elliott's Closet
My entire family invested and we are happy we did. The guys are nice and make to answer your questions. We even got to volunteer at Stan lees comic con at the legend m booth. 😍😍
Like · Reply · Dec 14, 2016 7:28am

Adam Collins
This is such a great idea! It is really exciting to see the movie enthusiasts have more of a say in the type of content that is produced. I believe that, as Netflix is demonstrating, you give the people what they want and they will reward you in loyalty.
Like · Reply · Dec 14, 2016 8:58am

Bella Blackburn
When my husband and I first heard about Legion M, we knew we had to invest. Really excited to be on this adventure.
Unlike · Reply · 2 · Dec 13, 2016 8:19pm

Cheryll Ganzel
Legion M - an amazing opportunity for both movie fans and movie producers!
Unlike · Reply · 2 · Dec 13, 2016 12:35pm

Jim Morris · Part Ownership at Legion M

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How Fans Are Becoming The Next Hollywood Power Players

TITLE 8 - CHA... | How Fans Are... | Favorites | 14.09.15.png | 14.09.25.png | 14.09.33.png | 14.09.41.png | 14.09.48.png | 14.09.56.png | 14.10.07.png

Unlike · Reply · 2 · Dec 13, 2016 12:35pm

Jim Morris · Part Ownership at Legion M
At 50 this my first investment because I believe in it. It's an excellent way for fans to get their ideas published.
Unlike · Reply · 2 · Dec 13, 2016 6:47pm

David Kingsland
As an investor, I feel I am a part of something....big.
Unlike · Reply · 2 · Dec 13, 2016 6:40pm

Anthony Evip · Founding Investor at Legion M
This is the new Hollywood...and we are Legion M
Onwards and Upwards 😉
Unlike · Reply · 2 · Dec 13, 2016 4:28pm

Alyssa Herr · The Evergreen State College
Love this!
Unlike · Reply · 2 · Dec 13, 2016 12:30pm

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How Fans Are Becoming The Next Hollywood Power Players

Unlike · Reply · 2 · Dec 13, 2016 12:35pm

Jim Morris · Part Ownership at Legion M
At 50 this my first investment because I believe in it. It's an excellent way for fans to get their ideas published.
Unlike · Reply · 2 · Dec 13, 2016 6:47pm

David Kingsland
As an investor, I feel I am a part of something....big.
Unlike · Reply · 2 · Dec 13, 2016 6:40pm

Anthony Evip · Founding Investor at Legion M
This is the new Hollywood...and we are Legion M
Onwards and Upwards 😉
Unlike · Reply · 2 · Dec 13, 2016 4:28pm

Alyssa Herr · The Evergreen State College
Love this!
Unlike · Reply · 2 · Dec 13, 2016 12:30pm

Rula Masannat Twal · Realtor at Mazzei Realty
Invested and so proud and excited to be part of it.
Like · Reply · Dec 14, 2016 6:05am

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The Hollywood Reporter Article 1-21-17

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How Obama's Legacy Can Help Hollywood Work More Democratically — and Creatively (Guest Column)

6:00 AM PST 1/21/2017 by Paul Scanlan , Jeff Annison

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The JOBS Act, passed in 2012 with strong bipartisan support, allows for equity crowdfunding, as the founders of a new entertainment company celebrate

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Resting quietly amid the deafening debate over President Obama's legacy is a historic reform signed by Obama, passed by Congress, and likely to have a lasting positive impact on the economy. Already this act is taking root in Hollywood.

Congress passed the JOBS Act in 2012 with rare bipartisan support, just before Obama's second term. There was no debate, disagreement or salacious tweeting about it, which perhaps explains why this Obama initiative has not gotten its due attention. The JOBS Act bill was put forward with support from both sides to amend the antiquated, sometimes unfair, and certainly arcane securities laws that have rigged our financial system — and its final piece, Title III, went into effect in May 2016. Title III, also known as the CROWDFUND Act, enables equity crowdfunding, giving the general public the opportunity to participate in early-stage financing and investing (with real equity), a domain that until then had been the exclusive purview of the wealthy elite.

Unaccredited investors — those earning less than $200,000 a year or with a net worth under $1 million — previously were prohibited by SEC regulations dating back to the 1930s from investing in private companies in return for equity. But these new laws give entrepreneurs and creators a powerful new way to raise capital, while at the same time rallying a community of investors, customers and supporters to be emotionally and financially invested in their success — within certain limits: People earning (or worth) up to $100,000 can invest $2,000 or 5 percent (whichever is greater) annually, and people earning (or worth) $100,000 or more can invest $10,000 or 10 percent (whichever is less).

"One of the great things about America is that we're a nation of doers," said President Obama at the White House signing ceremony back in 2012. "We think big, take risks and believe that anyone with a solid plan and a willingness to work hard can take even the most improbable idea and turn it into a solid business."

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In a presidency that will be remembered for tenacious congressional gridlock, the JOBS Act is a shining example of both parties coming together to propose, refine and approve real reform for the betterment of the people of the United States.

Imagine the potential for entrepreneurs empowered by their legions of shareholders to innovate and create, all defining factors for success of our economic engine. Imagine shareholders getting involved, investing in something that impassions them and working as a vast, powerful community to further the growth for the company they own together. When investors also are customers who also are evangelists, the potential for an entity's success is an order of magnitude greater, especially in the early stages when it matters most.

Nowhere is getting the crowd engaged more important than with entertainment. If the crowdfunding phenomena (Kickstarter and Indiegogo) opened a window into Hollywood, equity crowdfunding has the potential to hurl open the gates, giving fans the opportunity to participate in the commercial success of the projects they get behind.

Entertainment already is one of the most popular categories in today's crowdfunding paradigm, with many movies, TV pilots and other projects being funded by the crowd. However, this new era of equity crowdfunding invites far greater participation, and that crowd participation can strengthen the overall quality and quantity of creative projects. After all, nobody would argue that two of the most powerful forces in Hollywood are money and fans — combining them is not just smart, but it also could change Hollywood forever.

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This fan-driven movement can empower creators to take more chances and inspire creativity and diversity within an industry criticized for its over-emphasis on retreading existing franchises. In fact, it's no fluke that one of the most successful JOBS Act companies in history already is an entertainment company — our company, Legion M, launched in 2016 and already is rallying an enthusiastic community of fans together to get behind movies, TV and VR projects.

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With more than 3,100 investors already signed on (the minimum investment is $100), we are seeing firsthand the power of the ultra-engaged community that has united behind us, particularly across our private Facebook group and discussion forums. Legion M is uniting a legion of fans, affording them a voice, greater involvement and participation in the magic of bringing great creative content to the market. And when Legion M's projects reach the market, this legion of emotionally and financially invested fans can help make our projects more successful. It's powerful stuff.

So, while the new administration readies itself to repeal and reverse many of the initiatives of the previous administration, the JOBS Act with its unusual bipartisan support likely will live on and flourish, creating more jobs, wealth, innovation and creativity, all the things that make America great in the first place.

Scanlan and Annison are co-founders of Legion M and are Emmy Award-winning co-founders of MobiTV and New York Rock Exchange.

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Legion M Worldwide Toast and 2017 Kickoff!!

Legion M Worldwide Toast and 2017 Kickoff!!

Terri@thelegionm.com

https://scribie.com/files/1b58bb4ffdd4454fac2d34c363bbe3e44657aa34

[pause]

0:00:05 Paul Scanlon: There they are! Alright.

0:00:06 S?: Hey, everybody. How are you? Happy New Year!

Legion M Worldwide Toast and 2017 Kickoff!!

0:00:09 S?: Happy New Year!

[background conversation]

0:00:16 PS: Welcome to the 2017 kick-off. We're super excited. We are hosting this little get-together. This Shindig is here, represented at the Nerdist Studios. We have our very own Adam Rymer.

0:00:37 Terri Lubaroff: Yay!

0:00:37 Adam Rymer: Hello.

0:00:38 TL: Adam!

0:00:39 PS: We wanna thank Adam. Adam by the way, is one of Legion M's advisers, and one of our good friends, and absolutely fantastic. He's also President of Legendary Digital which includes Nerdist and Geek and Sundry, and Alpha.

0:00:56 AR: And Alpha, yep. New live interactive streaming platform.

0:01:00 PS: Which is awesome, by the way. You should check it out and we really like it.

0:01:05 AR: Thank you. Yeah, a long way to go with it, still making lots of improvements, but welcome all the feedback that anybody's got for us.

0:01:10 PS: Yep.

0:01:11 TL: How can they download it?

0:01:13 AR: Just go to projectalpha.com.

0:01:15 PS: Pretty cool. Sign up, check in. And we have a lot of discussions going with Legendary Digital, and with Adam and his team, and we're hoping to work on something together.

0:01:25 AR: We will. We'll get something figured out.

0:01:27 PS: Really cool. Anyway, Adam has been so kind he'd let us raid his office tonight. So we're gonna be here and hopefully everything will be intact when he comes back to work...

0:01:39 AR: Enjoy. I'll send you guys the bill.

[laughter]

0:01:41 AR: Thank you.

0:01:41 PS: Thank you Adam. We really appreciate it.

0:01:44 AR: Take care, bye.

0:01:45 TL: Bye! [chuckle]

0:01:49 Jeff: Alright. Are we gonna actually toast?

0:01:50 TL: Now we can go crazy.

0:01:52 S?: Sit down?

0:01:52 PS: Yes, we are gonna toast.

[background conversation]

Legion M Worldwide Toast and 2017 Kickoff!!

0:02:00 PS: We're in the process of getting all the slides and everything set up so that we can take you through. We have actually a lengthy presentation. We're gonna try to get through it quickly so that we have time for questions at the end, but first and foremost we wanna toast to the new year.

0:02:16 S?: That's right.

0:02:16 PS: We have a bottle of champagne here and I'm not gonna shake it up 'cause we are in Adam's office. [laughter] But we're gonna pour ourselves a glass and we hope you can also pour yourselves a glass of something refreshing that you like and let's toast together, 2017!

0:02:35 Jeff: Alright. Fantastic.

0:02:36 PS: Alright, so Jeff has the raccoon cup.

0:02:39 Jeff: Is that rocket raccoon? [laughter]

0:02:39 TL: It's rocket champagne.

0:02:41 PS: Oh, well, there you go.

0:02:42 Jeff: I don't know who it is, but it's definitely the proper way I think to drink champagne.

0:02:48 PS: We wanna see some glasses being held high in the webcams, and we see a lot of people joining. Thank you for joining here.

0:02:57 TL: Thank you.

0:02:58 PS: Thank you very much.

0:03:00 TL: I don't think these glasses are big enough for champagne. They take up my whole hand.

0:03:04 S?: Champagne.

0:03:04 S?: For Damien too.

0:03:06 PS: They're not big enough, or too big?

0:03:10 S?: We're toasting in Damien's... On his behalf.

0:03:14 TL: I'll toast...

0:03:14 S?: I'm gonna drink his, too.

0:03:16 S?: Otherwise the computer might get very wet.

0:03:18 PS: Jeff, you wanna start us off?

0:03:21 Jeff: To making 2017 the year of Legion M.

0:03:25 PS: The year of Legion M.

0:03:27 TL: Here, here.

0:03:28 PS: 2016 was the seed that got things started and 2017 is when we really come alive.

0:03:38 S?: Alright.

Legion M Worldwide Toast and 2017 Kickoff!!

0:03:40 PS: Pretty good?

0:03:40 TL: That's gonna give me the hiccups.

0:03:41 PS: Is it? Alright, we'll have Terri doing the hiccups momentarily.

[laughter]

0:03:45 PS: So one thing that we thought we would do and maybe we should've done this first, is we just wanted to make sure that for anyone joining that's new, that you all know who we are. So we'll just go around and do maybe a quick intro starting with this guy. Who are you anyway?

[laughter]

0:04:01 Jeff: My name is Jeff. I'm one of the co-founders of Legion M, and I'm mostly right now working on things like ICONS and Pitch Elevator and all that sort of good stuff.

0:04:14 PS: And everything.

[laughter]

0:04:17 PS: And I'm Paul Scanlan. I'm also a co-founder and CEO and working on everything.

0:04:23 Jeff: He does everything else.

0:04:24 PS: Everything...

[laughter]

0:04:25 PS: I do, I do, yeah.

0:04:27 TL: I'm Terri Lubaroff and I'm the head of content acquisition, and I also do a little bit of some of the stuff that they don't wanna do.

[laughter]

0:04:35 Jeff: She's the one that does everything that we take credit for.

[laughter]

0:04:39 S?: Exactly.

0:04:41 David Baxter: I'm David Baxter. I'm head of content development. I read and do everything else that they don't wanna do.

[laughter]

0:04:50 PS: And then you all met Damien on the way in?

0:04:53 S?: Our ring leader.

0:04:54 PS: And Damien's our newest member of the team and the ring leader. So you'll be seeing his face quite frequently in 2017.

0:05:03 S?: But not this moment. Oh wait, there he is.

0:05:05 Damien: Hey guys. How you doing?

Legion M Worldwide Toast and 2017 Kickoff!!

0:05:08 PS: Where are you Damien? I thought you weren't gonna be here with us.

[laughter]

0:05:13 Damien: I'm here inside of the room guys. [laughter] I'm the head of technical glitches which I'm dealing with right now for our Facebook I’m gonna get back at these guys and make sure it all goes ok. I love you all.

0:05:26 PS: Technical glitches, I love it.

0:05:28 TL: That's a good title.

0:05:30 Jeff: It's a great title, yeah.

0:05:31 PS: Should we dive in, on the agenda?

0:05:34 TL: Yeah, we have a lot to go through.

0:05:36 PS: Yeah, so one of the things that we wanna do, and we should probably wait for the slides for this. One is just walk through all the things that we did in 2016, all of our accomplishments, 'cause we're really proud of what we've done so far, it's amazing. Small team, with all of your support...

0:05:53 DB: I was gonna say, you guys are the ones who've made this all possible.

0:05:57 PS: Yeah. No, I mean it's singularly the thing that has exceeded our expectations the most is just how supportive and amazing you guys have been and how the Legion has come together. So we'll walk you through that, we'll do kind of the update there, then we wanna talk about 2017 and what's in store. So we've got some details on projects, we're gonna talk about the Reg A, Regulation A, which is what we filed with the SEC, and we'll be opening that round soon. We'll show you the timeline and what you can expect there. We're also gonna give an update on Pitch Elevator and ICONS, that'll be part of the projects, and talk a little bit about what projects we're looking for and what are the types of things that we're out talking to people about. We're gonna give an update on merchandise and the store front, show you some new merch ideas that we have and maybe get your feedback on it. And then we've got the Conspicuous Valor Awards, so we have...

0:07:03 Jeff: To hand out.

0:07:03 TL: So stay tuned.

0:07:04 PS: Two lucky winners of that, not lucky, but deserving winners of the Conspicuous Valor Awards. I have trouble saying that.

[chuckle]

0:07:15 PS: And then we're gonna take questions. So we're gonna blow through this pretty quickly and try to make sure that we allocate time for questions at the end. And we've already noted several of the questions that were posted in Facebook and the forum so we've got them down. Did I miss anything from the agenda?

0:07:32 TL: No. If you did we'll still get to it either way.

0:07:34 PS: Okay. Yeah, exactly.

0:07:35 TL: So it's okay.

0:07:36 PS: Alright. So how are we looking on slides?

0:07:41 S?: We are awesome on slides.

0:07:43 S?: Oh.

Legion M Worldwide Toast and 2017 Kickoff!!

0:07:43 TL: Were we gonna start with the movie though or with slide?

0:07:44 S?: Really?

0:07:44 S?: You wanna start them?

0:07:44 S?: We're gonna start broadcasting right now.

0:07:46 PS: Alright.

0:07:47 TL: Oh, that's awesome.

0:07:49 DB: Oh look at that, it says Legion M.

0:07:52 Jeff: Is this in lieu of us Damien, or in addition to us, like are we...

0:07:55 PS: Is it next to us, or on top of us?

0:07:58 S?: We're probably just a little...

0:08:00 S?: It's bigger. It's bigger than you guys are.

0:08:01 PS: Yep, perfect. Alright, this is perfect, alright.

0:08:02 S?: It's always bigger than us.

[laughter]

0:08:04 S?: It really is.

0:08:05 PS: Anyone's bigger than us, including key note slides. Alright, so let's go to the next slide. I think it shows what we had for breakfast this morning.

[laughter]

0:08:14 DB: Oh my gosh.

0:08:14 PS: Oh this popped out of the toaster. We couldn't believe it, it was a sign that 2017...

0:08:18 Jeff: It was a sign it was time for another toaster.

0:08:20 PS: Was gonna be massive.

0:08:22 Jeff: Get your toaster fixed.

0:08:24 PS: So you can go to the next slide which I think is the agenda. Oh, while thanking Nerdist and Alpha and we know what the fuck is Alpha. Sorry.

0:08:34 DB: Excuse me?

[laughter]

0:08:35 Jeff: We're gonna bleep that, right?

0:08:36 TL: It’s part of their marketing campaign, so we apologize.

0:08:38 PS: I'm just staying true to Alpha, with Adam and his office.

Legion M Worldwide Toast and 2017 Kickoff!!

0:08:41 TL: We came to see Debbie.

0:08:43 Jeff: Ok, she can kick us out now.

0:08:44 PS: Alright, WTF is Alpha. Okay. Next slide, Damien. The team, we went through that, and the agenda I think we went through. Oh, and we can't forget these. These are the legends, the all important legends from the SEC, so this is a requirement that anytime we're talking about the company because we need to be in compliance with SEC rules, we need to share this legend. Thank God we don't need to read it.

[chuckle]

0:09:14 PS: But you do.

0:09:15 TL: But you do.

[laughter]

0:09:16 PS: Please read this legend.

0:09:18 DB: We'll wait for you, just read it.

0:09:21 PS: Yeah, there's another legend. There's only 42 of these. So bear with us. Alright, so...

[laughter]

0:09:27 Jeff: The most important thing that everybody knows is that we're making forward looking statements here, and so a lot of the stuff that we're saying is not fact, this is what we're projecting and things that we mean to happen. But as you know, plans change and we're gonna adapt as it goes. But that's the gist of the legends. The other thing that it says is that we're not raising money right now, but we'll talk about that in a bit.

0:09:50 PS: So we weren't implying that we're legends. [chuckle] This is the legend, just to be clear, we are...

0:09:54 TL: Even though we're a legendary company right now.

0:09:56 PS: Yeah, that's true.

0:09:57 S?: Yeah, we are legendary. We're Legendary Studios.

0:10:00 S?: Interesting. This is weird though, right?

0:10:02 PS: Okay, next slide. Yep, we already went through that. Alright so 2016, should we just run through this?

0:10:09 TL: Yeah, let's do it.

0:10:09 PS: Alright Damien, let's be quick.

0:10:10 S?: I remember 2016.

0:10:10 PS: So we launched. We launched in March of 2016. Next slide you wanna do?

[background conversation]

0:10:20 Jeff: So we launched in March of 2016 and a couple weeks later we did our inaugural event at Silicon Valley Comic Con where we came out and said, "Hey, this is what we're doing. What do you guys think?"

0:10:30 PS: Come and see us. That's where we met a lot of you for the first time. And you've been on board ever since, so we appreciate it.

Legion M Worldwide Toast and 2017 Kickoff!!

0:10:37 Damien: Next slide is coming up.

0:10:41 PS: And we also announced our creative alliance partners, so Meltdown, Alamo, Stupid Buddy Studios, 42 Entertainment. Also maybe these guys might get involved, but you never know. So we're excited about all the people that have come to support us, and that was one of the things that we accomplished very early on in our life.

0:11:05 TL: And are continuing to work on.

0:11:06 PS: Yep. Created a lot of buzz. We got a lot of press, continuing to get a lot of press. I think a lot of people tell us that we massively over index on press which is exciting, and I think we've tapped into something that's new and noteworthy and newsworthy. And I don't know about you guys but I never get tired of seeing the reaction we get when we tell people what we're doing. I mean literally every time it's, "Wow, that is awesome."

0:11:36 DB: Yeah, it's like a light goes on in their head. There's a certain point in the conversation where it's like, "Of course, this makes all the sense in the world. Why haven't people been doing this for 80 years?" Well, there was a law that prevented it, but...

0:11:49 PS: But now it exists. So I think the next slide is just some more press, we can keep going. But you guys have seen all this and hopefully you've seen... Oh yeah, front page of the LA Times. And then we opened up our first fundraising. As you guys know, we're one of the first companies to utilize Title III of the Jobs Act. On May 16 we were out that morning...

0:12:15 Jeff: The law went into effect on May 16, and at 9:00 AM on May 16 we watched at...

0:12:21 PS: We were there. And that was part of the plan, we wanted to be ready for that historic day so that we could go down in history as one of the first companies to use these laws. And with all of your support we not only went down in history as one of the first companies, but also one of the most successful companies. So if you go to the next couple slides, thank you, we oversubscribed our round, happily, and the funding and the slope of the curve was really nice. So we were the first company to reach our goal of a million dollars, and...

0:13:00 Jeff: I mean we wish we could've raised more.

0:13:03 PS: Raised more. Yeah, I know. Well, that's what we're gonna do with the next round. Oh, by the way, one of the things that we didn't mention yet, is... Make sure you stick around. We are gonna talk about the share price in the next round.

0:13:14 TL: Oh, right. We have an announcement today about the share price, so stick around.

0:13:17 PS: So next slide Damien. And we brought on 3,100 co-owners with us, all of you guys. And that's been the most exciting part of it. And it's also, one of the stats that we have far outweighed the field. We are three times larger than the number two, JOBS Act company, so we're really excited about that and of course we're not stopping there, so we wanna keep going. We are dead set on our goal, long-term goal of one million fans.

0:13:53 Jeff: We got 3,000 down 900...

[overlapping conversation]

[laughter]

0:13:56 PS: Give or take.

0:14:00 Jeff: Every journey starts with a first step, so...

0:14:01 PS: Yep. So record setting, over-subscribed round...

[background conversation]

0:14:14 PS: We helped support and host the Rave of Thrones at Comic Con in San Diego, which was awesome, many of you were there. And we have some really cool ideas for...

Legion M Worldwide Toast and 2017 Kickoff!!

0:14:24 Jeff: We have an even better idea that we are gonna get to later.

0:14:27 DB: But we deepened our relationship with Christian. What a great guy. We feel very honored that he took to the idea of our company and he now is a shareholder.

0:14:39 PS: Yeah, amazing. Next one.

0:14:47 Damien: You got it.

0:14:50 TL: So we made a lot of appearances at Comic Cons and events since our launch, so some of these slides are some of our appearances. David and Jeff went to Wizard World in Chicago. They appeared on a panel, and they did a meetup, which was fantastic.

0:15:08 Jeff: Yeah, it was so fun.

0:15:09 TL: And then we are going to the next slide.

0:15:14 PS: Terri and I were on a panel, yeah!

0:15:15 TL: At Palm Springs Comic Con, which was the inaugural Comic Con for Palm Springs and Stan Lee was there.

0:15:21 PS: That's right, and we had a Facebook Live there.

0:15:24 TL: Yep, and we had a meetup.

0:15:26 Jeff: Aaron Wheeler drove the caddy...

[overlapping conversation]

0:15:27 PS: Aaron, if you're out there, another huge thank you for all your help there.

0:15:33 TL: Yeah, it was awesome.

0:15:34 PS: Yeah, it was great.

0:15:35 TL: And so we were on a panel there and did a meetup. And then David went to New York Comic Con.

0:15:40 DB: I went to New York Comic Con...

0:15:41 PS: Single-handedly.

0:15:43 DB: Doing my best to represent everybody, and we had a fantastic meetup in New York.

0:15:47 PS: Went to one of the largest meet-ups.

0:15:48 DB: Yeah, it was over 20 people. And one of the things that came out of that meetup that so many people who were there were real filmmakers, were real professionals, and they all said, "What can we do? Just tell us what to do and we'll do it." And it was very moving to me. I had never experienced this sort of self-organization before, and it's one of the most exciting things about the moving forward.

0:16:16 Jeff: It is. It's one of the most rewarding parts.

0:16:18 PS: A special thanks to Terri again, for putting that together.

0:16:22 DB: Thank you. Yeah, it was amazing Terri. Thank you so much.

Legion M Worldwide Toast and 2017 Kickoff!!

0:16:24 PS: Yeah, you were awesome.

0:16:25 TL: And then we also went to Stan Lee's Los Angeles Comic Con in Los Angeles, of all places.

[laughter]

0:16:33 PS: Where we introduced Pitch Elevator.

0:16:37 Jeff: The Pitch Elevator. That was an incredible experience, because... I mean it was a huge endeavour. We had about 30 Legion M volunteers that came and worked the elevator doors for us.

0:16:48 TL: People flew in from all over to help out. It was an amazing outpouring of support.

0:16:51 Jeff: It was so, so fun to get to hang out with everybody. And Stan Lee dropped by our booth and hung out for a little bit. We had a line for the Pitch Elevator all weekend long.

0:17:00 DB: What was so interesting is that it all came together so quickly. I mean the first time we talked about it was actually at San Diego at our meetup...

0:17:06 Jeff: It's true, yeah.

0:17:07 DB: The thought was originally to do an app. And this idea of the Elevator Pitch, you're in an elevator with Steven Spielberg, what are you gonna do? It's like, why not actually make an elevator?

0:17:19 PS: Build an elevator, make it happen.

0:17:20 DB: And Fon Davis, a former model maker for ILM came in and got right to it.

0:17:30 PS: On that project, we're gonna have a more detailed update on that, but that project, we'll give some more details on it, but it's starting to take on a life of its own.

[overlapping conversation]

0:17:36 TL: Also at Los Angeles, we also did two panels, which were terrific, one was only about Legion M, and one was about the future of fandom and the idea of fan engagement.

0:17:52 DB: Past, present, and future.

0:17:54 TL: Which was a huge part of that.

0:17:54 DB: Which we highly recommend if you're on Facebook to go back, it was done live, it's really...

0:17:56 TL: Check it out, yeah.

0:17:58 PS: Yeah, it was cool.

0:18:00 DB: A very moving panel, because you realize film is to the next to... And to fandom in general, that without certain films, we might never be where we are at all.

0:18:11 PS: Yeah. Yeah, really, they started it.

0:18:14 DB: Well with Star Trek.

0:18:15 PS: Yeah, Star Trek is... Speaking of Star Trek.

0:18:16 DB: Had Star Trek not gone into reruns, and Star Trek was gonna go off the air after two years.

Legion M Worldwide Toast and 2017 Kickoff!!

0:18:25 PS: It's a domino effect.

0:18:26 DB: Yeah, yeah. And if not for the campaign that was put together on behalf of it.

0:18:30 TL: That's why we're here. Yeah, we also had an amazing meetup in Los Angeles. So let's go to the next slide. So, I'll let you handle this. But the Legion is so, just activated and energized, the outpouring of support we've had from people, and the pictures that they're sending in, keep it up! We want more of that.

0:18:50 PS: Yeah, yeah. It's very motivating, and it's...

0:18:52 DB: Yeah, it's really...

0:18:53 TL: It makes us feel that we're doing something right.

0:18:57 PS: Yep, keep going with that. Fantastic Fest, so with our partner, Alamo Drafthouse, we went down to Austin, Texas, and had some great experience, met a lot of people, and we're a sponsor of the Dark Corner VR, horror VR.

0:19:15 DB: Which people got really freaked out about.

0:19:16 PS: Yeah, it's still some of the best VR content that I've seen out there.

0:19:20 S?: Okay, next one.

0:19:22 PS: Beyond Fest here in LA, we did that one as well. And also, with our partner, Alamo, and so...

0:19:28 TL: And Meltdown.

0:19:29 PS: And Meltdown.

0:19:29 Jeff: And Meltdown, and Terri had to park the car in front of the Egyptian Theater.

[overlapping conversation]

0:19:34 PS: Oh yeah, we still have a picture of you pulling that car in.

0:19:36 TL: Yeah, on the pillow.

0:19:39 PS: Let's keep going Damien.

0:19:39 TL: Yeah.

0:19:40 Damien: Okay.

0:19:42 PS: And we've had meet-ups all over the country now. And we really wanna put out our heartfelt appreciation to all those people that have taken the initiative to go out and organize a meetup, and get other people in your community and around your area together. We think this really embodies the spirit of Legion M. It's about community, it's about all of us getting to know each other, and aligning and uniting together so that we can do cool stuff. So it's one of the things you'll see... I think it may be...

0:20:17 Damien: Next slide?

0:20:17 TL: Yeah, we're gonna be... And we're gonna talk about...

0:20:18 PS: Yeah, we'll talk about it later. We wanna support meet-ups even more.

0:20:23 Jeff: We launched the forums. This was an amazing initiative because this was completely built by the community. The forums are alive and thriving. I do a lot of development in there, and I really... It's so amazing to have a place where we can go and post plans, and shortly thereafter get a bunch of great ideas or get feedback on ideas. And what's amazing about it, it was completely built by volunteers. Karen Clifford...

Legion M Worldwide Toast and 2017 Kickoff!!

0:20:50 PS: From the Legion.

0:20:51 Jeff: Yeah, spearheaded the effort, and you'll see later, it's a remarkable achievement.

0:21:00 PS: And merchandise.

0:21:01 Jeff: We launched our merch store. People were clamoring for shirts...

0:21:04 PS: You asked for it, we delivered.

[laughter]

0:21:07 Jeff: And we did it! We've got really big plans, and we're gonna talk about that a little bit later, but this was the very first draft.

0:21:17 PS: Pitch Elevator?

0:21:17 Jeff: Pitch Elevator movie mogul, we touched on again. We're gonna talk about that in more detail later.

0:21:23 PS: And we filed our Reg...

0:21:23 Jeff: Yes, hallelujah!

0:21:25 PS: Yes! Oh my God!

0:21:27 S?: Oh wow!

0:21:27 PS: Talk about...

0:21:28 TL: It was 400 pages including the...

0:21:30 Jeff: Yeah, I think it was 330, but it's... I gotta tell you, this project kicked our ass for a while. We did not...

0:21:36 PS: It did! It was like being in grad school.

0:21:39 Jeff: Yeah, we underestimated how much work it was gonna be, how consuming it was gonna be, and how many moving parts and dependencies. But we have now filed a 330-page document that describes, in excruciating detail, how Legion M works, and what our financial models are, and all that sort of stuff. So we're excited, and we've got a section on that later, but this was a huge milestone.

0:22:05 PS: That was a huge milestone, yes, and a big sigh of relief.

0:22:08 Jeff: Probably the biggest one of the company so far, if you think about it, and the importance...

0:22:10 PS: Yeah, with the total amount of work that went into it, I would say, yes.

0:22:13 Jeff: Yeah, yeah.

0:22:14 PS: Yeah.

0:22:16 DB: And also, we're on the bleeding edge of this. We really were the first companies to tackle this stuff.

0:22:21 PS: Yeah. And our SEC agent has been assigned, and they've contacted our lawyers, and they are reviewing it now. So we should get comments...

0:22:30 Jeff: As we speak.

Legion M Worldwide Toast and 2017 Kickoff!!

0:22:32 PS: We have an update on that momentarily. You wanna talk about Rogue One?

0:22:36 DB: Sure. Well, it's really funny, last year at the time when The Force Awakens came out, I went down to the Chinese Theater dressed as Darth Vader, as the cosplayer for the company, and I actually gave away the bride at a wedding. And I was interested in... I was gonna go see Rogue One near my home, but a friend of mine said, "You know, you really should come down here," and I met up with the same people that I had before, and I said, "God! Wouldn't it be great if we could somehow find a way to include the Legion?" Because it was such a great experience last year. And we were able to do that, we were actually able to work with liningup.net and secure a chunk of tickets that would allow people from our Legion to come to see the movie with great seats on the opening night, and at the same time, donate to the Starlight Foundation, which has been the foundation associated with Star Wars for years and years. I got on the hotline with my cosplayer friends, and they all showed up, and there was a big... Actually, covered throughout the world, a contest... A cosplay contest.

0:24:00 TL: Yeah, you were on TV.

0:24:00 DB: I was, I was. I didn't want... I wanted to recuse myself, but they...

[overlapping conversation]

0:24:07 DB: Anyway, it was so exciting to be in the theater with the mega fans. I mean, the absolute people who were so passionate about it. And it's that kinda passion that fuels us, that keeps us going. And that's why it just reflects on all the investors in Legion M, that you guys are the ones who will go the ends of the earth, who will do whatever it takes to see the stuff you wanna see. And we just hope that we can make it for you.

0:24:39 PS: Yep. Yeah, it was a really fun event, and it was great to see everybody there.

0:24:45 DB: Oh, yeah. And the great folks at Sideshow Collectibles, which is the premier maker of top collectibles in many different franchises, they actually gave us a R2D2, which we did a little contest for. And it's Brian, I believe?

0:25:05 PS: Brian, yeah.

0:25:07 DB: Brian... What is his name?

0:25:08 PS: I'm not gonna tell you his last name...

[laughter]

0:25:10 DB: Oh, that's right, we don't wanna do that. But he let us at least get a picture of it. [chuckle] There he is with his R2, which is fully lighted. Has every little extra you can actually imagine, even the slave barge, little bar that they sort of put around R2, comes with it. So we were thrilled that he was able to win that, and we hope to do these.

0:25:31 TL: And hopefully we'll do more giveaways like that.

0:25:33 PS: Yeah, we're gonna do more stuff like that.

0:25:34 DB: Absolutely.

0:25:34 TL: It's a little extra perk.

[background conversation]

0:25:52 Jeff: Now we talk about what to expect in 2017.

0:25:54 S?: It's 2017...

[background conversation]

Legion M Worldwide Toast and 2017 Kickoff!!

0:26:38 Jeff: Alright, 2017, boom.

0:26:40 PS: It's the year of Legion M.

0:26:42 Jeff: Projects, boom.

0:26:44 PS: Alright. So, well, one of the things that we just wanna talk about, because we wanna give an update on projects and we know everyone's eager to get into projects, and we are as well, we're super eager. But we also need to realize that our goal this year is not to flood ourselves with too many projects. What we wanna do is grow the Legion so that we can do projects forever, and that we can keep going. And the thing that we need to do is we need to raise more capital and we need to grow the Legion, that's the main goal. So Regulation A allows us to get closer to our longer-term goal of getting and uniting one million fans. But because we do have money, we did raise that first round successfully, we're looking at projects that we can get involved in that have material benefit and value for Legion M without costing us millions of dollars. Hollywood, most projects are million-plus dollar investments.

0:27:46 DB: It can take many years to come to fruition.

0:27:48 PS: But yeah, but one of the things that we found is that, as we make more progress and get in front of more people, the level of the projects gets better and better. And so we are looking at some really interesting projects that involve household names that'll be big time, really exciting things to get involved in. We can't announce those just yet because we're still in discussion on them. We're not gonna be the primary finance partner for those, because there are bigger budgets, but we're gonna come in with and be a player and get the Legion involved, and it'll be really, really fun. But we also have some projects that we're developing organically within Legion M, that we can put our sweat equity into, and build that value and then push them out into the ecosystem and be bringing in a partner to help grow it further, bring in... Like Legendary is someone that we're talking to. We have a lot of ideas coming out of Pitch Elevator that could be projects that we came up with, Legendary or Sony or people like this. So, anyway, that's the introduction on the projects.

0:29:03 Jeff: Well, and it really bears repeating, right? Because if 2016 was getting the company started and raising the seed funding. I mean, that primary purpose of that funding was to get us to this level so that now we can raise more funding. And the reason for that is simple, our value preposition is the size of the Legion, it's having a legion of fans that are invested in these projects. And a legion of 3,000 is great, and I mean for what we've done, it's exceeded, I think, everybody's expectations. But in order for us to be able to make the impact that we wanna do and get involved in the projects that we wanna do...

0:29:44 PS: And to move the needle.

0:29:45 Jeff: We need to be able to increase that by an order of magnitude and then another. So, we've got 3,000 now, we're gonna be so completely focused on 10,000, and then it's gonna be 20,000, and we're just gonna keep knocking it off until we grow. But if there's one thing that we execute on, it's gotta be this Reg A, and it's less about how much money we can raise. Although, right now, with a million dollars, probably we have a couple hundred thousand dollars of that, that we can spend on projects.

0:30:14 PS: Yeah. Investing in projects.

0:30:15 Jeff: Yeah, that we can invest in projects. And those are not big checks. That doesn't get us to the table at a lot of places. Once we've got a development fund with millions or maybe even tens of millions of dollars, now suddenly the sort of projects that we can tackle are gonna be important. So we're gonna talk about the projects that we're doing, but these are not what's gonna make or break Legion M. We chose these projects because we can invest small amounts of money that we think that there's huge potential for return. We chose them because we wanted to demonstrate to people that this is what we can do and this is what we're about. But for 2017, the most important thing is for us to nail this Reg A and hit it out of the park.

0:31:03 PS: Yep, absolutely. So one of the first projects that we wanna update on is ICONS: Face to Face. You guys have heard about ICONS and we have some good updates on that. Wanna share it Jeff?

0:31:17 Jeff: Sure. So, we've got a date with Stan. Stan agreed to do this probably about six months ago, and there has been two major logistical issues. One is locking down the interviewer for Stan, and we can't really say too much about that. We've got a verbal okay from our first choice and if you've watched...

Legion M Worldwide Toast and 2017 Kickoff!!

0:31:44 PS: Stan's first choice.

0:31:45 Jeff: Yeah, Stan's first choice. It was also our first choice. If you've watched our previous stuff, we've probably mentioned it before, but that's all we can say. So we've got a verbal okay, we're trying to lock that down so we can make an announcement. We've got a shoot date, and what's really changed for us now is focusing on how we shoot this, what is the technology that we use. Because virtual reality is a completely nascent market. Whatever we do, will be truly pioneering because there simply haven't been that many people that have done virtual reality interviews. And there's certainly... I think if you look at the material, the virtual reality material that's out there, there are very few people that have done, I think, an interview of this magnitude. And what I mean by that is we feel like we're at a very special point in time. Virtual reality is just starting, it's our... Stan is 94-years-old, it's quite possible that this will be the only footage of this type that exists.

0:32:48 Jeff: And what we are taking as our charter in this project is not to just do a virtual reality interview with Stan, it's to create a virtual reality monument so that people 100 years from now are gonna wanna come back and watch it. So when you look at the decisions that we're making from a filming standpoint, and the whole way that we're structuring this, we're creating footage that needs to last the test of time. So from a technology standpoint... Today's technology is here, we're going to here. And we're spending a lot of money and a lot more money probably than most people would to capture this. We're not filming this on GoPros, we're filming this on cinema quality cameras so that...

0:33:35 PS: Up to 12k resolution.

0:33:36 Jeff: Yeah. Yeah, up to 12k resolution. I mean, it's far beyond what the headsets...

0:33:41 PS: Wait, you guys don't have a 12k TV? C'mon.

0:33:43 TL: I don't think our eyes can see in 12k.

0:33:45 Jeff: Are you a Jellypop?

[laughter]

0:33:47 PS: I already bought my 12k TV.

0:33:50 Jeff: Yeah. It's 12k, it's stereoscopic, it's 120 frames per second. I mean, these are specs that today's headsets don't even... You're not gonna be able to tell the difference today, but five years from now you will. We're investing...

0:34:06 PS: Yeah, it will make a difference. Virtual reality, it's one of the things that still needs to get there.

0:34:11 Jeff: Yeah.

0:34:11 TL: Yeah.

0:34:12 DB: Well, and you're just back from CES? I mean, you just...

0:34:13 PS: Oh yeah. No, CES was awesome. And virtual reality is still one of the hottest trends, so much technology changing. It's changing so quickly and getting better and better and more affordable. There's no question, it's gonna be out there. Just to be clear, we don't wanna bet the farm on it because it still is early. But one of the things that we really like about ICONS is that we're investing in something that will have everlasting value. Our focus isn't on creating a game that's gonna be hot for six months and during that six months there's only a million VR headsets out there anyway. We're developing something that's gonna be a lasting legacy of Stan Lee. And one of the questions was, "Do we have other people lined up next?"

0:35:04 DB: We want.

Legion M Worldwide Toast and 2017 Kickoff!!

0:35:04 PS: Yeah. I mean, that's our plan, focus on Stan. And with his interview... The person interviewing him is amazing. I mean, we literally can't wait to tell you guys 'cause it's entertainment royalty. And we'll have that footage, and we'll be able to create that episode, and we're already talking to several companies that are heavy hitters in the VR space about, "How do we take this to the next level? How do we go out and do 12 episodes this year with ICONS that are at an equal calibre to the people we're staring with?" So it's exciting, we're fired up.

0:35:41 Jeff: It's thrilled. And there's gonna be opportunities. There's a section in the forum for ICONS: Face To Face, and you'll see some of the discussions that we've had there. We're also gonna go out to the Legion and solicit questions, and we wanna know if you had the chance to sit down with Stan Lee, what is the question that you would ask? And we're gonna provide all this information, and we're hoping that there's a way to live-stream from the set when we're actually doing it. Again we don't know for sure. We're doing our best to navigate this and get you guys involved as much as possible.

0:36:14 PS: But I don't know if you mentioned this, but it's likely that we're gonna be shooting Stan in his home.

0:36:19 Jeff: Yes. Yes.

0:36:21 PS: Which is really...

0:36:22 S?: We're not 100% sure, but it's gonna be one of his places.

0:36:26 Jeff: Yes.

0:36:26 PS: Yeah. Which is amazing.

[overlapping conversation]

0:36:30 Jeff: Either his home or his office effectively, so...

0:36:32 PS: Yeah. Yeah.

0:36:34 Jeff: So yeah, what a magical moment to be able to have Stan, to be able to have...

[vocalization]

[laughter]

0:36:41 Jeff: And to be shooting it at Stan's house.

0:36:46 PS: Yeah, alright.

0:36:48 TL: That's hilarious.

0:36:48 PS: It's gonna be good. It's gonna be good. Alright.

0:36:50 TL: I think we should talk about the way we're looking at this particular episode of ICONS as a pilot.

0:36:55 PS: Yes. Exactly.

0:36:56 TL: And that we're talking to other partners that can help us distribute based on the pilot. So this is steps leading to something much bigger...

0:37:04 PS: Distribute and develop more...

0:37:06 Jeff: It's all steps, and because virtual reality is such a nascent field, it's difficult to monetize, and I think we've talked about this before. Part of the reason why we feel confident spending money on this, is because we think that this is something that's gonna have even more value five years from now, 10 years from now, down the road.

0:37:24 PS: Well, and to put it in perspective, we're spending money but not ridiculously. We're still pretty affordable. Yeah.

Legion M Worldwide Toast and 2017 Kickoff!!

[overlapping conversation]

0:37:31 Jeff: Well, for us it's a lot of money. For everybody else, they're like, "What are you talking about?"

0:37:35 DB: Well, no, everybody out there needs to understand, we are very, very cognizant of the fact that you guys put down your money and we want to spend it in the absolute optimum way that we can.

0:37:46 Jeff: Yes. And Paul said earlier, it's really investing it, because we're spending this much money because we expect that we're gonna be able to get this much money. It's possible we end up with this much money, that's the risk part of it. So just like you guys invested in Legion M, we're investing in all these projects, so hopefully this will be one of many.

0:38:06 PS: One thing, just to share on this, because being at CES, one of my slight paranoias is, we haven't shot this yet and we gotta get Stan done, and we can step out and be the leader in this space. When I'm talking to everyone, I'm always half expecting someone to be like, "Oh, that is a cool idea, but I've also heard of three other companies are doing a show like that,” etcetera. And I'm not saying that no one else is doing it, but literally, everyone I spoke to... And these are the top of the top in VR, is like, "Wow! That's a great idea. Yeah, that's really clever and fresh," and, "Yeah, I haven't heard of that. Yeah, that's really smart," like, "Oh, yeah, like a time machine. Yeah, that's really cool." They get really excited about it, so I think we need to move and we need to move quickly. That's why having another potential partner at the table that can help us accelerate this, and we can be shooting two to three ICONS a month versus one every couple of months, would be really nice, and that's where we're focused on.

0:39:13 Jeff: It's also, like with anything, success breeds success. If we can show and demonstrate what we're gonna do with Stan, it's gonna make the next one like turning it into a series.

0:39:22 DB: ICONS is a huge calling card for us, because it will really establish the level of quality that we wanna approach.

0:39:30 Jeff: I gotta tell you, 'cause having spent a lot of time over the past few weeks in VR, in seeing...

0:39:37 PS: Jeff's literally in a virtual world. He's a hologram.

[overlapping conversation]

[laughter]

0:39:43 PS: You have your goggles on? Yeah, no. We're really here this time.

0:39:44 Jeff: No, but this is a new frontier. People are still... This is akin to when the motion picture first came out, and people are still figuring out how to use it. And that's what's exciting is that 100 years ago... I don't know, I've gotta do the math. When the motion picture came out. And you know what? Some guys figured out how to use it, and today that's like MGM.

[laughter]

0:40:08 DB: They had to figure out a language for telling stories, in a totally new medium.

0:40:12 Jeff: But the point is, is that it's a new frontier which creates opportunities for people. It's like when the iPhone came out. Guys like us have a shot to come in, create something, and hopefully turn this into a massive... VR, that's...

0:40:28 DB: Well, you guys saw this before in MobiTV when you put the idea to stream, on a flip phone for God sake.

0:40:35 TL: Yeah.

0:40:36 Jeff: But it's totally different than when you're working in an established industry, like the motion picture industry. We hope to put a dent there, and there's a lot of disruption going on. But for me, and as a technologist, and as an entrepreneur, just this wide open field. Like I said, whatever we do, however we shoot this, it'll be the first wave of this. We're gonna be ground breaking because of...

Legion M Worldwide Toast and 2017 Kickoff!!

0:40:56 PS: Blazing trails.

0:40:57 TL: Yeah.

0:40:57 Jeff: No one's done it. Anyway... Sorry.

0:41:00 PS: Do me a favor. Let everybody know that...

0:41:03 Damien: Hi guys.

[laughter]

[overlapping conversation]

0:41:12 Damien: So what we're gonna do, everybody's actually thrown some questions in. We're gonna save them until the very end, but if you wouldn't mind, just throw the questions out there. We will answer them at the end of the Shindig.

0:41:22 TL: Thank you Damien.

0:41:23 Damien: Sorry.

0:41:23 PS: Thank you.

[laughter]

[background conversation]

0:41:37 PS: Let's stop this and open up. Do you wanna just start talking about Pitch Elevator or do you want me to show the video?

0:41:41 Jeff: Oh. Yeah, let's go ahead... Well, here. So just as an introduction, we talked a little bit about Pitch Elevator before, and this was a really remarkable... It was David's idea. We were on the Comic Con San Diego floor, and he's like, "Wouldn't it be cool if we had an elevator, and you could go in and make your pitch." And that kind of started it, and we pulled the trigger on this one. And, way late, typical Legion M style. It's three weeks before the show.

[overlapping conversation]

0:42:09 PS: We were with the CEO of Stan Lee's LA Comic Con, and we brought it up at breakfast like, "What if we did this?" And he's like, "That's kick ass! That's great."

[laughter]

0:42:17 PS: I'm like, "Alright, let's go do it."

0:42:18 Jeff: So we sprung into action, we put together an entire 30x30 trade show booth, with an elevator, all the accoutrements.

0:42:26 DB: And I tried to find an elevator just to use.

[overlapping conversation]

0:42:29 Jeff: Oh yeah. Yeah, yeah, yeah. We were looking for elevator junk-yards, we were looking on eBay for elevators.

[laughter]

Legion M Worldwide Toast and 2017 Kickoff!!

0:42:35 TL: Not available on eBay.

0:42:36 Jeff: It's kinda hard. Amazon doesn't offer Prime for elevators.

[laughter]

0:42:40 PS: Yeah. There's no Prime delivery on elevators.

0:42:42 Jeff: We were gonna do it but the shipping would cost... Anyway, so we sprung into action, we figured this thing out. And we went to Stan Lee's Comic Con, we built this giant thing in the middle of the show floor. And then you have no idea...

0:42:54 PS: We didn't know if anybody was even gonna... Yeah.

0:42:55 Jeff: Is anybody gonna show up, and how successful it's gonna be.

0:42:58 PS: Or would they care.

0:42:58 Jeff: And all these people, almost 30 Legion volunteers, are they gonna show up? Is this gonna be fun? Is this gonna be a nightmare?

0:43:05 DB: It was so moving. It was so moving. Everyone, any of the volunteers that are out there, thank you.

0:43:10 TL: Thank you.

0:43:11 PS: Oh, yeah. No, it was amazing.

0:43:13 DB: You were all incredible.

0:43:13 Jeff: Yeah. It was absolutely incredible. And we couldn't have done it... Again, when we talk about the power of the Legion, if we were Legendary trying to do that, you can't afford to pay 30 volunteers or 30 people to come and staff your booth. It completely wouldn't work. But because people are willing to come out and be a part of it, we had a great time, and the whole thing worked.

0:43:35 PS: Well, I think people had fun too. The feedback we got was yeah, they came out to volunteer, but it wasn't like we had them working inside sweat shops.

0:43:41 Jeff: It wasn't hard labor.

0:43:43 PS: They were having fun.

0:43:45 TL: It was fun.

0:43:45 DB: But what about that whip that...

[laughter]

0:43:48 Jeff: Anyway, so here's how the Pitch Elevator worked, if you weren't there. And we're gonna show a video in a second. But I just want to describe it so that when you see the video, you're gonna see what happens. People would come to our booth. Like I said, we had a 30x30 booth, lights and camera. We had a film crew there that was filming the entire time. We had press coming in the entire time, we had merch for sale. But if you wanted to pitch, the whole premise was, you could go in this elevator, you got two minutes to pitch your idea for a movie or TV show idea, and if you won, you might win a development contract at Legion M. So it's open to anybody.

0:44:23 PS: Anybody.

0:44:23 Jeff: Any age. Afterwards when we did the online submissions, it's open to anybody in any country. I mean this was literally open to anybody.

Legion M Worldwide Toast and 2017 Kickoff!!

0:44:33 DB: And we had some wonderful interviewers afterwards. We had Tamara Krinsky, interviewer for Marvel. We Maude Garrett from Geek Bomb. We had Jackie Lopez, who's an actress. And they all...

0:44:45 Jeff: It was incredible.

0:44:45 PS: We had Stan Lee come by.

0:44:45 Jeff: So if you came to pitch, you would come up, you would sign a release form. We would fit you with a lav mic, which is the little mic that you clip to your shirt. And the elevator doors would open, you would walk in and there's nothing but a cameraman, a countdown timer and there was a secondary camera in the Pitch Elevator as well. The doors would close, you'd clock in. You'd have two minutes to give your pitch. And I gotta tell you, that is one of the most intimidating thing. You try and go in there and suddenly you're like, "Ah, oh."

[laughter]

0:45:20 DB: It's hard. It's really hard.

0:45:21 Jeff: But then, when you got done, you came out and you got to sit down with the host...

0:45:26 PS: With one of the hosts.

0:45:26 Jeff: That David had mentioned, and get interviewed kind of American Idol style. So that's how it went. So why don't we show them the video and then we'll talk about the mogul.

[video playback]

[pause]

[background conversation]

0:47:16 TL: That was awesome.

0:47:17 PS: Yes. That was really good. Thank you Damien.

0:47:19 TL: A shout-out to Damien.

[applause]

0:47:22 Jeff: And by the way, Damien was the one that had to go through and process all 400 of the videos. Hats off, that was like a two-week process, I think, or three weeks.

0:47:30 PS: I think that's why he's all drugged up on antibiotics.

[laughter]

0:47:32 TL: Yeah, I don't know if we told people, we had 400 submissions.

0:47:35 Jeff: Yeah, we had over 400 submissions. And when it came down to it we ended up with just about 400. We had to eliminate a couple 'cause they were way over on time, or they used licensed properties or something like that.

0:47:45 TL: Based on Spider Man. [chuckle]

0:47:47 PS: Yeah.

0:47:48 Jeff: We can't do another Spider Man movie. So, we captured all that, and right now we're in the middle of the movie mogul judging phase, and there's an email that'll go out on that probably tomorrow. Everybody's already signed up that's been invited and had access. But it's a great little game that we developed. You get to watch two pitches and decide which one you think deserves to move onto the next round. And we're using this judging cycle right now, to winnow it down from about 400 to about 50, and then once we've got that, we're gonna start round two. And round two is, potentially, we're talking with a number of different distribution partners, but we might actually be able to broadcast that on...

Legion M Worldwide Toast and 2017 Kickoff!!

0:48:32 PS: Make a television show out of it.

0:48:33 Jeff: Yeah, it would have to be on a platform like Alpha or something like that.

0:48:37 PS: Yeah, yeah.

[overlapping conversation]

0:48:37 PS: Nobody knew anyone there, shucks.

0:48:41 Jeff: Anyway, so if you haven't already... Like I said, you can go to moviemogul.com or mogul... Sorry, it's mogul.legionm.com and look for an email in the next couple days, but come check it out. There's some amazing, amazing pitches.

0:48:58 PS: There really are some...

0:49:00 TL: It's fun.

0:49:00 PS: It's fun. It's fun to do. I mean, I did it with my kids and it's just fun to do.

0:49:04 Jeff: Yeah, if we have time at the end, after the Q&A, we've got one or two of them loaded in the system.

0:49:08 PS: Yeah, we'll show you a couple.

0:49:09 Jeff: We'll show you at the end.

0:49:11 PS: Alright, just really quick, one other thing that I wanted to just give an update on, is we have three pitches in our development slate. They're all JOBS Act related, and I think we've mentioned this in the past, but I don't know that we've ever given an official feedback. Being a JOBS Act company, and being one of the leaders in the JOBS Act industry, and being partnered with Wefunder, we think that there's a lot of opportunity for introducing JOBS Act into reality television. And in a combination, like a Shark Tank meets JOBS Act, we have a pitch called Upside that we've got out in front of multiple people. We also have one in the music space, which would be kind of like an American Idol meets the JOBS Act, which we think could be really interesting, and we have some angles on it that make it unique from American Idol, not...

0:50:06 Jeff: And we're talking about, meets the JOBS Act, the fact that you can listen to these artists, and if you like them you could actually invest in the artist, or when you watch Shark Tank you can actually invest in the companies.

0:50:18 PS: Yeah, it's one of the big differentiators. I mean Shark Tank, I love that show, but I can't invest in those companies, there's no way to do it.

0:50:26 DB: That's right. You can't do anything unless they IPO and they become publically run companies.

0:50:30 PS: And the last one is Pitch Elevator, we think there's an opportunity to do... Or a Legion M type show, where ultimately we're...

0:50:37 DB: Showcasing big ideas.

0:50:38 PS: Showcasing movie and TV shows.

0:50:40 TL: And we actually, for those of you who missed it, we hosted a development meeting, an online Shindig development meeting, with the Legion and got amazing ideas.

Legion M Worldwide Toast and 2017 Kickoff!!

0:50:50 PS: That's true...

0:50:52 TL: We took a lot of those ideas and we're figuring out with potential production partners if any of them are viable. But we'll do that over the next year, we'll continue to do those types of things.

0:51:02 Jeff: And just so everybody understands where these are in the cycle. We have created these ideas and we're flushing them out, and we're figuring out like, "Okay, well, how is the show structured, and how is this gonna work and how is that gonna work?" Then, we take them in and go to big studios, and big partners, the sorts of people that do things like American Idol.

0:51:24 PS: Mark Burnett, Sony and...

0:51:25 Jeff: We pitch them on the idea, it's just like it's a bigger version of the Elevator Pitch...

[overlapping conversation]

0:51:32 TL: We're the ones in the elevator.

0:51:33 Jeff: Yeah. We get our two minutes and we do our little song and dance.

0:51:36 DB: I don't know if I'm gonna ever be allowed to show one of those, but...

[laughter]

0:51:40 Jeff: At some point, and ultimately, the goal of it is, is that if they pick it up they would step in, write big checks finance the thing, and that's how we get a pay out.

0:51:49 PS: And we'd get some income and producer fee.

0:51:52 Jeff: Yes. Now they're kind of inherently long shots, those sorts of deals.

0:51:56 PS: For sure.

0:51:56 Jeff: And so just to kind of set everybody's expectations, but...

[overlapping conversation]

0:52:00 PS: Yeah, so it would be, if we got all three of those shows...

[laughter]

0:52:05 PS: That would be like winning the lottery.

0:52:07 TL: Capturing the genie in a bottle. Yeah.

0:52:08 PS: Exactly.

0:52:10 TL: I think it's doable.

[overlapping conversation]

0:52:11 PS: One of the things that is quite intriguing, is when we are in these pitches, a big part of one of our differentiators is that we do represent a legion of fans.

0:52:25 DB: The larger the legion, the larger...

0:52:26 PS: Yeah, the larger the legion, the more compelling it gets. But I will say that that's not lost on the audience and the people that we're talking to.

Legion M Worldwide Toast and 2017 Kickoff!!

0:52:33 Jeff: Frankly, that opens the doors for us I think sometimes.

0:52:37 DB: And this a trend, the idea of fan engagement, 'cause the Hollywood is very, very aware of fans' power, but they don't really...

0:52:45 PS: Know how to harness it.

0:52:46 DB: Exactly.

0:52:48 PS: Yeah, and they fear it a little bit.

0:52:49 TL: Yeah. And we're meeting with some of the biggest agencies.

0:52:51 PS: Oh, absolutely.

0:52:52 TL: And they get it, they totally get it. So. We're feeling positive.

0:52:56 PS: So we're a small team, and we're doing a lot. But this is one of the things that we're continuing to focus on.

0:53:04 TL: Well, let's talk about something that's not a small team though, the Legion.

0:53:08 PS: Yes.

0:53:08 Jeff: That's right.

0:53:09 TL: Can we go to the next slide?

0:53:11 PS: Alright.

0:53:13 Jeff: So this is an initiative. We are ready to make the first group photo [chuckle] for Legion M, and specifically the first legion. So you guys as our founding investors, or I should say all of you who were founding investors, I think henceforth will be known as the First Legion.

0:53:35 PS: Here's to the First Legion.

0:53:36 Jeff: Here's to the First Legion.

0:53:37 TL: The First Legion!

0:53:38 Jeff: We're gonna open up the Second Legion in a couple of weeks, like we're gonna discuss. But we thought what better way to express that than to have everybody that wants to participate send in a photo, and from that build a photo mosaic. So this is something you'll be hearing about within the next probably couple days. We'll build a little site where you can upload your photo, and we can create an image like this that we'll use as our production card, or we'll use...

0:54:07 PS: Well, it might be more than an image. I mean, we want it to... We definitely want an image, but we could also make it a video, where we have them... And this one we couldn't show it, because we haven't done it yet, we wanna get all the pictures. We just used some of our own example images to create this one, but the whole idea is that all these images come together, and then ultimately...

0:54:27 Jeff: Create something bigger than any of us.

0:54:30 PS: Create something bigger. And it could be this image, or something else that we choose.

0:54:34 TL: And there's not only the production company part, but possible posters that we'll sell in the merch store.

Legion M Worldwide Toast and 2017 Kickoff!!

0:54:38 PS: Yeah, absolutely. So what do people need to do... Well, we'll do a post about it?

0:54:44 Jeff: Yeah, yeah, we'll do a post, and we'll send out an email about it, but it's just something that's coming soon.

0:54:48 PS: Get your pictures ready. Take some pictures.

0:54:50 Jeff: That's right.

0:54:52 PS: Alright, Regulation A+...

[background conversation]

0:55:06 PS: So, this is our top priority for 2017. We've put a lot of energy into getting the first filing in with the SEC, we're waiting on their comments right now. So, our expectation, in talking to our lawyers, and them talking to the SEC is that we could hear back from them as soon as next week. And because we're kind of a unique company that I'm pretty sure they've never seen before, our lawyers have said, "Expect some comments." Almost no one goes... We've been through this process with an S1 with our last company, and there's always comments. No one at the SEC says, "Yes, you got it right, perfect," the first time.

0:55:49 PS: So we will get some comments, we will address the comments, whatever they are, and we'll turn that around as quick as we possibly can. And we have some additional stuff that we're working on in the meantime to share with them. Once we've filed that, then what's gonna happen is we're gonna come out of stealth mode. So when we filed, we filed under stealth mode, meaning no one else except you guys knows that we've filed. And we did that deliberately because we didn't wanna let the news out too early. But as soon as... But from the time that we come out of stealth mode... it will allow four weeks, right? Before we can make it...

0:56:33 Jeff: It's actually three weeks now.

0:56:34 PS: Three weeks. So three or four weeks. So we're gonna come out of stealth mode as soon as we respond to the comments. That'll mean that there might be a trickle of information that gets out there, and there'll be people talking about, "Oh, we see that Legion M filed their next round." And we're still working up our plan with regard to whether we wanna make a big splash then. The round won't be open. So, we'll still need to wait for the SEC to respond to our response on their comments...

0:57:04 TL: And that could go a couple times.

0:57:07 PS: It could go multiple times. Yeah. So it could go... Hopefully not too long. But we'll need probably three weeks to get their feedback on our response, hopefully it'll be positive, and we'll be going sometime mid to late February. But of course if there are multiple rounds of comments it could end up extending longer than that.

0:57:29 Jeff: So there you have it.

0:57:32 PS: Anything else on that?

0:57:34 TL: We have an announcement about the Reg A.

0:57:34 Jeff: Yeah, this will be the first...

0:57:37 TL: So this is actually good news.

0:57:39 PS: Oh yeah, yep. And one thing just before we go, we're gonna talk about the price.

0:57:45 Jeff: One of the most common questions we get is the price.

0:57:48 PS: One of the things that I wanna be clear on is that in this next round, we will have the allowance to raise up to 50 million, but I want everyone to realize that that's an extremely aggressive goal.

[chuckle]

Legion M Worldwide Toast and 2017 Kickoff!!

0:58:00 TL: Extremely.

0:58:01 PS: No one in the world has ever done that as a JOBS Act company. There's no company that's ever done that.

0:58:06 Jeff: Yet.

0:58:08 PS: Yet. Now, we're gunning for it, but I want everyone to realize that anywhere between a million dollars and 50 million is success. So we shouldn't set that...

[laughter]

0:58:23 PS: "Oh, if we raise $40 million we didn't succeed," it's incredible. It's gonna be incredible. And we're really excited...

0:58:30 TL: Even if you raised five million, it would be incredible. Because that would be a huge success.

0:58:32 PS: Five million would be incredible. I mean every one of these steps is getting us closer to our long-term goal, and it's exciting, and it's gonna keep building on itself. With that, should we... Do you wanna introduce this?

0:58:45 TL: Why don't you prep it though before we unveil. We're going to unveil the share price for the next round. And our Legion members who are on the Shindig right now are gonna be the first members ever to know what the share price is. There's been a lot of question about this, and it's very exciting.

0:59:06 PS: Well, and we might want to ask people to not publish this.

[laughter]

0:59:10 PS: Don't tweet this out, don't share it on Facebook.

0:59:12 TL: Or if you do tweet it, put it with an SEC...

0:59:13 PS: Yeah, add that Legion.

0:59:16 TL: Do you wanna talk about how we arrived at the share price, or announce it first?

0:59:19 Jeff: I think we just announce it. I don't wanna over-hype it.

[laughter]

0:59:23 TL: Not that I'm trying to, over-hyping.

0:59:27 Jeff: Go for it, da-da-da-da.

0:59:28 S?: Oh!

0:59:31 Jeff: That's not right. That's not right.

[laughter]

0:59:35 PS: Wait, we went down 47 cents. Alright, so one thing just to be clear, this is... Setting this price is really kind of important. And we wanna show growth because we sold out our last round at $7, which means that we, to a large degree underpriced it. If it were a real market the price would've been going up during that process, because the demand was outweighing the supply. In this process we wanted to set the price higher and reward everyone that came in in the first round. But we also don't wanna set it too high, because we'll be incrementing this price as we go. So between now and raising $50 million, this price is gonna change, and it's gonna continue to change as we get closer and closer to 50 million. So this is the initial price that we're gonna open the Regulation A at. How can we keep it up at this price will depend on the pace and scale of the demand. Well, we felt like it's material growth on the stock, but it's not so high that we'll have a hard time finding the next mark...

Legion M Worldwide Toast and 2017 Kickoff!!

[overlapping conversation]

1:01:00 Jeff: Yeah. It's important that people realize that pricing a company is kind of like pricing a house. The price is highly subjective, and at the end of the day you don't have a price unless you've got a willing buyer and a willing seller. And with a company, I think it's much more difficult, because in real estate you look at comps and what are other houses that are like this selling for. And if you live in a neighborhood with hundreds of homes, that's in the middle of a town that has thousands of homes, there's enough data. There's not a lot of other companies like Legion M, so there's no authority that you can go to that says, "This is what the price is." Ultimately, it's set by supply and demand. We put it out at $7 and they oversold, so the prices needed to go up. But we wanted to... We talked about this, obviously a lot, 'cause there's a lot that goes into this. And you can make an argument that this price should be $8 or $9 or $10, or you could also argue it should be $5 or $6. But what we really wanted...

1:02:03 PS: I don't know how you would argue that.

[overlapping conversation]

1:02:04 Jeff: Yeah. Yeah. It's a bad argument but I suppose you could make it.

1:02:08 TL: You would be wrong.

1:02:10 DB: Right, yeah. You would be wrong.

1:02:11 Jeff: Anyway, the point is, we wanted to make it as attractive as possible for these new round of investors, because we win collectively, all of us win when we can take 3,000 and turn it into 10,000 and turn it into 30,000 and 100,000 and a million.

1:02:28 PS: Just to be clear, this next round of investors are also early investors.

1:02:33 Jeff: Yes.

1:02:33 PS: They're investing early. And for this whole year it'll still be...

1:02:37 DB: Well, and a lot of investors were, frankly, upset that they couldn't invest more.

1:02:42 Jeff: Yes.

1:02:43 PS: Yeah.

1:02:44 DB: We really had to return...

1:02:45 Jeff: Well, yeah, the fact that we had to turn people back, the fact that there were people that learned about it, that wanted to get in that couldn't get in yet. So, our kind of philosophy on this is, let's make this as attractive as possible to everybody. Let's get as many people in, and the great thing is the lower the prices the more the upside is. And we would much rather have this next round of investors be thrilled and so excited about this opportunity with Legion M. So as Paul said, it's gonna be a slow and steady march and we did a lot of analysis to figure out how we structure this. How can we physically get a million investors in the company, and have a share price that's reasonable?

1:03:25 PS: And be incrementing the price.

1:03:27 Jeff: All along the way. Anyway...

1:03:29 DB: And that's the goal. 'Cause if we get a million investors, that gives us the most leverage and allows us to move the needle.

1:03:35 PS: Absolutely.

Legion M Worldwide Toast and 2017 Kickoff!!

1:03:35 Jeff: And when it's all said and done, we thought 747 is a cool number to be at.

[laughter]

1:03:40 PS: Ready for take off.

1:03:42 Jeff: That's right.

1:03:43 Damien: Alright. Next slide.

1:03:45 PS: Alright. So the timeline we... We kind of talked about this but just to reiterate, here it is in graphic form.

1:03:51 Jeff: Just look for it in February. Mid to late February is probably the earliest window and...

1:03:57 PS: We'll keep people posted. I'm sure as soon as we get the comments back, and we're gonna come out of stealth mode, we'll let you... You guys will know about it before you read about it.

1:04:05 Jeff: Yeah. It's worth noting, when he says we come out of stealth mode, that's when that 300 and whatever page document will become publicly available. And when that happens, or ideally slightly before that, we are gonna host another Shindig for anybody that's interested, [chuckle] where if... 'Cause there are some people that have asked us questions and are really interested in that super-detailed, super-wonky analysis. And so, we wanna be completely open, we wanna give you guys the first look, so we'll set up another Shindig for anybody that wants to dig in in detail and we'll take any questions you got on that.

1:04:48 DB: It's about transparency.

1:04:49 PS: Yeah, absolutely. Yeah. Merch.

1:04:53 DB: Oh wow!

1:04:54 PS: Alright. We have some more merch in the pipeline.

1:04:57 Jeff: We got some more merch.

1:04:58 PS: And by the way, for all of you who have been to our Legion M store, we really appreciate it. I think it's...

1:05:07 DB: It's like another investment, essentially.

1:05:08 PS: It is. Yeah. Well, and it's really cool to show your support and hopefully you enjoy your...

1:05:14 DB: Your swag?

1:05:15 PS: Your swag, what you're getting and wearing it and...

1:05:18 TL: And hopefully people are asking questions.

1:05:20 PS: Yeah. What is Legion M?

1:05:20 TL: When you're wearing it, like what's Legion M? And you can talk about it.

1:05:22 PS: I still wanna do a shirt that says, "What is Legion M?"

1:05:24 Jeff: What is Legion M? Yeah, I think that's a good one.

1:05:26 PS: You guys like that idea? I think it's a great idea.

Legion M Worldwide Toast and 2017 Kickoff!!

1:05:28 Jeff: We've got a lot of great merch ideas, and to be honest we've just been throttled with our time, with the Reg A it's... There's a lot that goes into these, and we're very committed to... For example, with these shirts that we did. We spent a lot of time agonizing over every detail. We went for the highest quality material in shirts and all that sort of stuff, and we wanted to make sure that we're pricing them at a good price, so that all of our investors and members are getting a great deal. I think the first one came out, the founding investor shirts are a little sparkly for me.

[laughter]

1:06:04 TL: I like them.

1:06:04 PS: They might be a little too sparkly.

1:06:05 Jeff: We didn't necessarily intend for them to be that sparkly, but that's one of the things that...

1:06:10 DB: The Stranger Things logo...

1:06:11 PS: The Stranger Things tribute is my favorite, by far. And I like this one, I like these too.

1:06:14 Jeff: If you haven't bought... They're super, super soft.

1:06:19 PS: These are really comfortable, yeah.

1:06:20 Jeff: They're really...

1:06:21 DB: Is this QVC?

1:06:23 Jeff: Nice shirt!

[laughter]

1:06:25 DB: Order now in the next 20 minutes.

1:06:26 PS: Buy two and get the second one for...

1:06:29 TL: So let's review some of our…

1:06:32 S?: Let's show 'em what's coming up?

1:06:32 PS: Alright, yeah. Some of the next things we got going.

1:06:35 DB: What is it a puffy thing?

1:06:36 PS: These are...

[laughter]

1:06:37 TL: It's not puffy.

1:06:39 DB: Oh, that's a...

1:06:39 PS: It's a Shrinky Dink.

[laughter]

1:06:42 PS: Alright...

1:06:43 S?: I love Shrinky Dinks.

1:06:44 PS: Alright.

Legion M Worldwide Toast and 2017 Kickoff!!

1:06:44 TL: It's a beautiful cloisonne pin.

1:06:46 Jeff: Oh wow! Oh! So, cloisonne plays in a... Whatever. I honestly don't know how to pronounce these things, but we love these things.

1:06:55 PS: Jeff and I couldn't even figure out how to spell it.

1:06:56 Jeff: How to spell it, he's asking me. But we love these pins, and we wanna do a lot with these pins.

1:07:03 PS: These are like the lapel...

1:07:03 Jeff: They're so... Yeah, yeah, like you would see at Disneyland, that people are trading and that sort of stuff.

1:07:09 DB: Will the biker gangs have them, then?

1:07:11 Jeff: Of course.

1:07:12 TL: If you are in a biker gang, and you belong to Legion M, you will have this pin.

1:07:16 DB: I love the Disney stuff that I see out there.

1:07:18 Jeff: Well, it's so great, it's so artistic, they're a lot of fun. They're not really expensive for people to buy. And again, we're gonna price them really attractively. And so, we started off with just the simplest logo, but we really wanna get into doing... We should have a Pitch Elevator one, and we should have...

1:07:36 TL: Your face?

[laughter]

1:07:39 Jeff: That one I'm not quite sure.

1:07:41 PS: Terri would buy it. Terri has already put in an order.

1:07:46 Jeff: For one.

1:07:48 PS: One. Jeff's Face.

1:07:49 Jeff: The maximum order of that one.

1:07:51 PS: Moving on.

[laughter]

1:07:52 PS: Alright, yeah.

1:07:53 Jeff: Anyway...

1:07:54 PS: Oh, go full screen. Yeah, so I don't know if you all know this but I'm a hockey player and I love hockey.

1:08:02 S?: And you love Kevin Smith.

1:08:04 PS: And some other amazing people out there, like Kevin Smith also like hockey. And so this is our Kevin's tribute hockey jersey, that will be customizable. So you'll be able to put your name on the back and choose your number, and so we're getting some prototypes made as we speak, but that'll be something that'll be in the store.

1:08:24 Jeff: Yeah, our plan with these, they're customized. You get to choose your number and your name on the back. And so we're gonna get this initial order in, we're gonna take a lot of great pictures so people can see what they look like, and then you'll be able to customize...

Legion M Worldwide Toast and 2017 Kickoff!!

1:08:36 DB: I thought we were starting a hockey team?

1:08:37 PS: Yeah, we are. You guys are learning to skate aren't you? I hope so.

1:08:41 TL: I'm goalie, right?

1:08:42 S?: Yeah. I'm the guy...

[overlapping conversation]

1:08:44 S?: The Legion M hockey team.

1:08:45 PS: My team would be, actually, very happy to wear these jerseys.

[chuckle]

1:08:49 Damien: Next one?

1:08:49 TL: Yeah.

1:08:50 DB: Ooh, look at that.

1:08:52 Jeff: Okay, so this one is something that is very near and dear to my heart.

1:08:54 PS: It is, yes.

1:08:55 Jeff: We want to give people certificates that you can hang on your wall. And this, again we've had so many requests. And now that the eShares is out and everybody's been able to login, soon you will be able to print out a certificate, a cheesy little certificate, but it's a certificate.

1:09:13 PS: From eShares, yeah.

1:09:14 DB: You say what's your cheese is somebody else's...

1:09:16 Damien: I have a question.

1:09:17 Jeff: What?

1:09:18 Damien: From the peanut gallery, could we format them so you could have your own picture of yourself opening up...

1:09:23 Jeff: Ah!

1:09:24 S?: Ooh!

1:09:26 TL: Good idea!

1:09:27 PS: Clever!

1:09:27 Damien: And we could tailor them per person who has it so it's their certificate with them opening their shirt?

1:09:32 Jeff: Something like that could potentially work. It would be really tricky, and it might drive the price way up, but these certificates...

1:09:40 PS: For $1,000, per certificate.

1:09:42 S?: I don't think we can splurge...

Legion M Worldwide Toast and 2017 Kickoff!!

1:09:43 Jeff: These certificates, just so you know, the New York Rock Exchange, which was the company that I was working at prior to Legion M, we did these certificates, and the paper on it, it's 100% cotton, it comes from the same manufacturer that creates paper for the US Mint. When you feel them, when you touch them, they feel like money. And you can't see it in this image here, but they're foil-stamped and embossed. There's about... In this particular design here there's probably about 11 different press operations in order to get these things. And when you see them, they're really stunning, and they're specifically designed to be hung on your wall. And so...

1:10:25 PS: Framed and put up.

1:10:26 Jeff: Framed, and hung on your wall. And we're gonna have a different image with every series, so the Second Legion and the Third Legion and the Fourth Legion and so on will be different images. I think this will be a really, really nice thing. And I've been wanting to do this. We all have.

1:10:44 TL: Yeah.

1:10:44 Jeff: One of the things that's also really cool, is if you look on the right-hand side, there's a serial number, that is your investor number. And I don't know if anybody picked up on this or even looked into it, but when you got that note from eShares, there's a certificate number, and that is your number. We put those in chronological order, for the most part, it's... For the most part. There's a minor caveat there, but... So the people with the lower numbers, someone out there... Paul is number one.

1:11:15 TL: What? How does that happen?

[laughter]

1:11:18 Jeff: I'm number two.

1:11:19 Damien: Where's my share?

1:11:21 Jeff: And it goes from there. Yeah, thank you for that Damien. But anyway, so it's something you might wanna do. Check your eShares number and that actually correlates. Like I said, the only thing caveat is that we had to break them up by rounds, so the Reg D investors, there's about I think 40, so it goes first the employees and the partners, the creative allies, like Stupid Buddy Studios and that sort of thing, then there's the Reg D investors, there's probably about 30 or 40 of those.

1:11:50 PS: Like the C investors.

1:11:51 Jeff: Yeah, the angel investors, as well as the people that moved over to the Reg D. And then the Wefunder Title III round starts, if I remember correctly around 60...

1:12:03 PS: The Reg C.

1:12:04 Jeff: Reg C, yeah. Anyway, fun fact.

1:12:09 PS: On this is another design option that we looked at, though.

1:12:13 S?: Oh yeah, Mr. Robot.

1:12:14 PS: Yes. So we got some Elliot hoodies coming. So these are just concepts by the way, so a lot of this stuff is still being finished.

1:12:25 Jeff: Is still being flushed out.

1:12:27 PS: Especially these. We've got a bunch of designs that we're looking at.

1:12:30 Jeff: You'll see these probably in the forum soon and on Facebook once we've got some final designs, and again, it's so awesome to be able to put this out in front of people. We'll probably...

Legion M Worldwide Toast and 2017 Kickoff!!

1:12:40 TL: For your comments, right? For your comments, we want your feedback.

1:12:41 Jeff: Yeah. For the comments and feedback and all that sort of stuff. We may do a little T-shirt, mogul contests like we did with the T-shirts, that was a lot of fun. So, that's all we've got to show, we've got probably a dozen other things, from...

1:12:55 PS: There's other stuff...

1:12:56 Jeff: Lanyards and...

1:12:57 PS: Working on cool stuff.

1:12:58 Jeff: Shot glasses and knitted sweaters and invisibility cloaks.

[laughter]

1:13:02 Jeff: And all sorts of stuff.

1:13:03 PS: Invisibility cloaks.

1:13:04 TL: I'm wearing the invisibility cloak.

[laughter]

1:13:09 PS: Alright. Cons, events, and meetups.

1:13:10 TL: Yes.

1:13:11 Jeff: Oh, awesome.

1:13:12 PS: You wanna do this?

1:13:15 TL: Well, I think David was gonna do...

1:13:16 PS: Oh yeah.

1:13:16 DB: I mean, look, we can all talk about it. Listen, with regard to the cons, events, meetups. This has been one of the greatest pleasures that we've had, because it's been the opportunity for us to actually talk to people, directly with our investors, and talk to people who have become our investors, and to talk to people who just love our idea and wanna spread the idea. So, we'd love to go to every single con. You guys have been great about suggesting different places to go. But, we have to balance that with, it's your money that we are using, so we have to be super, super, super smart about visibility, about going to those conventions, going to those events in the most cost conscious way that we can. Obviously, we're based in California, so the events, and luckily some of the larger events take place in California. So, we will most likely always have some kind of presence at those, 'cause it doesn't cost much for us to be there. We can get there easily. Also we can bring Marilyn, any place we can bring Marilyn, we wanna bring.

1:14:27 TL: A car.

1:14:27 PS: Well, and one thing just to add to what David said...

1:14:29 DB: Oh, a car.

1:14:30 PS: Yeah.

[laughter]

1:14:32 PS: What's that?

Legion M Worldwide Toast and 2017 Kickoff!!

[overlapping conversation]

[laughter]

1:14:44 DB: Who's this Marilyn? Go ahead.

1:14:46 PS: One thing just to add to that, that we're really thinking Pitch Elevator could be perfect for is, as an opportunity to be out at all these cons, to get Pitch Elevator on the road maybe together with an artist or another partner like that who is also attending a lot of these cons, to have a presence, but to have a presence that is not only funded and paid for, for one reason, for the Pitch Elevator show and to develop that, but also to be there. Because otherwise as David mentioned, it can be expensive. And it's a worthwhile thing but I think you could end up spending all the money there, and we just wanna be careful. So, if we can find a way to subsidise, completely fund our being at cons...

1:15:38 DB: Oh, that's the best situation.

1:15:40 PS: It's a hail Mary.

1:15:41 DB: Well, it's also our chance to literally hear from you, 'cause there are so many creative people in our investor pool. There are people who just wanna participate and kinda go along, but there are others who truly have a desire to have their ideas heard, we wanna hear them.

1:16:00 Jeff: It's also... We've had a lot of people reach out to us about, "Hey, what if Legion M bought a table at a local con and we can staff it?" And that's something that we'd like to enable it, but having been to... And when I say been to I don't mean attending, but working booths, working tables, all that sort of stuff at many of these, we know...

[overlapping conversation]

1:16:24 Jeff: Well, And Damien... And literally run conventions. But we know how much work's involved, we know a lot of the challenges, and we wanna figure out a way to architect that where we know that you guys are gonna be able to be successful. So, that's something that we wanna get to. There's a lot of initiatives like that. I gotta tell you again, there's so much creativity, so many great ideas. Keep that stuff coming. If we're not responding to stuff, the Legion M magazine, for example, there's so many great ideas. It's not 'cause we don't wanna do them, we totally do, it's just it's a matter of us prioritizing...

1:16:58 DB: We have to prioritize.

[overlapping conversation]

1:17:00 Jeff: Yeah. And figuring out how to do that stuff. So, we brought Damien onboard specifically so that we can help...

1:17:07 PS: To do every single one of those.

1:17:08 Jeff: Enable...

[laughter]

[overlapping conversation]

[background conversation]

1:17:19 DB: But with regard to the meetups, we've been blown away by your self-organization, and we're gonna try to find ways to support those meetups. And one of our meetups at Meltdown I digitally brought in Paul by doing a Skype. And if we can...

[overlapping conversation]

Legion M Worldwide Toast and 2017 Kickoff!!

1:17:41 DB: Yeah. If we can fly to Michigan, and I'm from Michigan, I would've loved to be there. We're gonna try to find ways to help you do these meetups, and to be present if at all possible, digitally if we can't do it physically. We thank you, we think this is actually a cornerstone of the Legion.

1:18:02 PS: We wanna be more supportive. We wanna also help get the word out, so that in your local area, whether you're in Michigan or Chicago or Florida, that you have our support of being able to invite all the people in the area. The Facebook group has been really the best place to do it, but we also have everyone's email, we know their zip code as well, and so we can do a...

1:18:28 Jeff: In a totally non-creepy way.

1:18:30 TL: Yeah.

[laughter]

1:18:31 PS: We can visit their house.

1:18:33 TL: Right, it's like 1984. We know where you live.

1:18:36 PS: We know everything.

1:18:37 Jeff: We know where you are. Why aren't you at the meetup?

[laughter]

1:18:40 TL: But also events... Before we get into meetups, though, events. So we did the Star Wars event, which was amazingly successful, and I think we'd like to continue to do those kinds of events, but not just in LA. A lot of people were sad that it was...

1:18:54 PS: We gotta get 'em out to other places.

1:18:56 TL: So the goal is to do more events like that all over.

1:19:00 DB: And try to try to team up with places like Alamo Drafthouse and other theater chains, where we could do this all over the place. And there are some pretty big pop culture movies coming up, and we would love to involve the Legion...

1:19:16 PS: Well, and we have access... I mean we have access, just like David was able to wrangle those tickets for opening night of Rogue One. We have the ability to get access to a lot of opening nights and premiers and screenings and things like that, that we wanna...

1:19:31 DB: We do. But we don't just wanna have it in LA.

1:19:33 PS: No, we need to do that outside of LA.

1:19:34 TL: For everyone. And especially for our Legion who wants to get involved, let us know if there's a movie coming out and you wanna do something around that maybe...

1:19:44 DB: Do a Legion party for you.

1:19:46 PS: Yeah, do a party. Yeah, absolutely. Cool.

1:19:49 TL: We’ll talk about it. We're supportive.

1:19:49 DB: Did we wanna talk...

1:19:52 TL: Yeah, well you talked a little bit about meetups, but...

Legion M Worldwide Toast and 2017 Kickoff!!

1:19:54 PS: That was the Florida meetup.

1:19:55 TL: I hosted that.

1:19:56 PS: My dad's in the picture.

1:19:57 TL: It was awesome! It was so much fun.

1:20:00 PS: There he is. Hey dad.

[chuckle]

1:20:02 TL: So, for those of you who have been to meetups, thank you for going. They're amazing and it's such an opportunity to connect with like-minded people who are into being a fan and supporting fandom and entertainment.

1:20:14 Jeff: Creativity.

1:20:15 TL: And creativity and... For those of you who haven't been to a meetup, we would encourage you to go or to host one.

1:20:23 PS: Yeah, get up and go to one, 'cause they're really fun. The more people that go, the more fun it is and...

1:20:30 TL: It was great. That's good. And David already talked about this, but the idea of doing more meetup support. And we'd like to hear from you, maybe we'll start a thread in the forums.

1:20:39 Jeff: We want our meetups to look more like this.

[laughter]

1:20:43 PS: It will if Terri puts that together.

1:20:45 Jeff: This is like a frat party.

[laughter]

1:20:46 S?: Be careful what you wish for. 'Cause if I start hosting these things, that's exactly what they're gonna look like.

1:20:46 PS: Terri, you took that picture at the Florida meetup.

[laughter]

1:20:56 TL: That was me in the hat.

1:20:57 PS: Yeah, there's Terri. You can see everybody there. Perfect.

[overlapping conversation]

1:21:06 DB: It finally arrived.

1:21:07 PS: It's like the Golden Globes.

[chuckle]

1:21:07 Damien: You want me to go to the next slide?

1:21:09 TL: Yes, we're going over time...

Legion M Worldwide Toast and 2017 Kickoff!!

1:21:09 S?: Without Jimmy Fallon?

1:21:11 PS: Exactly.

1:21:12 Damien: Next slide?

1:21:12 Jeff: Alright, so if you guys recall at our first toast, we gave out two Conspicuous Valor Awards.

[laughter]

[overlapping conversation]

1:21:33 Jeff: And we have to come clean, there's a prize that comes with this, but we are in arrears [chuckle] on the price. I think that's...

1:21:40 PS: I think he's had enough. It just gets funnier.

1:21:46 Jeff: Anyway, there's... We've always said that there's some things, like some special shirts that need to be earned rather than bought. So to last year's or last meeting's winners, Terry Pinion and Aaron Wheeler...

1:22:00 PS: Let's toast them again.

1:22:04 Jeff: We'll toast you again for your continued support...

1:22:04 PS: We salute you.

1:22:06 S?: Are we not entertained? We are.

1:22:09 Jeff: Yes. And we have not forgot about your special shirts, we just haven't gotten around to it yet, but soon we will.

1:22:14 PS: We will.

1:22:16 Jeff: So with that...

1:22:17 TL: We have two new Conspicuous Valor Award winners.

1:22:21 PS: We're not afraid to say "winner" right?

1:22:23 Jeff: That's right.

1:22:25 PS: As opposed to, "The award goes to."

1:22:25 Jeff: Okay, first one. And the first one goes to...

[applause]

1:22:34 S?: That's actually her too.

[laughter]

1:22:39 S?: Yeah. We couldn't get a picture from Karen, so we went to Google and just searched 'Karen Clifford', and this was...

1:22:44 S?: And this is Karen Clifford.

1:22:45 Jeff: And this is what came up. So Karen, we're assuming that this is you, and... Alright, Karen led the development of the forums. Not only is she an international woman of mystery, no one knew exactly what she looks like other than this, but she single-handedly... Didn't build the whole thing, but really just...

Legion M Worldwide Toast and 2017 Kickoff!!

1:23:06 PS: Tackled the infrastructure?

1:23:08 Jeff: Ran the whole thing. So now we have...

1:23:10 PS: Inspired it.

1:23:11 TL: And continued.

1:23:13 PS: Inspired it first of all, I would say.

1:23:14 Jeff: Yes. That's true. It was her idea.

1:23:18 PS: She came to us and said, "This is what you need to do, and I wanna help do it," and then she did it.

1:23:23 Jeff: She did it. And it's a huge amount of work, and she did all the R&D, and she did all the development and setup, and then we put out a call to the Legion to say, "Hey, is anybody interested in helping with the forums?" And we thought that we'd get like 10 or 15 people and we ended up with 150.

1:23:38 PS: Amazing. Yeah.

1:23:39 Jeff: So we've got a team. Is that the next slide? We also wanna give a shout-out, but we'll...

1:23:46 PS: Is the next slide the next Valor Award, or is it...

1:23:49 Damien: I don't know.

[overlapping conversation]

[applause]

1:23:58 PS: Tattoo Pete Yagman, you are the next recipient of the Conspicuous Valor Awards, and for a lot of reasons, actually, Pete. You've been amazing. Not only are you the first Legion M member of the Legion to get a tattoo of the Legion M logo. You can see it there in all of its glory.

1:24:21 Jeff: A kick ass tattoo, by the way.

1:24:24 PS: But you're also been amazing in the group and amazing in the forum, and also very helpful in the Beta test...

1:24:35 Jeff: The Beta test, you know Pete was the first one to exercise the movie mogul system and get all the way to the end.

1:24:44 DB: He's kind of enthusiasm. His enthusiasm for all things Legion M is unmatched. It's unmatched. We are not worthy.

1:24:52 PS: I hope you don't mind being called Tattoo Pete.

[laughter]

[overlapping conversation]

1:24:58 PS: I'm looking to see if he's here tonight.

1:25:00 Jeff: We're really hoping, Pete, that our trademark application comes through.

[laughter]

Legion M Worldwide Toast and 2017 Kickoff!!

1:25:05 PS: Hey Pete, we're gonna go to the next slide, which is our new Legion M logo.

[laughter]

1:25:10 PS: We’re saving that for last, sorry buddy.

[laughter]

1:25:14 PS: Alright. So how about a toast to our Valor Awards.

1:25:18 TL: Conspicuous Valor Awards.

1:25:19 Jeff: To Karen Clifford and Pete. Thank you guys.

1:25:21 TL: You guys will have a T-shirt at some point.

1:25:22 Jeff: That's right.

1:25:23 PS: Yeah, it's coming.

1:25:24 Jeff: It's a super cool one. It's super cool.

1:25:25 PS: Eventually. Cheers. Thank you.

1:25:27 Jeff: And then, we also wanna give out a real hardy shout out to the forum team that developed it. There was a team that developed it over time. We've got a lot of people that have assumed bigger roles. There's some people that were instrumental in the beginning and have moved onto other stuff. We wanted to really thank everybody for their support pulling this thing together. Like I said, it's remarkable.

1:25:51 PS: Takes a village.

1:25:52 Jeff: And it shows the power. If you look at what a team of five people can accomplish, it's this much, and with the Legion, I think we can take it to here, and that's what makes this thing so exciting.

1:26:04 DB: You guys are our super power.

1:26:06 PS: Yes, that's exactly right. It's where we get our strength.

1:26:09 TL: We actually say that. If you don't know, when we go into meetings at studios, that's what we say.

1:26:14 DB: It's actually what we say.

1:26:14 PS: That is our... Yep. That's absolutely right.

1:26:17 TL: It's important.

1:26:17 Jeff: Alright?

1:26:18 PS: Pretty Cool.

1:26:18 TL: Yeah.

1:26:20 PS: Questions.

1:26:20 Jeff: Oh, questions.

1:26:21 PS: Alright. So should we... Why don't we start with the questions that came in through the forums, and we've got them listed here.

Legion M Worldwide Toast and 2017 Kickoff!!

1:26:27 Damien: Wow, we've got 34 questions so far. We're gonna start from the very beginning. We're gonna start off with this one from Charlotte Madena, about asking, "How will writers with ideas for a web series or even movies, be able to pitch ideas to shows and get them produced?"

1:26:44 Jeff: So that's a great question, and it's one that we get a lot of. We, right now, have a place on our website where you can sign up if you're interested in submitting to the Legion. And part of the reason why we did the Pitch Elevator as one of our early projects was because we wanted to start to innovate and start to develop and start to experiment in that domain. Our whole premise with Legion M is the fact that we're gonna work with established creators to create their next project, and we also wanna create opportunities for people that don't otherwise have them.

1:27:24 PS: And discover up and coming...

1:27:25 Jeff: Yeah, and discover and have the resources to fund some of that. So it's an important part of what we see as our opportunity here. And so, Pitch Elevator was the first one. We've got some other opportunities coming up. I don't think we wanna get into it too much, but what I would suggest is if that's what you're interested in, sign up on the submissions page. It's on our web page at the very bottom, there's a link. Follow along in the forums. The other thing that I'll really throw out there is that, in the forums and in the Facebook, there are a lot of people that are just like you that have stories, they have ideas. There's collaboration opportunities. We've seen business deals go by, people that met because of the Legion and ended up signing a deal to develop this or that. And so, that's again part of this community that you're becoming a part of is, we wanna find more ways to allow you guys to connect on your own independent of the project that we submit. There's only so many projects that we could do.

1:28:29 DB: Well, that's just it. There are five of us, and two of us who are tasked with to read and develop, so there has to be some way to manage this, and certainly at the beginning when we don't have any resources, we're trying to find alternate ways for you to be heard and get your ideas out. At some point in the future, we will develop a system for submissions, but we're a ways off from that point. Plus we've gotta raise the money to be able to implement any kind of ideas that you might have. Even a web series, even a digital web series can be quite expensive. And this is the point is, is whatever we're doing, we need to do it at the very highest level. Hollywood is very fickle. They'll like... It's like we gotta come out of the gates with something great. And that's what we want to do. We want to develop the absolute best material we possibly can. And we're listening to you, we'll get there. I hope that answers it.

1:29:37 Jeff: Real quick, it's just a note on time. It's already after 7:30 and we'd planned to end it at that point. I think from our standpoint, we're happy to stick around and...

1:29:46 PS: We have to keep going, 'cause we have...

1:29:48 Jeff: Oh yeah, yeah, yeah. I mean honestly, we'll stay until 10 o'clock if we need to, to answer everybody's questions. But also don't feel bad if you're ready to go. I don't know if we should do like a little... Should we do our farewell song?

1:30:00 TL: Yes. Also, this will be on YouTube.

1:30:03 Jeff: Yes.

1:30:04 DB: Oh yeah.

1:30:05 TL: So, if you missed it tonight, you can go back to YouTube. I don't know if we were able to do the Facebook...

1:30:10 PS: It's on Facebook as well.

1:30:11 TL: It's also on Facebook. So, we will be sending them.

1:30:13 PS: And it may have been cut off in the beginning so what I will do is I'll download it off of YouTube and reload it on Facebook...

Legion M Worldwide Toast and 2017 Kickoff!!

[overlapping conversation]

1:30:18 S?: We'll post the whole thing on...

1:30:19 S?: You'll be able to see it.

1:30:20 TL: And I can do my farewell song later. It's okay.

1:30:23 Jeff: Okay. If you stick around to the end, we've got two Pitch Elevator videos, great samples that we wanna give you, and Terri's gonna sing a song. So, there you go.

1:30:33 TL: I wasn't...

1:30:34 Jeff: She's gonna sing us out.

1:30:35 PS: Worth sticking around for.

1:30:36 Jeff: Alright.

[overlapping conversation]

1:30:39 PS: Can we do the questions that are on the slide here?

1:30:42 Damien: I was told to go with this slide first. So, that's exactly what we're doing. Barnaby Zelman wants to know, "I hope you'll discuss how you plan on marketing your 50 million round."

1:30:50 PS: Yep. Okay. So, absolutely. One of the things that we learned in the first round was the best approach. How do we introduce the concept of Legion M to someone for the first time, and then take them through the process of learning about it, and then actually making an investment? We tried a lot of things early on, and we felt like we got it down to a pretty good process. One of the reasons why we also allowed for anyone to participate without investing, is we didn't wanna take people from, "Oh, hey, we're Legion M and we need your bank account information." It felt kind of cheesy to us. So, we're taking a similar approach in this next round. We're gonna do a lot of Facebook ads. We're gonna count on you. We're gonna have multiple programs that we're gonna come up with and Damien will help us implement that allow you to help us get the word out and tell more people and let them know about the next round opening. And we're also gonna be amping up, again, our public relations. And we had a good meeting this morning, two-hour meeting with one of our PR advisors in the firm...

1:32:09 TL: Can we talk about that?

1:32:09 PS: Yeah, Lisa Taback, who also happens to represent La La Land, Moonlight...

1:32:15 S?: She's one of the Oscar whisperer.

1:32:16 PS: Hidden Figures. So, yeah.

1:32:18 TL: She did well this weekend at the Golden Globes.

[laughter]

1:32:21 TL: You're in good hands.

1:32:22 PS: We're in very good hands. And so I think that will be the bulk of it. We'll be focused on some creative ways to get the word out there. We also like ideas, like Pitch Elevator can be something that can kill two birds with one stone, which is it gets the word out on Legion M, but it's also a development activity that produces a contact...

1:32:43 S?: Right. It's a great idea.

1:32:45 PS: ICONS is another one, where we get ICONS out and we can tell the story about who created ICONS and why it's relevant. So anyway, I hope that answers your question...

Legion M Worldwide Toast and 2017 Kickoff!!

1:32:55 Jeff: It's a really good question. It really is core, because like we've said, our mission this year is to execute on the Reg A, and the marketing of it is instrumental. Honestly, that's probably about 50% of what we're focused on right now, is how can we do everything. Like Paul said, part of it is just straight up marketing stuff like Facebook ads. Personally, we hate spending money on Facebook ads, we'd rather do something cool. So, there's PR, there's stunts and all that sort of stuff. But even things if you look at like what we focus on, like T-shirts, let's give people the opportunity to wear really cool T-shirts so they get the word out.

1:33:38 PS: Yeah, this is about evangelism, creating that question.

1:33:39 Jeff: Let's figure out how we can do movie premiers, let's figure how we can do meetups, let's give people great certificates. It's really important for us. And I think what's great is that if you look at the success of the Title III, and we were starting from nothing, now we've got 3,000 people, and we wanna build programs. When the time comes, we're gonna put up the beacon...

1:34:00 PS: Well, not just 3,000.

1:34:02 TL: We had more than 3,000.

[overlapping conversation]

1:34:03 Jeff: Yes. We have 3,000 investors and we have closer to probably 10,000 on our mailing list, so that includes all the people that have signed up as free members of the Legion. And if you add Facebook and Twitter onto that, it starts to get to a much bigger number. So, we're looking at ways that, how can we put up the signal and give you guys easy, fun things? We don't wanna be sales-y. We don't wanna put you in a position of having to be sales-y, but we do wanna give you a way to share your enthusiasm, if you feel enthusiastic about Legion M, with your friends and help get the word out for all of our sake.

1:34:41 PS: Well, this is a movement. This is a movement. It's not just a company. It's a whole way of moving forward and trying to get the people who are consuming this kind of stuff. We want the barrier between those people and the people producing it to be as small as possible.

1:35:02 Damien: Yep. Alright. Let's keep going. Herby Galloway says, "Will the company be getting a stock ticker symbol that investment companies can recognize?"

[chuckle]

1:35:11 PS: Alright, I'll answer this one quickly. We don't have one right now, the way the JOBS Act is set up. There will be trading platforms, depending on those trading platforms they might have call numbers or call letters associated, but in the near future, I wouldn't say... No. Right now it's gonna be traded as Legion M...

1:35:32 Jeff: Possible but probably a couple of years out.

1:35:34 PS: Yeah. Exactly.

1:35:36 Damien: Lee Johnson has a three parter. "When will the next round of investment opportunities will occur?"

1:35:41 PS: Alright, we answered that.

[overlapping conversation]

1:35:43 PS: Three to four weeks.

1:35:44 Damien: "Due to the number of investors you've acquired, will the price of the investment rise?"

1:35:48 PS: Yep. I answered that.

Legion M Worldwide Toast and 2017 Kickoff!!

1:35:49 Damien: "What other screen writer and/or pitch opportunities do you have in store for members?"

1:35:54 PS: Well, we kind of answered that one too. Pitch Elevator. Boom, boom, boom! Bam!

1:35:58 Damien: Sandra Bell says, "This may be a silly question, but approximately how long will it be before a project will be ready for public consumption? In other words, how long will it be before I can say to my family and friends, 'Have you seen blank blank blank? My company made that'?"

1:36:10 PS: This is a great question, and it's something that we care about as well. We know that this is really important for you guys, it's important for us. We have these projects, like ICONS is something that will be out in the ecosystem, but we also really like and appreciate that having something in the theater or that everyone else is talking about, or on television, that's our goal. And we're talking to multiple, multiple different people, we'll be out at Sundance talking to more people there. We've got a few things that we're looking at that we might be able to make a small investment in, but to take some ownership of and to get behind and to help it, make it successful.

1:36:50 DB: But we're actively searching for projects that could...

1:36:54 TL: Short-term.

1:36:55 PS: Yeah, our goal is this year, this year, within the next six months.

1:37:00 TL: 2017.

1:37:00 DB: 2017.

1:37:00 PS: Yeah, exactly.

1:37:01 DB: Okay.

1:37:01 Jeff: And it's also worth noting that the Stan Lee ICONS, that's something that's within our control. There's some potential for those projects as well, the home-grown ones.

1:37:11 PS: Absolutely.

1:37:13 Damien: Alright. Our Valor winner and resident den mother Karen C. Asks, "Are you able to tell us what the share price will be in the round?" You did, 747. Mary Joel says, "Do you have anyone lined up for ICONS Zack or Stan Lee? My vote is for Betty White." Mickey Ackerman says, "I would like John Williams and Betty White."

1:37:29 DB: John Williams actually just came up today.

1:37:31 TL: Yeah.

1:37:32 PS: We were talking about him.

1:37:33 DB: And Betty White has come up in the past obviously.

1:37:36 PS: So, we haven't announced another subject yet, but it is something we've got multiple people on the list, and we're talking to...

1:37:44 Jeff: And we do have somebody that's... I think we've mentioned before...

1:37:48 PS: We verbally agreed.

1:37:49 Jeff: Guillermo del Toro has told us that he's willing to do one, but that's at a much earlier stage. Like we said earlier, we're gonna set the bar with Stan and then we're gonna go...

1:37:57 PS: We're focused on the pilot.

Legion M Worldwide Toast and 2017 Kickoff!!

1:38:00 TL: Yeah.

1:38:00 DB: Yeah.

1:38:01 Damien: Charlotte Medina asks, "Where will we be able to see shows and films produced through Legion M be it a internet or a TV channel?" I think that just depends...

1:38:08 PS: Could be, it depends on the project.

1:38:09 Jeff: Chinese Theatre maybe.

[overlapping conversation]

1:38:13 DB: We wanna be everywhere.

1:38:14 Jeff: I think a lot of people are kinda confused on this like, "Oh, so you guys are like a channel. Are you a web?" What we're doing is we're making movies to go in theaters and we're making shows to go on television, and we're making VR to go on headsets.

1:38:27 PS: Yeah. If we got that Upside show produced, it could end up on NBC or CBS.

1:38:33 TL: Or Hulu.

1:38:35 DB: Yeah, Hulu or Netflix.

1:38:36 PS: Amazon. We're talking to Amazon and all of the above.

1:38:41 Damien: Daniel Hopkins says, "May I suggest an idea lounge forum on the website where ideas are placed and talked about?" I think we should tell him about our forum.

[chuckle]

1:38:51 Jeff: No. So, that's...

1:38:53 Damien: Is there an idea?

1:38:54 Jeff: I don't know for sure. There are certainly places that you can put ideas. And one of the things is, is that we wanted to make sure that everybody understood from an IP perspective, 'cause we wanna create a collaborative environment where people can talk about their ideas and they can share...

1:39:08 DB: Right. Where it is safe.

1:39:10 Jeff: And find collaborators. But we also want everybody to understand that a lot of times when you put your ideas out there, they're not protect-able in any way. And we need to make sure that us, as a company...

1:39:20 TL: Well, just the idea is not protect-able.

1:39:22 Jeff: Yeah, yeah. Just the idea.

[overlapping conversation]

1:39:23 DB: They've written a screenplay or something.

1:39:24 Jeff: Yeah, yeah. Then you own your screenplay. So anyway, the point is, yeah, I think that's a great idea. And Karen, we should, if we don't already have that...

1:39:32 TL: Put that on the list.

Legion M Worldwide Toast and 2017 Kickoff!!

1:39:33 Jeff: Yeah.

1:39:34 DB: But we should make it clear that you shouldn't be posting your screenplay up there and having the expectation that we're gonna be developing it, not at this point at least.

[background conversation]

1:39:54 Damien: Alright. Next question up. Bobby Delaney wants to know, "Can I have a job yet? Can you pay me with cookies for now?"

[laughter]

[overlapping conversation]

1:40:05 S?: Bobby, if we could pay in cookies it depends, how many cookies do you expect annually?

1:40:08 DB: Do we need to talk about the laws involved in internships?

1:40:11 TL: Well, wait a second. Can we get a shout out to Bobby though?

1:40:13 Jeff: Yes, yes. Bobby, we love you.

1:40:15 TL: 'Cause he's amazing. He's a graphic designer. If anybody's looking for a graphic designer and an artist, Bobby Delaney is the person to call.

1:40:23 Jeff: And he has a great comic book as well that he's developed called the Payoff.

1:40:26 PS: Bobby, I'm gonna give you permission to post some of your portfolio in the Legion M private group in the forum, 'cause I think it's really worthwhile, and I think people should know about it.

1:40:39 TL: And Bobby’s someone we know...

1:40:40 PS: And if we had a job, we would figure that out, especially to pay you in cookies. I like cookies too, so...

1:40:47 DB: Who'd be baking them?

1:40:47 PS: You'd have to share.

1:40:48 TL: Me. I bake really good cookies.

1:40:50 PS: By the way, we learned today where they keep the private Oreo stash here.

1:40:55 Jeff: Yes, if you're ever at Legendary Digital…

1:40:57 PS: We're hitting that on the way out.

1:40:58 Jeff: Oh, for sure we are.

1:41:00 DB: We're gonna get kicked out of here if you reveal that.

1:41:00 PS: We're on camera. Wait. No, we're not.

1:41:02 TL: So, I'd love to point out though, we met Bobby at a meetup.

1:41:06 PS: That's right, we did.

1:41:06 TL: In Palm Springs.

Legion M Worldwide Toast and 2017 Kickoff!!

1:41:07 PS: Yep.

1:41:08 TL: So for those of you who want an in or have...

1:41:11 Jeff: If you want that high paying cookie job.

1:41:13 TL: Right.

[laughter]

1:41:15 TL: We have cookies. Go to the meetups.

1:41:18 Jeff: If you bring cookies...

[overlapping conversation]

1:41:23 PS: We have 37 more questions.

1:41:24 Jeff: Then you get a Valor Award.

1:41:26 Damien: This really just got all wonky on us here. Hang on a second. Alright, next question. We need a Legion M show just for the Legion. We need a show like Inside Edition that goes to sets and projects Legion M is involved in for behind-the-scene stuff.

1:41:43 DB: Yep. We're already on top of that.

1:41:44 Jeff: I second that. I second that.

1:41:46 PS: Actually the iHeartRadio people wanna do that for us.

1:41:50 Jeff: Oh, do they really?

1:41:51 PS: Yeah, yeah. Alicia Davis is volunteering as host.

1:41:53 Jeff: Alright.

1:41:54 TL: Thank you Alicia.

1:41:54 DB: Thank you Alicia.

1:41:56 Damien: Alright, Bobby Delaney says he'll take some Oreos.

[laughter]

1:42:03 Damien: Alaska 49 says, "You can email your current shareholders who have heard about Legion M to help focusing your advertising dollars for the next round." That's a really good idea to... June target our audience.

1:42:14 PS: Oh yeah, yeah. Absolutely.

1:42:16 DB: Absolutely.

1:42:16 TL: That's a great idea.

1:42:19 Damien: Sorry, it's acting a little wonky. David Starr says, "What's a process on a book club? I have licensed the science fiction trilogy called The Devil's Science, and would like to share it."

1:42:30 TL: Ooh. David Starr, getting out there.

Legion M Worldwide Toast and 2017 Kickoff!!

1:42:34 PS: I'm a big fan of the book club. I think we all are. We all really...

1:42:38 Jeff: It's near and dear to I think all of our hearts.

1:42:43 Damien: And I'm gonna follow that up with, can we get a quick shout out for Tales from the Legion by Patrick Wiley?

1:42:47 Jeff: Yes.

1:42:48 PS: Oh yes. Absolutely.

1:42:49 Jeff: So I spoke with Patrick at length on Friday, and he's done, I think, an amazing job of not just putting an idea out there, but also putting a whole process and a system, and flushing it out in the forums. And so that's definitely something that I know that we're all in favor of, and we wanna make that happen, and so...

1:43:09 DB: It just literally comes down to time.

1:43:13 Jeff: But that's the thing. I think that...

1:43:13 PS: Well, I think in this case, Patrick could do that.

1:43:14 DB: No, no, no. In this case Patrick can do that.

[overlapping conversation]

1:43:15 Jeff: Yeah, Patrick and all the other people that have volunteered to help out, and there's definitely something there. So yeah... Tales from the Legion, coming soon to a bookstore near you.

1:43:27 TL: What an opportunity for all of our creatives who are writers. It's a great way to get through to people.

1:43:34 DB: Well, and this is a great way where the Legion can actively pursue something, these kinds of events and ideas.

1:43:44 Damien: Terry Pinion wants to know is he old enough to drink?

[laughter]

1:43:49 S?: No. No, he's not. That's why he's not partaking.

1:43:52 PS: He's not allowed to drink with all those medications he's on.

1:43:55 DB: The antibiotics he's on, that would probably kill him.

1:43:57 Jeff: By the way, just a quick shout out to Damien, who is severely medicated right now. He is very, very ill, but has...

1:44:05 PS: He's a trooper. He's a super-trooper.

1:44:07 Jeff: He gets it done.

1:44:09 Damien: Angel Guzeman says, "As far as ICONS go, maybe we can get some VR headsets with the Legion M logos, signed by Stan Lee, it could be sold or worn or raffled off."

1:44:23 PS: That's taking that idea to the next level. I love that. That's genius. Thank you Angel.

1:44:29 DB: Thank you, Angel.

1:44:30 PS: Great idea.

Legion M Worldwide Toast and 2017 Kickoff!!

1:44:33 Jeff: So just so you know, we are planning to do some Legion M headsets, so when all of you guys go to watch the Stan Lee stuff, you can do it on a Legion M headset. You can get all your friends to buy them.

1:44:47 Damien: Alright, Shou's asking on ICONS, "With 2016 being any type of indication of a serious loss of ICONS, how are we making attempts to lock down others, and when?"

1:45:00 DB: Well, the most important thing is that we hit it out of the park with our pilot, 'cause once that happens, that will be a magnet for everyone else.

1:45:06 PS: Yeah, I mean Shou, just to give you some perspective, 'cause we agree. I mean, if we could shoot 10 of these this month, we would, but that takes a lot of...

1:45:19 TL: Money.

1:45:20 PS: Resource and money. So we've got multiple proposals out now to other people that are...

1:45:26 DB: Like-minded.

1:45:28 PS: That are like-minded that are like, "Wow, that's a great idea." Our proposal is yeah, help us scale it. And I think we need to bring in someone bigger to help us really... Or just to finance it.

1:45:41 DB: I think it's a clear that it's an idea whose time has come. I mean, 2016, it was such a rough year.

1:45:47 PS: It was terrible, but it's... We're getting after it.

1:45:54 Damien: Ken Ostrow is asking about Legion M in Florida, saying, "Megacon is coming up in May in Orlando. Any thoughts on making an appearance? I'd love to help with this and make it happen. Thanks, guys."

1:46:02 PS: I know Terri would...

1:46:05 TL: I would volunteer, if anyone wanted to send me.

1:46:07 PS: Again, we want to spend our money as judiciously, 'cause again, it's your funding. So, we'll look at it for sure.

1:46:16 S?: Can we stay at your house?

1:46:17 PS: Yeah, I was gonna say.

[laughter]

1:46:20 S?: Yeah, can we couch surf?

1:46:25 PS: Well, one thing that we are... Like I had mentioned earlier, if we can get Pitch Elevator on the road to multiple cons, then it's a like a ticket, and it's a reason to be there. It's funded, at least partially, or subsidized by someone else, or through the production of the episode. So that's one of the thing...

1:46:42 DB: And also, those places that we can get on a panel or we can evangelize or we can talk about Legion M, and we can get a big audience, that can potentially justify it for us. So if you guys are involved with the people who run a convention, and you can say, "Look, there's gonna be all these people," then we can...

1:47:06 TL: So maybe it's not even a booth, it's a panel. And just one of us...

1:47:09 Jeff: Yeah, panels are great...

1:47:10 PS: Gives us a reason to be there.

Legion M Worldwide Toast and 2017 Kickoff!!

1:47:12 Jeff: Panels are great because it's just the travel expenses to get out there. But just to give everybody an idea, Pitch Elevator, that's an initiative that probably costs on the order of about $35,000.

1:47:21 PS: Total, one way.

1:47:23 Jeff: That's the cost of... And that's super, because we were scrappy and we got great deals and all that sort of stuff.

1:47:28 PS: We got amazing deals. Thank you to the people at Stan Lee.

1:47:30 Jeff: But when you add up the cost of a booth space, and all of the accoutrements, carpeting, internet. It was gonna cost us $3,000 for carpet, so we skipped it.

1:47:44 PS: Well, and the fact is, putting $35,000 into... If we were... And we can't do this all the time, but into Facebook ads, gets us in front of a ton of people.

1:47:55 DB: Which adds to the Legion, which gives us more leverage.

1:48:00 PS: So it is... As David mentioned, it's a balancing act. We wanna do a lot of it, as much of it as we can, but...

1:48:04 DB: I just wanna dress up at every one of these each time.

1:48:07 PS: Yes, exactly. Yeah.

1:48:11 Damien: Jody's asking, "Will the ICONS be available for viewing online or will it be only in VR? Also, would there be a fee for viewing it online?"

1:48:18 PS: It's a good question.

1:48:19 Jeff: Those are great questions.

1:48:19 PS: We're looking at monetization.

1:48:20 Jeff: And we don't have the answers to them yet. The VR stuff... We're shooting this... Like I said, it's a very high-end experience, we're trying to put you in the moments there.

1:48:34 DB: It's like museum quality.

1:48:35 PS: It's gonna be a VR experience.

1:48:36 Jeff: So, it's the sort of thing that you're gonna wanna watch on VR. There may be a...

1:48:40 PS: That's what we're focused on.

1:48:41 Jeff: So, just so everybody knows, 'cause I don't know how fluent people are with VR, you can get a VR viewer for... You can probably...

1:48:47 TL: $12.

1:48:48 Jeff: Yeah, you can get a cardboard and you slide your phone into it, and that'll get you a low-end VR experience. You can also on the high-end go out and spend 2,500 bucks for a PC and a...

1:49:03 DB: Oculus Rift?

1:49:04 Jeff: An Oculus or an HTC Vive that gets you the really high-end stuff. And the high-end stuff today is where the phones will be in a few years. And so, anyway, I think you're gonna wanna watch it with VR.

[overlapping conversation]

Legion M Worldwide Toast and 2017 Kickoff!!

1:49:17 Jeff: Yeah, so I think this one costs about 70 or 80 bucks. It's pretty nice but...

1:49:21 PS: But this is the one you put your phone into?

1:49:23 Jeff: Yeah, you slide your phone into it.

1:49:25 PS: If you have a smartphone, you already have the...

1:49:26 Jeff: In order to use it.

1:49:27 PS: The display for this.

1:49:29 Jeff: And you look just so incredible, right?

1:49:33 TL: He looks really cool.

1:49:33 PS: Big Legion M thing right there.

[overlapping conversation]

1:49:36 PS: I'm gonna do the rest of the...

1:49:38 Damien: Alright, jumping to the next one. Maton asks, "Is there a limit on shares? Is there a limit on a number of shares that a person can purchase?"

1:49:46 PS: Not yet.

1:49:48 Jeff: There are limits in the JOBS Act for how much any individual investor can invest. The government is basically trying to make sure that you don't get so enraptured by something that you invest more. Because these are risky investments. I mean, it's worth noting...

[chuckle]

1:50:04 PS: You can take it off.

1:50:06 Jeff: I can't take you seriously. It's worth noting that everything that we're talking about, like the Title III that we did and the Reg A that we're about to do are historic, because a year ago if you had heard about Legion M, nobody would be able to invest, you would have to be an accredited investor. So, short answer to your question is, there are some SEC imposed limits. From our standpoint we don't have any Legion M limits.

1:50:31 PS: We haven't set one yet. Yeah. We may at some point but we haven't felt the need to do it yet.

1:50:36 Jeff: We have explicitly turned down, for lack of a better word...

1:50:40 PS: That's true.

1:50:41 Jeff: People that wanted to put in millions of dollars. And it's not because there's some sort of arbitrary limit, it's because they wanted preferences on the shares, which is the way that venture capital typically works. And so, it's the sort of thing where the people that put in the big money are gonna get all the money out of it, the first money out, and a lot of times the little people end up getting screwed.

1:51:03 DB: It kinda goes against our whole validity.

1:51:04 PS: No, I mean, we weren't open to it at all.

1:51:07 Damien: But if somebody has a rich uncle, we will not say no.

Legion M Worldwide Toast and 2017 Kickoff!!

1:51:09 S?: Yeah.

1:51:10 S?: Yeah.

[chuckle]

1:51:10 Jeff: Like I said, we're more interested in growing the numbers of the Legion than the amount of money, but the money is a fact of life. The more money we've got, the more we're gonna be able to do.

1:51:21 TL: The more we can do.

1:51:21 Damien: Alright. Shou wants to know, does the incremation... I think he meant the raising of the price of the... Does it raise the price of the existing shares?

1:51:32 Jeff: Yes.

1:51:33 PS: Yep, yeah. All the shares are now... When we introduce that price, all the shares will effectively be worth that price.

1:51:40 Jeff: Will be that price, so if you invested at seven bucks, you're seeing not quite a 10% return, about 5% return.

[overlapping conversation]

1:51:50 Jeff: Sorry, real quick. It's all just paper money right now. We don't win, whether it's getting to 747 or 767 or $8.49, right? For us the win is getting to 70, 700.

1:52:06 DB: Get your million people.

1:52:08 Damien: Alright. Denise Riddle's asking, she quit her job to be 100% dedicated to film projects, "How can I help and be more involved with Legion M?" I would tell her just to contact me and...

1:52:18 PS: Yeah, yeah. Send Damien a note.

1:52:21 Jeff: If you send an email to team@thelegionm.com it goes to Damien right now and he can route it as necessary. And we're on top of that now. For a long time before Damien we had issues. We sometimes...

1:52:35 S?: We're quasi on top. We're getting on top of it.

1:52:37 DB: Yeah. Well, we're trying to do a lot with a small number of people. But we appreciate it, if you've got something to offer, if you have Red cameras or equipment, there's always...

1:52:48 PS: Right. Absolutely.

1:52:49 Jeff: Yeah, by the way, if anybody has Red cameras, that's what we're filming Stan Lee with, let us know. And just real quick, kudos to you for quitting your job to go and pursue your dreams.

1:52:57 TL: Pursue your... Yeah.

1:52:58 S?: Yeah.

1:53:00 S?: Absolutely.

1:53:00 Jeff: That's a hard thing to do and we've got respect.

1:53:03 Damien: Chris wants to know, "Is the hockey jersey, the Kevin Smith hockey jersey, color customizable?"

1:53:10 PS: Potentially. It's something that we're exploring. I don't know that we know the answer right now. We're going with the Oilers colors, 'cause that's the Kevin Smith colors, but we'll...

Legion M Worldwide Toast and 2017 Kickoff!!

1:53:25 DB: If there's enough demand and...

1:53:26 PS: If there's enough demand and we can do... We have to find out from the supplier.

1:53:30 Damien: Right, 'cause it would probably be cost-prohibitive to do really small runs 'cause these are very high quality... And these are real...

1:53:35 TL: Hockey jerseys.

1:53:36 Damien: Hockey jerseys.

1:53:36 Jeff: Yeah, they're embroidered, right, they're not printed I don't think.

1:53:38 TL: You should let us know in the forums what you’re thinking.

1:53:40 DB: Yeah, tell us, tell us what...

[overlapping conversation]

1:53:41 PS: But the supplier does have all those jerseys, and so we'd just need to do different screenings of the Legion M, unless we chose a standard Legion M color that went on any color jersey.

1:53:53 S?: Stop being so obsessed about hockey jerseys.

1:53:55 PS: Alright, let's keep... [chuckle] I know. Alright.

1:53:56 Damien: Back to meetups. Don't forget to mention the Bakersfield one on the 21st and everyone is invited.

1:54:00 S?: Yes! Whew!

1:54:01 TL: Shou, yes!

1:54:02 PS: Exactly my point.

1:54:03 TL: Thank you!

1:54:04 PS: This is what we need to do a better job of, is helping promote the meetups.

1:54:07 S?: Go to Bakersfield.

1:54:08 PS: Yep.

1:54:09 Jeff: If you're gonna... By the way, on that note, if you're gonna host a meetup...

1:54:13 TL: Let us know.

1:54:14 Jeff: Be sure to let us... Send an email to Damien, because we can send out a targeted email blast to everybody...

1:54:20 PS: To people in that area. Yeah.

1:54:21 Jeff: That's in that area. And just keep on us because we wanna do it.

1:54:26 PS: Yep.

1:54:28 Damien: Visiting cities. "Are you guys going to get the chance to visit other cities like Seattle?" Are we gonna visit...

Legion M Worldwide Toast and 2017 Kickoff!!

1:54:34 DB: Emerald City Comic Con would be awesome.

1:54:37 PS: Yeah, where we can. We're being very conscious of how we spend the money, so we don't wanna be just be flying around...

1:54:47 Jeff: Should we tell them about the bus tour? Did you tell them about April?

1:54:48 TL: But also, we have...

[chuckle]

[overlapping conversation]

1:54:50 DB: But this has happened on multiple occasions. Now, I happen to be in Vegas with my family on a weekend there was a meetup, and my wife said, "Go to the meetup." And in those situations, if there is that kind of kismet, believe, we're gonna be there.

1:55:09 TL: And we'll let you know, if we're traveling... Like I happened to be in Florida, so I thought, "Oh, I might as well have a meetup," and I'm gonna happen to be in New Jersey, so, "Oh, might as well have a meetup."

1:55:17 PS: Yeah, do a meetup.

1:55:17 DB: Yeah, no, no, if I ever go back to Detroit...

1:55:18 PS: I think that's a good idea, as we travel around, because we do, do some travel and there are examples where we need to travel to see a...

1:55:27 DB: Film festivals.

1:55:29 PS: A studio or a film festival or something.

1:55:30 Jeff: And we have contemplated buying a Partridge family bus and doing a tour of the United States.

1:55:36 PS: It is on our list of stuff to consider.

1:55:39 Jeff: Yeah, we would love to do that.

1:55:41 PS: We would love it. We would love it.

1:55:41 Jeff: I think that would be so fun.

1:55:42 PS: It's not the highest priority right now, but it would be... I think it could be... If we could work it into something of that...

1:55:49 S?: "The wheel on the bus."

1:55:50 PS: Yeah, it'd be more fun.

1:55:51 Damien: So McConnel wants to know, "Are we currently focusing on keeping this a national company or a global one, like big production theaters... "

1:55:57 PS: Global.

1:55:57 Damien: "Like London and India?"

1:55:58 TL: It is global.

Legion M Worldwide Toast and 2017 Kickoff!!

1:56:00 PS: Well...

1:56:00 S?: It's already global.

1:56:00 Jeff: It is global already!

1:56:03 PS: From a marketplace, the type of content we're focused on, we wouldn't invest in something that wouldn't be distributed in the US, let's put it that way.

1:56:14 Damien: Bobby Delaney just offered to drive the bus.

[laughter]

1:56:18 PS: There we go!

1:56:19 Jeff: There we go. We can pay him in cookies.

1:56:21 PS: Yep.

1:56:22 Damien: Bobby also says, "Jerseys are called sweaters."

[laughter]

1:56:27 PS: You know what? He's exactly right. And I wrote sweaters and I thought, "You know what? No one's gonna know what that is."

1:56:31 Jeff: No one's gonna get that. That's funny.

1:56:33 PS: 'Cause I am...

1:56:36 Jeff: To get back to the global question, from an investor standpoint, we are only marketing this right now in the United States, but anybody can do it. So we've got investors from all around the world.

[overlapping conversation]

1:56:48 Jeff: I mean literally, when we do the global map, it's all over. And in the... So what it is, is for us to be able to market it in say the UK or Japan, or wherever we were gonna have to go, you need to comply with the securities laws in those countries. And so as we start to grow, and especially as our US investor base becomes more mature, so to speak, that'll be an area that I'm sure that we turn to, to growth, is to start working through the securities laws in individual countries and going after them. But right now, if you've got friends in foreign countries, they're perfectly free to invest, we just can't aim our marketing at them.

1:57:36 TL: And also our projects are going to be projects that can be monetized globally.

1:57:40 PS: Absolutely.

1:57:41 S?: Absolutely.

1:57:42 TL: So it's not just projects for the United States, they'll be translatable all over the...

1:57:46 PS: I think the best way to describe it is we probably wouldn't get behind a project that wasn't gonna be marketed in the United States.

1:57:51 Jeff: Yeah, if it was China only or European only, or something like that.

1:57:54 PS: Yeah, in India or something like that. But absolutely, almost any project we would be considering the international markets for it.

Legion M Worldwide Toast and 2017 Kickoff!!

1:58:02 Jeff: That's just the way the industry is, yeah.

1:58:03 S?: Yeah, you have to.

1:58:04 Damien: Shou announced, "On the forums I posted a link that will allow you to find good quality VR headsets at rock bottom prices. I have two sets already."

1:58:12 PS: Nice.

1:58:13 TL: Shou, I will be looking that up...

1:58:14 PS: Thank you Shou!

1:58:15 S?: Slashing prices.

1:58:16 S?: This is the power of the swarm.

1:58:17 PS: Yeah, it is.

1:58:18 TL: Love it. Thank you.

1:58:21 Damien: Terry Pinion says, "Let me know when you're gonna come to New Jersey, Terry West will meet Terry East."

[laughter]

1:58:29 TL: I'll be there in late July/August. I can't wait.

1:58:32 PS: Yeah. Very cool.

1:58:33 TL: Terri, actually we have not met. She came to Meltdown and I had a... I don't know, something else that day. But Terri let's talk, so we can plan it ahead of time, really blow it out. That would be amazing.

1:58:45 PS: Yeah, that'd be fun.

1:58:46 Damien: Thunder suggests that we build a Pitch Elevator into the bus.

1:58:50 S?: Yes!

1:58:50 PS: Exactly.

[overlapping conversation]

1:58:54 PS: That would be keeping very, very much in line with me.

1:58:57 PS: Did you text him to do that?

1:59:00 DB: No, I didn't, but I could just... You know I saw it, it's like we’re all at the back of the bus.

1:59:03 PS: Let's just give a shout-out to Thunder Levin, I don't know if anyone...

1:59:04 Jeff: Yeah, I don't know if he wants to remain anonymous.

1:59:07 TL: No, I think he'd be okay with it.

1:59:09 DB: Okay. A big shout out to Thunder who really got immediately the core of the idea behind Legion M.

1:59:20 Jeff: And if you don't know who Thunder is, that's Thunder Levin, who's the writer of Sharknado. [chuckle]

Legion M Worldwide Toast and 2017 Kickoff!!

1:59:25 DB: I'm awesome!

1:59:26 Jeff: I'm gonna tell you right now Thunder, we want to do a Shindig like this with you, where you explain the art behind writing content like Sharknado that is so bad it's good. 'Cause there is an art. We sat down and had lunch. It blew us away...

1:59:42 PS: It's awesome.

1:59:43 Jeff: How much goes into that.

1:59:43 DB: By the way, Thunder is an amazing writer of science fiction, not just...

1:59:49 TL: Yeah, incredibly...

1:59:49 PS: Oh, yeah. Absolutely. Yes.

1:59:51 TL: We're very lucky to be friends with him.

1:59:52 Jeff: He's somebody we wanna do a project with.

1:59:55 Damien: Terri Pinion is saying, "I'd love to connect with the Alamo Drafthouse folks here in New York City to plan Legion M Events with you guys."

2:00:01 PS: Oh, absolutely. Yeah.

2:00:02 DB: And this is something, as our relationship improves and gets deeper with Alamo Drafthouse, hopefully we'll be able to do kinds of events.

2:00:11 PS: Well, but I think organizing a meetup at an Alamo is a no-brainer. That's a great idea Terri, and it's something that we'll talk to Christian about.

2:00:19 Damien: Thunder says, "Sharknado is just common sense. I don't see why people... "

[laughter]

2:00:27 DB: It's gonna happen guys. All the rain. Haven't you guys noticed? The seas are going up into the air right now.

2:00:33 PS: It is coming. I can feel it.

2:00:36 Damien: Christopher says we need to connect with Steven Amell. That's the guy you need to connect with. That dude has a rabid and massive fan base. He's all over the continent.

2:00:44 TL: Yeah. Arrow, right? That's the Arrow guy? He's fantastic. We love him. That's a great suggestion.

2:00:49 S?: Yep.

2:00:50 DB: Actually, that's something we should talk about. Yeah. Going forward in the future, we feel there is a great deal of power as the legion grows to being able to get behind particular fandoms that might be in need or they just wanna expand. So we'll be talking about that in the future. I think we shouldn't get into detail right now. But that's actually a great idea.

2:01:15 Damien: Absolutely. Our buddy Jack Curenton says, "How do people even get bitten by sharks? Don't they hear the music?"

[laughter]

Legion M Worldwide Toast and 2017 Kickoff!!

2:01:22 S?: Well, I think Jack and Thunder, they're together.

2:01:25 Jeff: Jack and Thunder, you guys would dig each other. [laughter]

2:01:30 Damien: Ken Ostrow says, "Definitely planning on more here in Florida. Maybe we can do a Shindig with you guys at the same time."

2:01:35 Jeff: Yeah.

2:01:36 TL: That'd be great.

2:01:37 PS: That'd be great.

2:01:37 S?: We wanna do a live version...

2:01:38 PS: My dad's in Florida, so I have a lot of reason to be down there.

2:01:42 DB: Yeah, and there are gonna be other Shindigs, and part of the mandate for us to inform our investors, is to have you know as much about the process of getting films made in Hollywood as possible. And Terri and I in particular, and Damien have a long relationships with great people. Gosh, Thunder would be actually a very good person to talk about it.

2:02:05 TL: Yeah. We have a bunch of Shindigs planned over the next few months. We're gonna do these more often, and some of them will be film school-ish, and some of them will just be fun.

2:02:14 S?: Yeah.

2:02:15 Damien: Yeah. Alright. They're also talking, Matthew Miller saying, "We should get Amell, John Barrowman, Shatner, folks like that." And Ken Oster says, "There are free sharks and cookies in Florida. Come on down."

[laughter]

2:02:27 TL: And alligators.

2:02:28 S?: Oh, no, no.

2:02:29 TL: Come to my house, there...

2:02:30 Damien: And the next step, Alicia Davis says is Sharkalanche?

[laughter]

2:02:35 S?: Yeah.

2:02:36 Damien: Thunder, Portland, Oregon is in the middle of a snow ice apocalypse. I'm just waiting for a sharkalanche.

[laughter]

2:02:43 S?: There's some good movies coming up.

2:02:43 Jeff: We've reached the bottom of the barrel on the questions.

2:02:45 S?: We've reached the top.

2:02:48 TL: We've reached the shark.

2:02:49 Damien: Yes, we have. Alright, and I'm bringing Debbie Star Jackson in.

Legion M Worldwide Toast and 2017 Kickoff!!

2:02:52 Jeff: Yay! Debbie Star Jackson, how's it going?

2:02:55 PS: Is Debbie the only one that requested to be on camera?

2:02:58 Damien: I believe so, yeah. Debbie, you're gonna have to talk through me for audio purposes in the room.

2:03:03 TL: Debbie.

2:03:04 S?: Hey Debbie.

2:03:05 TL: Cheers.

2:03:05 S?: Cheers.

2:03:06 S?: Cheers.

2:03:06 S?: Happy New Year. Happy New Year to everybody else.

2:03:09 Debbie: Happy New Year to Jeff, Paul, Terri.

2:03:13 Jeff: Debbie is...

2:03:14 PS: Happy New Year to everyone.

2:03:15 Jeff: Oh fantastic. Thank you Debbie.

2:03:17 PS: Happy New Year to you.

2:03:19 Debbie: Okay, so a couple things. One serious question. Is there a copyright for ICONS?

[background conversation]

2:03:29 Damien: Say that again.

2:03:30 Debbie: Is there a copyright for ICONS already?

2:03:34 Damien: Is there a copyright for ICONS already?

2:03:38 TL: Yeah, well, ICONS has been written as a treatment, so it has been common law copyrighted. Yeah.

2:03:44 PS: But the name, we haven't filed a trademark.

2:03:46 TL: Well, that's a trademark.

2:03:47 Jeff: We didn't file a trademark on it yet.

2:03:48 TL: We have not filed a trademark yet.

2:03:50 Debbie: So can we talk about it at this time?

2:03:51 TL: Yeah.

2:03:53 PS: I like having...

[overlapping conversation]

2:04:01 TL: What was the question?

Legion M Worldwide Toast and 2017 Kickoff!!

2:04:01 PS: Do you wanna talk about the copyrighting? Should we do that off...

2:04:05 Jeff: Yeah.

2:04:06 TL: You mean copyrighting in general?

2:04:07 Jeff: Yeah, there's not too much to say about it, and especially not right now. But, yeah, because of the fact that we created a treatment, we own the copyright to that treatment. The idea of doing a virtual reality interview, that's not really protectable. That's just something that's out there. All we can hope to do is to do it first, and to do it better than anybody else.

2:04:28 S?: Right.

2:04:29 Debbie: Can we talk about it? Is why I asked.

2:04:33 TL: We're waiting for more questions.

2:04:34 PS: Can you please tell her she's gonna have to type her questions 'cause we can't hear her.

2:04:39 Jeff: Okay.

2:04:40 TL: Sorry Debbie.

2:04:40 Jeff: Yeah, sorry Debbie, we can't hear you.

2:04:42 Damien: Would you mind maybe typing in your questions 'cause the audio from...

2:04:46 DB: Technical difficulties.

2:04:47 TL: We're not able to hear you.

2:04:48 Jeff: So are there more questions Damien, or are we near the end?

2:04:50 Damien: Denise Riddle said, "Shindig has frozen over 18 times." She suggests a different platform. Just let her know that 2.0 Shindig it'll be coming out in a week or so.

2:04:58 S?: Okay.

2:04:58 Jeff: There you go.

2:05:00 S?: So a week or so.

2:05:00 Jeff: Straight from Damien's mouth.

[overlapping conversation]

2:05:01 S?: Where we at? It's 8:12.

2:05:03 TL: Yeah. Oh my gosh.

2:05:04 Jeff: Yeah, so as a little just tidbit, I thank you for all of the troopers that have stayed to the end. There's something that we had talked about that was on our agenda that we didn't get to, and that is you guys all know Kristian Nairn, who does the Game of Thrones... Or sorry. What was that?

2:05:23 DB: You sure you wanna talk about this? I think we should really hold this. Let them be in mystery a little... One more.

Legion M Worldwide Toast and 2017 Kickoff!!

2:05:29 Jeff: We can't un-ring it now.

[overlapping conversation]

2:05:34 PS: We can't put the toothpaste back in the tube. I'm with Jeff. Let's talk about this.

2:05:38 Jeff: Okay. So here's the deal. So we're just gonna pitch you an idea.

2:05:41 PS: Something we'd like to do.

2:05:42 Jeff: This is true behind the scenes. So this is not happening. This is not guaranteed. This is something that we're trying to make happen.

2:05:49 TL: We'd like to know your feedback.

2:05:50 Jeff: Yes.

2:05:50 DB: We'd like to know your feedback but this is really on the down low.

2:05:54 Jeff: We already put a slide up. [chuckle]

2:05:56 DB: No, but we didn't say what it is.

2:06:00 S?: We did, already.

2:06:01 Jeff: So we did the Rave of Thrones with Kristian Nairn. So Kristian Nairn, Hodor from 'Game of Thrones'...

2:06:07 S?: I need to put the VR goggles...

2:06:08 Jeff: Is an EDM DJ. And prior to being on Game of Thrones that's what he did. And that's what he does now. He tours the world...

2:06:17 S?: He tours the world.

2:06:18 Jeff: With, what did he say, tours the world with headphones and a USB stick and he performs Rave of Thrones all over the world. And we did one in conjunction with him at the OMNIA Comic Con which was awesome.

2:06:30 TL: In San Diego, yeah.

2:06:31 DB: But he's not the only EDM DJ.

2:06:34 S?: Celebrity DJ.

2:06:36 DB: Not just celebrity. He's not the only DJ who is associated with a very, very large fandom.

2:06:41 Jeff: So we recently started talking to Elijah Wood's company, Company X.

2:06:47 PS: Yeah, who we think are amazing. Company X...

[overlapping conversation]

2:06:49 Jeff: And we've got some interesting sort of projects, but it came to our attention...

2:06:55 PS: Okay. Could we just do the pitch?

2:06:57 Jeff: He is also an EDM DJ. So what we are pitching to these guys, and again this is a long shot but this is kind of how we operate, is we want to start a Westeros middle-earth beef. Think of LA, East Coast/West Coast hip-hop rap beefs between Kristian Nairn and Elijah Wood.

Legion M Worldwide Toast and 2017 Kickoff!!

2:07:20 DB: It's a rave-off. It's one rave to rule them all.

[laughter]

2:07:25 DB: Okay?

2:07:28 PS: That'll be compelling.

2:07:28 Damien: A kicking and screaming rave-off I think that would be crazy.

[laughter]

2:07:32 Damien: They keep coming in now, thank you so much guys. "Rave wars, rave wars" [laughter]. That’s what’s there, Rave of Thrones number 2. "There could only be one, count me in."

2:07:42 Jeff: One rave to rule them all.

2:07:44 DB: Well, it's just that both of the... Game of Thrones obviously has reached the proportions that nobody could've believed in the fantasy world. And Lord of the Rings and Tolkien... Lord of the Rings is like the second most read book on the planet.

2:08:01 Jeff: Yeah.

2:08:02 DB: So the idea of being able to bring together fans not really to battle, but to be there, to have fun, dress up like Hobbits.

2:08:12 TL: I can't bring my sword?

2:08:14 Damien: Alicia Davis says, "That mosh pit would be epic."

[overlapping conversation]

2:08:20 Jeff: We wanna see Orcs and Whitewalkers dancing together.

2:08:24 DB: We believe that this is something that could actually generate some money for...

2:08:29 Jeff: And there is genius behind this, in that, this goes back to Barnaby's question like, "How can we as a company try and make a dent?" And we think that this is the sort of thing that we could do that could actually make us a little bit of money. At the very least we should be able to break even if we do it right. And, I mean what a way to get our name out there...

2:08:47 PS: Get a ton of publicity.

[overlapping conversation]

2:08:49 PS: And have everybody at Comic Con talking about it.

2:08:53 DB: And it'd really be a way to showcase what the Legion's about.

2:08:56 PS: And for the both fandoms.

2:08:57 Jeff: Yes. Anyway, like I said at the beginning, this isn't like, "Hey we're doing this." This is...

2:09:01 PS: It's a twinkle in our eye at this point.

2:09:04 Jeff: Exactly. But you were here. Because it is two-and-a-half hours of us...

Legion M Worldwide Toast and 2017 Kickoff!!

[overlapping conversation]

2:09:18 Damien: Bobby Delaney says he's got dibs on creating the ad for that. Debbie Jackson says that if you guys go to... What is it Sundance? Yeah, if you guys go to Sundance, you can stay at her house.

2:09:31 Jeff: Sweet.

2:09:32 S?: Aww, that's nice.

2:09:33 Damien: Shou is in as long as there's cake. [laughter] And Alaska says, "Yes as long as there are cookies."

[laughter]

[overlapping conversation]

2:09:42 DB: Do you guys think we can fill up Petco Stadium? And that's not...

2:09:46 PS: PetCo's big. I think you'd want it in a club.

2:09:48 TL: Big club. Yeah, big club.

2:09:51 S?: Similar to where we did Rave of Thrones.

2:09:51 S?: But what about on a ship?

2:09:53 PS: Or a ship. Ship or a club.

2:09:56 TL: A barge.

2:09:56 Damien: And Matthew Miller just asked, "What is EDM?" Electronic digital music.

2:10:00 Jeff: Yes.

2:10:00 TL: No, electronic dance music.

[overlapping conversation]

2:10:04 Damien: That's what I said. And, I'm sorry, what Debbie Starr Jackson was asking before was can she talk about ICONS. That is why she asked about...

[overlapping conversation]

2:10:11 PS: Absolutely. We talked about it. It's in the LA Times, so yeah.

2:10:16 Damien: Jenny Stiven loves everybody and she...

2:10:18 Jeff: Oh we love her.

[overlapping conversation]

2:10:20 Jeff: We hope to have some talking with Jenny Stiven later, we'll just leave it at that.

2:10:24 Damien: Jenny Stiven recommends that we rent out the garage for San Diego Comic Con at and do this, there's two floors for music.

2:10:29 TL: Good idea.

[overlapping conversation]

Legion M Worldwide Toast and 2017 Kickoff!!

2:10:34 TL: We'll talk later.

2:10:35 Jeff: Is that a club or an actual garage? Okay, I'm showing my noobness.

[laughter]

2:10:40 S?: Noobitude. [laughter]

2:10:42 Damien: Jenny says call her. Denise Riddle says that we should do a cruise ship trip.

2:10:47 Jeff: Yes.

2:10:48 TL: We agree. I...

2:10:49 Jeff: That came up in the forum, yes.

2:10:50 TL: It came up, yeah.

2:10:51 DB: And it's becoming very popular, the because...

2:10:53 TL: I agree.

2:10:54 DB: The cosplay community's now embraced that.

2:10:55 TL: Let's do it.

2:10:56 Jeff: I think that we should do a cruise, and then we should raid another cruise.

[laughter]

[overlapping conversation]

2:11:12 PS: Game of Thrones Cruise has taken over the Disney cruise ship.

2:11:17 TL: They do have a pirate night.

2:11:18 DB: I think doesn't Terri have to sing now?

2:11:19 S?: Yes. Alright.

2:11:20 S?: We're done, right?

2:11:22 Jeff: Now we get to the end of the show.

2:11:23 S?: Everybody gets to go to...

2:11:24 Jeff: Where Terri gets to sing us off.

2:11:26 PS: Oh, and hold on, one more thing. We realized that there was someone else also giving an important speech tonight, and we appreciate everybody who attended even more.

2:11:38 TL: Thank you.

2:11:39 PS: And if you didn't attend but you were watching Obama's speech that's fine too and we'll have this recorded so you can watch it on your own time. And to Terri, take it away.

2:11:52 TL: I am Legion M.

Legion M Worldwide Toast and 2017 Kickoff!!

2:11:56 S?: That was awesome!

2:12:00 PS: Brought down the house! [chuckle]

2:12:03 TL: You know I was a musical theatre major.

2:12:04 S?: We didn't bring...

2:12:05 Jeff: Were you really?

2:12:06 TL: I was, I was.

2:12:06 Jeff: Wow.

2:12:07 TL: Yeah.

[overlapping conversation]

2:12:10 S?: Thank you guys. We love you guys. Have a great night.

2:12:13 PS: Alright.

2:12:13 Jeff: 'Til next time.

2:12:14 TL: Bye.

Legion M Worldwide Toast and 2017 Kickoff!!

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Legion M Website Screenshots Doc 6

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TITLE 8 - CHAPTER 1. GENERAL CORPORATION LAW - Subchapter VII. Meetings, Elections, Voting and Notice | Projects — Legion M

LEGION M

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PROD.
DIRECTOR
CAMERAMAN
DATE
TAKE

PROJECTS

PUBLICLY ANNOUNCED PROJECTS

Legion M partners with creators -- from independent filmmakers to big Hollywood studios -- to produce movies, TV shows, VR experiences and more. We provide development support, financial backing, marketing muscle and, most importantly, fan engagement and monetization.

When you invest in Legion M you aren't buying into a single project -- you're investing in a diversified slate chosen by professionals with guidance from an extensive network of creative allies.

THE IMPORTANCE OF A DIVERSIFIED SLATE

Hollywood is a ***hit driven business***, which means that it's very difficult to predict which projects will be hits and which will flop. Investing in a single project is a great way support something you love, and if you're lucky enough to back a hit it can yield a payday. But if you're looking to make money over the

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you're looking to make money over the long haul, it's important to diversify.

It's also important to recognize that Hollywood is a passion-fueled industry. Too often, investors get caught up in glamour of show business and lose sight of solid investment fundamentals. The entertainment industry is notorious for complicated accounting schemes that favor insiders.

Below are some of the projects we in active development.

ICONS: FACE TO FACE

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SYNOPSIS

ICONS: Face to Face is a first-of-its-kind virtual reality interview series that allows fans to stand face to face with the luminaries, titans and leaders of our time. Created using state-of-the-art VR recording technology, these "virtual time capsules" allow fans to get as close as technologically possible to being in IN THE ROOM with the people who shape our world.

The interviews we're capturing are designed to stand the test of time. Imagine if you could go back in time and spend an hour with William Shakespeare, Joan of Arc or Martin Luther King Jr? It's too late for that, but today's technology gives us an unprecedented opportunity to capture and preserve the legacy of today's icons - told in their own voice and defined on their own terms. By building a library of interviews, Legion M aims to preserve these stories in a way that can inspire people all around the globe; now and for generations to come!

STAGE
Post Production

PRODUCTION PARTNER
VR Playhouse

RELEASE DATE
TBD

FORMAT
VR

LEGION M PRINCIPLES

Everything we do is guided by the three Legion M principles:

HAVE FUN

Life is too short to spend on things that suck. We won't move forward with a project unless we know it will get our Legion excited, and allow us to provide cool exclusives to our shareholders.

MAKE MONEY

While making money isn't our only priority, running a responsible business is critical for the long term success of the Legion. By focusing on projects with strong financial ROI we make ourselves stronger, create value for our fan-owners, and give us the opportunity to do more of the things we love.

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In January of 2017, Legion M filmed the pilot episode of the ICONS series featuring the legendary Stan Lee. Considered by many to be one of the greatest storytellers of our time, Stan is the co-creator of the Marvel Universe including Spiderman, The X Men, The Avengers, The Fantastic Four, The Incredible Hulk, Iron Man, Dr. Strange, and many, many more. At 94 years old, Stan has amazing energy and a singular point of view on life and love, success and failure, and the little-known origin stories of some of the most popular characters of all time.

In addition to Stan, we also had the opportunity to interview Joan Lee, his wife of nearly 70 years. Joan provided a completely different lens through which to view a man who is loved by so many. The host and interviewer for the pilot was director, actor, author and comedian Kevin Smith—a pop culture Icon in his own right. The experience was shot in Stan Lee's Los Angeles home.

In capturing these once-in-a-lifetime interviews, we used state of the art technology designed to maximize the fidelity of the footage. The camera positioning puts the viewer at the center of an intimate conversation with a 360-degree view of Stan's home. The resolution of the camera/lens combination is at the threshold of human perception, meaning the footage we've captured should stand the test of time even as virtual reality continues to undergo technological advancements.

WHAT WE LIKE ABOUT THIS PROJECT

CHANGE THE WORLD

With great power comes great responsibility. From our founders to our Allies, Legion M is committed to being a force for good in this world.

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Stan Lee and Kevin Smith. Do we need to say more?

Virtual Reality is a nascent industry with the potential to revolutionize entertainment and communication. In capturing these once-in-a-lifetime experiences, we aim to make a significant contribution to this emerging field. Never before has a high profile VR interview been shot so close--putting the user just a few feet away from one of the icons of our age. And never before has it been captured at such high fidelity--at the very limits of human perception. By capturing truly memorable interviews using truly remarkable technology, we hope to establish the standard upon which all future VR interviews are judged.

We have not yet announced a distribution partner for the interview, but based on the importance of the subject matter and quality of the capture technology, we are confident the interview will create value for generations to come.

THE FIELD GUIDE TO EVIL

The Field Guide to Evil
from bill clark

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THE FIELD GUIDE TO
EVIL
02:52
HD
vimeo

SYNOPSIS

The Field Guide to Evil is the highly anticipated follow-up from the creators of the cult classic ABCs of Death series. The ambitious global anthology will unveil a series of myths, lore, and folktales that have captivated, galvanized, and frightened communities throughout history. Backstopped by Drafthouse Films, the distribution arm of the Alamo Drafthouse Cinema, The Field Guide to

STAGE
Preproduction

PRODUCTION PARTNER
Tim League, Ant Timpson

RELEASE DATE
2018

FORMAT
Feature Film

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Evil will be helmed by eight of today's most talented genre filmmakers from around the world.

WHAT WE LIKE ABOUT THIS PROJECT

Not only are Tim League and Ant Timpson proven creators with a track record of success, the fact they have built-in distribution for the film (via Drafthouse Films or Neon) dramatically improves it's chances of financial success. Low budget horror films is one of the lowest risk paths to success in the entertainment business, and we believe Tim and Ant have set this project up right.

Aside from the financial considerations, we LOVE that Tim and Ant have created this opportunity for up-and-coming talent from around the world. Seven of the eight segments will be produced outside the United States, and two of the eight directors are women. We believe the premise of exploring local mythologies from around the world provides fertile material for what we hope to be a standout elevated genre film.

Most of all, we LOVE that Tim and Ant have chosen to use equity crowdfunding to raise funding for this film. We believe they could have easily raised money for this project from the usual suspects, and we applaud them for opening the door for fans to participate in the process. We're thrilled to have *Field Guide to Evil* as part of our slate.

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LEGION M PITCH ELEVATOR

Legion M Pitch Elevator at the Stan Lee's Los Angeles Comic Con
LEGION

SYNOPSIS

Anybody can have a great idea for a Film, TV, or VR project, but very few have the connections to get those ideas made. The Pitch Elevator is here to change that.

STAGE

Development

PRODUCTION PARTNER

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TBD

RELEASE DATE
TBD

FORMAT
TV/Web

In October of 2016, Legion M built a full-size elevator set on the floor of Stan Lee's Los Angeles Comic Con. Guests were invited to step inside and give a 2 minute pitch for their film, TV, or VR idea. After collecting over 200 pitches at the show (and other 200 during an online submission period), we've turned to our Legion to rate and review these projects. Over multiple rounds of competition, we're narrowing the field down to the top 10 finalists who will receive a chance to pitch their idea LIVE to a panel of Hollywood insiders and win prize packages that could include a development deal with Legion M.

Legion M is using the Pitch Elevator as the basis for a next generation unscripted TV or Web Series.

WHAT WE LIKE ABOUT THIS PROJECT

Pitch Elevator makes a lot of financial sense for Legion M as it represents not just an entertainment project, but also a marketing platform. Growing the Legion is one of our primary goals, and the Pitch Elevator allowed us to synergistically contribute some of our marketing money to create a show, and some of our production funds to support our

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marketing. We already had planned to spend marketing budget to exhibit at Stan Lee's Los Angeles Comic Con--this project allowed us to invest a modest amount of content budget to create an experience that for many was a highlight of the show.

In addition, the interactive nature of the process by which we narrow down nearly 400 pitches to the top 10 has provided the foundation for a interactive social game that has garnered interest from several potential distribution partners. Speculative shows like this are always a long-shot, but we believe Pitch Elevator represents a show that could be very attractive to the right distribution partner, and offers Legion M considerable upside if we can bring it to market.

Aside from the financial considerations, Pitch Elevator is important because it illustrates our commitment to "Opening the Gates of Hollywood" for fans and creators. This competition was open to anyone, yet 10 finalists will receive a once-in-a-lifetime chance to pitch their idea to a panel Hollywood insiders. These are the sorts of breaks that Legion M aspires to provide to new creators.

Finally, Pitch Elevator allows us to build infrastructure (our "Media Mogul" game) we plan to use in the future. It also demonstrate one of the super-powers of the Legion -- by inviting members of the Legion to rate, vote, and evaluate the pitches, we're showcasing our ability to crowdsource a critical function (evaluating creative ideas) to a group that has a natural incentive (i.e. their investment in Legion M) to act in the best interest of the

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company.

WE'RE JUST GETTING STARTED!

The projects listed above are just the tip of a robust slate of project that are currently in development and/or under negotiation. In addition to the publicly announced projects listed above, some other projects we are working on include:

- Sci-Fi feature film with a wholly original premise and committed A-List stars
- Four-quadrant animated family film
- Unscripted competition show built around the JOBS Act
- Stop-motion animated TV series
- Single-camera TV comedy in the vein of Sharknado
- Comic book adaptation as a feature film
- Alternate reality game
- Digital film festival for user generated short films
- Docu-series in the vein of Long Way Round and Parts Unknown
- Fantasy book adaptation as a feature film or TV series

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TERMS AND CONDITIONS HOME SUBMISSIONS CONTACT PRIVACY POLICY

SEC DISCLOSURE: NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

LEGION M

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December 21

LEGION M MADE IT TO FORBES MAGAZINE
READ WHAT IT'S ALL ABOUT! :)

Forbes

Title III Crowdfunding For Real, Part I
After attending the fifth annual Global Crowdfunding Convention in Las Vegas (wh...
forbes.com

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Leesha Davis shared **Comedy**'s **video**.
December 20

ok if you have never seen this series from Canada before you need to go find it.. Super funny... but for those that have seen it how cool is this possible animated one.. I know reboot eck. but I loved this show ! Corner Gas !!!!!!!!! woohoo !!!

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Chris Tatum
December 20

Hey Legion M, I have a podcast and we have been wanting to cover some Legion M stuff. Any admins have time to discuss a possible interview? For anyone that's interested our podcast is **Duly Nerded** we cover pop culture, science and technology.

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Jerry Jr Mungaray
December 21

I Do feel we are going to Break Another Record of Funds being Invested for Legion M Entertainment, If you Missed the First Round it was $7.00 per Share, and with a $1Million Cap! If there is a Third/Fourth Round it's going to be more $ per Share and the 3rd/4th Round some new Excited Members who Love the Idea of what Legion M Has to offer, and want to Invest, Perhaps that might be Financially Difficult, So back to the Second Round, I "Think" the Max Cap is $50 Million, Once we know what the $ per Share is, if you can Afford it, put want you can, We'll for all of us we do have a Second Chance to Invest in a Fantastic Fan Own Hollywood Entertainment Company soon, Even if its a few Shares, Yes you can Brag and Show Off those Certificate Shares, That you do Own a Part of Legion M, a Hollywood Entertainment Company, Dreams Do Come True! Mine Did!!

Paul Scanlan and 21 others

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Jerry Jr Mungaray
December 20

You're Legion M Empire Needs You, "Don't Ignore the Alerts" As we have Read, "This is the News We've Been Waiting for," Legion M Round Two of Investment is Coming Soon, Just Around the Corner, We Will Get More "LEGION M TROOPERS" 1 Million of Them to INVEST!!! I'm Right on Target! And! "" I WON'T MISS THIS ONE!!! "

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Good job
December 20 · Like · 1 · Reply

Arik Doss
Patience is virtue & the Legion WILL prevail😊 !!!
December 20 · Like · 2 · Reply

Isaiah Deshaun Harrison
I can't wait
December 20 · Like · 1 · Reply

Phil Silverman
Legion...Legion...LEGION M!!! Huzzah
December 20 · Like · 1 · Reply

Laurie Dionne
Thank you Jeff for keeping us informed and thank you for the hard work you and Paul have done to make Legion M a success. You have a great number of talented people behind you. I believe your view is a huge success and will continue to grow once people are able to see all the projects in place. Thank you also for the opportunity to join in this adventure. Its been very interesting so far. Can't wait to see more..Thanks again for making your dream reality with us hanging on... Lol
December 21 · Like · 2 · Reply

Tom Scanlan
Wonderful keep us informed
December 21 · Like · 1 · Reply

Parrish Mattison
Keep me informed
December 22 · Like · 1 · Reply

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Jim Morris
Looking forward to investing more. I truly believe in this!!!!!
December 20 · Like · 1 · Reply

Clifton McMillan Jr
Awesome!
December 20 · Like · 1 · Reply

Jody Rose
Excellent!
December 20 · Like · 1 · Reply

Herbie Galloway
Good job
December 20 · Like · 1 · Reply

Arik Doss
Patience is virtue & the Legion WILL prevail😊 !!!
December 20 · Like · 2 · Reply

Isaiah Deshaun Harrison
I can't wait
December 20 · Like · 1 · Reply

Phil Silverman
Legion...Legion...LEGION M!!! Huzzah
December 20 · Like · 1 · Reply

Laurie Dionne
Thank you Jeff for keeping us informed and thank you for the hard work you and Paul have done to make Legion M a success. You have a great number of talented people behind you. I believe your view is a huge success and will

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Debbie Starr Jackson
Looking forward to increasing my investment again **Jeff Annison Paul Scanlan** , and bringing more investors in.. CONGRATULATIONS on the process so far...HUGE LEGION M HUGS ...
#IAMLEGIONM
December 19 · Like · 4 · Reply

Anette Davis

December 19 · Like · 1 · Reply

Jack E Curenton
Looking forward to further growth Jeff
December 19 · Like · 1 · Reply

Anthony Evip
Its a historic day 👍🏻 🐖🔨 = 💰
December 20 · Like · 2 · Reply

View 1 previous reply...

Anthony Evip
Hahaha **Jeff Annison** no i could not find a piggy bank emoji so picture of a pig me hammering the piggy bank and cash to invest lol!!!

Jeff Annison
ok, thanks for explaining :)

Christopher Stegeman
I kinda think Fonzi plus bacon makes more sense

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Yolanda Martinez
Thank you for the update!!
December 19 · Like · 1 · Reply

Phil Silverman
Keep up the good work!
December 19 · Like · 1 · Reply

Andrew C. Laufer
I'm buying more stock.
December 19 · Like · 3 · Reply

Aaron B. Wheeler
Congrats! I'm writing grants and I'm don't have that many pages. I know how satisfying it is to finish something like that.
December 19 · Like · 4 · Reply

Walter Robinson
I will be increasing my investment!
December 19 · Like · 1 · Reply

Janie Bigham
Please do! I hope I can invest this time!!
December 19 · Like · 1 · Reply

Christine Petersen
Well done.. cant wait to see what happens next.😎
December 19 · Like · 1 · Reply

Roxanne Deblauwe
Thank you Legion M! You guys rock ! This is major news.. thank you for all you do🙏

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SOON
memegenerator.net

December 19 · Like · 10 · Reply

Shawn Hinkle
Can't wait
December 19 · Like · 1 · Reply

Ellen Gray
Awesomeness!
December 19 · Like · 1 · Reply

Bryan Autullo

GRAB A SEAT
Popcorn
THE SHOW IS ABOUT TO START

December 19 · Like · 4 · Reply

Caleb Gerard
Blurgh?
December 19 · Like · 1 · Reply

Thunder Levin
Looking forward to it! And all the possibilities it entails.
December 19 · Edited · Like · 1 · Reply

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Jeff Annison
Yeah--we were thinking about having a little shindig after the new year for anyone interested in taking a deeper dive into the details.

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Christopher Stegeman
Awesome news! I can't wait!
December 19 · Like · 1 · Reply

Christy Sullivan
Awesomeness!
December 19 · Like · 1 · Reply

John Tierney
Thank you for being so transparent! This concept is amazing
December 19 · Like · 3 · Reply

Parrish Mattison
Can't Wait to invest in the company!
December 19 · Like · 1 · Reply

Angel Guzman

BRACE YOURSELF
ROUND 2 COMING

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Awesome news
December 19 · Like · 1 · Reply
Kevin Grant
Way to see it through! !!!!
December 19 · Like · 1 · Reply
Leesha Davis
woohoo !
December 19 · Like · 1 · Reply
Cheryll Ganzel
Yay!!!
December 19 · Like · 1 · Reply
Paul Pash
I'm putting in 1 Meeeeeeellllliiiiiooonnnn dollars
December 19 · Like · 3 · Reply
Debbie Otto Hicks
GREAT NEWS!!! Love the perserverance!!
December 19 · Like · 1 · Reply
Terri Piñon
Yay! Thank you thank you for your hard work!!!
December 19 · Like · 1 · Reply
John Tierney
Great News! Let's Aim For A Valuation above 20 M
December 19 · Like · 2 · Reply
John Tierney
Any Ideas on dilution
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Screenwriter Antonio Pierre Nelson
SWEET!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!
December 19 · Like · 2 · Reply
JR James
How many rounds do you plan to do? Will you place a cap or keep issuing?
December 19 · Like · 1 · Reply
Jeff Annison
Good question, JR James. Our goal is to get to 1MM investors, which will take some time. Technically this next round will be second floor, but it may very well end up being a 100 story building to get to 1MM :)
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Christopher E. Greenstein
Yay! Looking forward to it all!
December 19 · Like · 2 · Reply
Paul Scanlan
This was a huge effort for your Legion M team but we got it done. Let's hope for a speedy response from the SEC with minimal comments.
December 19 · Like · 10 · Reply
Yu Kailin
Yes, short turnaround and little to address would be ideal, congrats on getting it all filed.
December 19 · Like · 1 · Reply
Parrish Mattison
Awesome news
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Ken Power
Congrats!
December 19 · Like · 3 · Reply

Reuben Leonard
Thank you for all your hard work Legion M founders and company. This is an amazing time for the Entertainment Business especially fan based. It will all workout fine. We are in it for the Long Haul. Let us all enjoy the ride. It will be a Great One!;) Take it One Step at a Time. Let th... See More
December 19 · Edited · Like · 5 · Reply

Shao Lopez
WOOOOOOOOOOO YEAH BABY ! ! !
December 19 · Like · 3 · Reply

Mike Baker
Woot.
December 19 · Like · 2 · Reply

Carrie Berger Rosenthal
We appreciate ALL your hard work!
December 19 · Like · 3 · Reply

Matthew Blocker

NAILED IT

December 19 · Like · 2 · Reply

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Jeff Annison
December 19

Ladies and Gentlemen, as of Dec 19th, 17:19 EST, we have OFFICIALLY FILED with the SEC for our next round of funding. The final document was over 330 pages long. This has been an been an extremely arduous process (I'm not going to lie--it kicked our butt for a little while!), but we've persevered and triumphed. At least for today.

The next step is in the SEC's hands. They have up to 30 days to review and respond with comments. At that point the ball will be back in our court to address to their comments and submit again.

It's difficult to predict exactly how long this back and forth will take, or how many rounds of comments we'll receive. Our lawyers have told us the record is about 60 days. We told them we like to break records.

We'll keep you in the loop as things progress. In the meantime, we'll be turning our focus to more interesting matters, like moving some of our projects along and laying plans for how we can get the word out once the new round is approved.

Stay tuned!

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Legion M made **Forbes** today!

Forbes

Title III Crowdfunding For Real, Part I
After attending the fifth annual Global Crowdfunding Convention in Las Vegas (wh...
forbes.com

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December 12

Congratulations to Legion M investor **Patrick Wiley** for his first published short story! The editor called it "one of the most unusual, disturbing stories that I've read in quite some time", which I think we can all agree is some compliment! ;) Congrats, Patrick!

Perihelion Science Fiction
Science fiction online magazine with stories, articles, and artwork.
perihelionsf.com

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AFI

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Abie Eke

December 22 · Frederickson, WA

Accepted mah shares!! Whoop whoop!!

Anyone else?

You, Paul Scanlan and 104 others

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Tomas Gravenmier shared **Adult Swim**'s **video**.

December 28

[as] **Adult Swim**

December 22 ·

You've never seen heroes like these.
The creators of Robot Chicken bring you SuperMansion.
Sundays at midnight on Adult Swim.

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Abie Eke
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Ed Cote
Thanks for reminding me.
December 24 · Like · Reply
Milton Marquez
You know it!
December 24 · Like · Reply
Tianna Xander
Yes!
December 24 · Like · Reply
Jay Keim
Oh yeah! Now how can I buy some more?
December 24 · Like · 1 · Reply
Angel Guzman
Round 2. Comming Soon....
Jay Keim
sweet..and we will be aptly notified?
Angel Guzman
Paul and Jeff will post it when the know the dates...
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Meredith Markman Schindehette
Accepted mine on Christmas Eve! 👍👍
December 27 · Like · Reply
Javier Cervantes
Got Mine too!
December 28 · Like · Reply
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Michelle P. Carter
Here's me sadly lurking on the outside looking in at everyone with their warm blankets and hot cocoa.
December 23 · Like · 3 · Reply
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Karen Cee
Hang in there - the new round will open soon. :) We're just excited, in part, because this took so long to happen. Many of us invested in May, the round closed in early August, and we're only just now feeling like "official" investors.
John G Grivas
Waiting for you to jump in, Michelle P. Carter!! It's a blast now but will be better when you join the party!!!
Mike Bernardin
Soon...you will be one of us!!
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Chris Kepford
Merry Christmas and Happy Hanukkah
December 23 · Like · 4 · Reply
Mike Bernardin
Got mine!
December 23 · Like · 3 · Reply
Ivan Hopke
OK found my shares I was missing in my alternative e mail if you run 2 e mails look in the other if your still missing shares
December 30 · Like · 1 · Reply
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Jeff Annison
Don't worry, Michelle P. Carter--you are still part of the family. Happy to share some of my cocoa with you until you can get some of your own! :)
December 23 · Like · 1 · Reply
Karen Cee
Hang in there - the new round will open soon. :) We're just excited, in part, because this took so long to happen. Many of us invested in May, the round closed in early August, and we're only just now feeling like "official" investors.
December 23 · Like · 2 · Reply
John G Grivas
Waiting for you to jump in, Michelle P. Carter!! It's a blast now but will be better when you join the party!!!
December 24 · Like · 1 · Reply
Mike Bernardin
Soon...you will be one of us!!
December 30 · Like · 1 · Reply
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Nicholas Nawroth
Jeff Annison thanks for the tip!
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Nicholas Nawroth
Shares received! FYI, I got 2 emails telling me they were ready, you guys must've bee really excited!
December 23 · Like · 5 · Reply
Paul Scanlan
Yeah, that was an eShares hiccup, though we are pretty excited. The 2nd email should be the one that works.
Nicholas Nawroth
Paul Scanlan no worries, thanks!
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Steve Franceschi
Received and excited.
December 23 · Like · 1 · Reply
Liz Moore
Got it done!
December 23 · Like · 1 · Reply
Michelle P. Carter
Here's me sadly lurking on the outside looking in at everyone with their warm blankets and hot cocoa.
December 23 · Like · 3 · Reply
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Karen Cee
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Eric Ramey
Today was the day I realized I never did go back to increase my investment like I thought I did. I wish I didn't think I did and had actually done instead. Today would have had a bigger smile on my face instead of a face-palming action directed toward it.
December 23 · Like · 4 · Reply
Angel Guzman
Round 2 is just around the corner
Jeff Annison
lol--fear not, Eric Ramey. You'll get your chance. :)
Eric Ramey
I thought I missed round two. Face-palm free...
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Chris Courtney Martin
Never got my email. I'm hoping nothing went wrong.
December 23 · Like · 1 · Reply
Jeff Annison
please send us mail to team@thelegionm.com, Chris Courtney Martin, and we can look up your shares.
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Jewel Burr
Got 2 emails but both certs have the same number.
December 23 · Like · 3 · Reply
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Ivan Hopke
OK so is that a no on my missing shares?
Cindy Welch
I signed up already, thanks!
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I can give you the background, Mindy Anderson. We needed to get a registered transfer agent--partly because we'll need one for the Reg A round, and partly because with over 3000 shareholders we needed a scalable solution (before this we... See More
Mindy Anderson
Jeff - thank you for this answer and being quick on the reply. i appreciate it. and as a person who has more than a half a dozen tech startups under her belt i understand the fun times (big lol) that can be had managing a cap table through excel or goo... See More
Jeff Annison
Appreciate the feedback, Mindy. Trust me, if/when you ever go to sell your shares you'll be MUCH happier with eShares than with us managing the stock register in a google doc. :) Plus I think we're legally required to have one for the Reg A.... See More
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Sabrina Greenwood-Briggs
So excited to get mine and love that it's in the same system as other investments I have.
December 23 · Like · 3 · Reply
Andy De Maertelaere
Tried to open my account but didn't get the activation mail! 😢😢😢
December 23 · Like · Reply
Jeff Annison
Andy De Maertelaere - I see your certificate is accepted, so I'm guessing you were able to find the e-mail. If not, send us mail to team@thelegionm.com.
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Tina Welborn
I got mine...there is a email for support posted above ^^^ somewhere that I emailed about the issue.
Jeff Annison
Tina Welborn--I see yours is accepted now. I trust you found it!
Tina Welborn
I sent an email to support & they responded with the certificates email shortly after. Thanks Jeff!
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Jasmine Tanner
I just got it now. AWESOME!
December 23 · Like · 1 · Reply
Buck Bell
Team, I invest in many things, and I have to say that this process has been pro. Communication has been solid, and promises made were kept. Well done!
December 23 · Like · 8 · Reply
Leslie David
got the e-mail. Can't remember the login. :P
December 23 · Like · Reply
Mindy Anderson
while no one is more excited than me about legion m, is there a way to discuss or get some background or understand how or why we ended up using/choosing/being subjected to eshare for this process? not that i am looking for some democratic vote (lol.), nor do i think everyone will be happy with every single choice or decision, i would like some more information on this one specifically.
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Randy Mazin
Thanks Jeff ill check my email in a few and let you know
Randy Mazin
Still nothing. No rush but if you can check the email next week it should be randy.mazin@gmail.com
Randy Mazin
Got it. Thanks Jeff!! Happy Holidays!
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Cindy Welch
Yeah!
December 23 · Like · 1 · Reply
Paul Magnan
Got it..! Loving being a part of this..Lot's of fun!
December 23 · Like · 2 · Reply
Cindy Welch
Will we be able to buy more shares?
December 23 · Like · 2 · Reply
Terri Piñon
Yes! As soon as the next round opens up you can buy more if you like.
Cindy Welch
Thanks!
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Tina Welborn
I received an email in November (24th) announcing the eshares notifications would be sent soon. I've received nothing since...i just searched all mail items for mail from
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Matthew L. Levine
Got it!
December 23 · Like · 1 · Reply
JoAnn Reardon
Hubby and I each got our emails and we both accepted our individual shares last night! So excited to see the next step realized!
December 23 · Edited · Like · 1 · Reply
Leóncio Sánchez
Received last night
December 23 · Edited · Like · 1 · Reply
Bob Kettner
awesome, will we be able to buy more at any time?
December 23 · Like · 2 · Reply
Paul Scanlan
Yes, in the next round as soon as we are approved by the SEC.
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Ray Mills
Got mine. :)
December 23 · Like · 1 · Reply
Randy Mazin
Nothing yet for me
December 23 · Like · 1 · Reply
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Randy Mazin
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Kristaps Soms
Now you dont have to. You will need it later at some point
Ivan Hopke
Bit coin may fix that in time wefunder is expecting it now only a mater of time
Jeff Annison
There's really no reason to link a bank account to eshares yet--I can't think of any reason you'd need to. Our next round will be on wefunder, and they accept international payments.
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Mike Baker
No email yet.
December 23 · Like · 1 · Reply
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Mike Baker
I checked and nada.
Jeff Annison
Mike--I just triggered it to resend your e-mail. If you don't get it this time, please send us a mail at team@thelegionm.com. If you have an issue, I want to make sure it doesn't get lost in the comments.
Mike Baker
Jeff Annison ty I'll let you know.
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Chris Kepford
Got mine ! LEGION M
December 23 · Like · 1 · Reply
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Got mine too!!!
December 22 · Like · 1 · Reply
Yu Kailin
I got 2 emails, haven't clicked yet because I just got home from the movies.
December 22 · Like · 1 · Reply
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MeriJewel Burr
I got two emails as well. They both referenced the same certificate.
Paul Scanlan
eShares sent some folks 2 emails, the 2nd one is the one to click on.
Yu Kailin
Good to know
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Mark Dyson
Arrived safely, accepted. Woo hoo!
December 23 · Like · 1 · Reply
Li Flickinger Lammert
Got it, signed it, and thank you!
December 23 · Like · 1 · Reply
Kristaps Soms
This does not look good for non-US investors :/
PROFILE
ACCESS
BANK ACCOUNT
CONNECT YOUR CHECKING ACCOUNT
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Jeff Annison
Yes, Gordon Tyler--there won't owe any taxes until you sell your shares.

Gordon Tyler
shows how much investing experience I have

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Jim Etherington
got Mine Proud to be part of Legion M
December 22 · Like · 2 · Reply

Anthony Evip
Jeff Annison and **Paul Scanlan** I probably have a dumb question to ask but why does it say Common Class A Stock 0.0001 on the par value should it be $7 dollars since we started from ground up?
December 22 · Like · 2 · Reply

Paul Scanlan
Anthony, its a bit confusing. I found this definition online to help explain it...Par value for stock is an archaic concept that can most easily be thought of as the actual value of the paper your stock certificate is printed on (assuming the corporation that i... See More

Anthony Evip
Thanks **Paul Scanlan** 👍

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David Kingsland
Par value is an arbitrary number, even big blue chip stocks' par value are very small, usually under a dollar.
December 22 · Like · 3 · Reply

Sharon Henagar

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Leesha Davis
David Kingsland Im just glad we have people like you here to help us newbies.. I never thought I would be able to invest in anything..... Ever.....
David Kingsland
Leesha Davis, you might want to check out https://www.loyal3.com. You can invest as little as $10 at a time, for free, into some of Americas best companies like google, coke, amazon, Starbucks, target...you get the idea. Now that you bought your first st... See More
LOYAL3
loyal3.com
Invest in your favorite brands and pay no fees to buy...
Leesha Davis
David Kingsland will do.. I think I have an account. I won some stock in Tmobile in a game they had a few months ago :)
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Gordon Tyler
If you get a server error clicking on the URL in the email, try chopping off the last part of it or start here to create your account: https://esharesinc.com/accounts/register/
eShares - Cap table management software, subscriptio...
esharesinc.com
Equity management, 409A valuations, and liquidity, all in o...
December 22 · Like · Reply
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Gordon Tyler
I did see two emails after finding this work around, but Gmail seemed to hide the wrong one on me. Maybe
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Legion M Entertainment, Inc.
December 23 · Like · 1 · Reply
Leesha Davis
David Kingsland Im just glad we have people like you here to help us newbies.. I never thought I would be able to invest in anything..... Ever.....
December 23 · Edited · Like · Reply
David Kingsland
Leesha Davis, you might want to check out https://www.loyal3.com. You can invest as little as $10 at a time, for free, into some of Americas best companies like google, coke, amazon, Starbucks, target...you get the idea. Now that you bought your first stock, do it again. Ev... See More
LOYAL3
loyal3.com
Invest in your favorite brands and pay no fees to buy or sel...
December 23 · Like · 1 · Reply
Leesha Davis
David Kingsland will do.. I think I have an account. I won some stock in Tmobile in a game they had a few months ago :)
December 23 · Like · 1 · Reply
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David Kingsland
Buying stock is not a taxable event. You are all good until the day you selll or a long time in the future if they decide to pay a dividend with all the profits from successful projects! The best bet is to pass this on to your grandkids and make them pay the taxes!
December 23 · Like · 6 · Reply
Leesha Davis
lol
December 23 · Like · Reply
Jeff Annison
David Kingsland is right on--won't be any taxes until you sell your stock.
December 23 · Like · 1 · Reply
David Kingsland
Jeff Annison in another life I was a stock broker....this is the most fun I have ever had with a new issue...it is the social aspect/community feel.
Legion M Entertainment, Inc.
December 23 · Like · 1 · Reply
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Congratulations to everyone involved. Now the fun starts!!!
December 22 · Like · 2 · Reply
Suzanne Hooper
Just got home, saw the email and accepted! YAY!! We are ON OUR WAY!!! :D
December 22 · Like · 1 · Reply
Chad D'Aigle
Got mine!
ttps://esharesinc.com/
Chad D'Aigle's Portfolio
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Legion M Entertai
December 22 · Like · 2 · Reply
Jerry Seward
ACCEPTED!!!!
December 22 · Like · 2 · Reply
Leesha Davis
Oh I had a question... now that tax time is close, eek,,,, is there anything us newbies to investing need to know about our Legion M stock ?
December 22 · Like · 3 · Reply
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My name is spelled incorrectly on it. I replied that to the email to change it.
December 22 · Like · 1 · Reply

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Paul Scanlan
Patricia, let us look into it and see if we can fix it with eShares. Was it spelled correctly with Wefunder?

Patricia Oricht
Paul Scanlan This is what they did. My name on the email is correct and then on the cert it is not. Hi PATRICIA ORICHT,

Legion M Entertainment, Inc. has issued a... See More

Patricia Oricht
Paul Scanlan My name is not Pricht. Its Oricht.

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Jonas Butkus
Signed, sealed and delivered...
Thank you
December 22 · Like · 1 · Reply

Yvette Hickman
I'm so excited. And I just can't hide it. I'm about to lose control and....hey...I think I like it.
December 22 · Like · 3 · Reply

Sharon Henagar
Thank you Legion M. I can not wait to see this company soar into the atmosphere and beyond.
I have never been a founding member of a emerging company. It will be an amazing experience to see what is to come from a fan owned company.

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Erik Alsman
Got my shares!
December 22 · Like · 2 · Reply
Phil Silverman
I am in receipt of my shares!
December 22 · Like · 2 · Reply
Jeff Zervos
Thanks! Happy Holidays to All
December 22 · Like · 2 · Reply
Erik Alsman
My sister married a Zervos!
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Scott Weston Brennan
Got mine, great work😊😊
December 22 · Like · 1 · Reply
Debbie Otto Hicks
How exciting! Got mine. ;)
December 22 · Like · 1 · Reply
MeriJewel Burr
Got mine! Yay!!!
December 22 · Like · 1 · Reply
Matt Miller
Bling!
December 22 · Like · 1 · Reply
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Jeff Annison
Send mail to Support@thelegionm.com
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Thomas C Coffin Jr
Got mine! Yay!
December 22 · Like · 1 · Reply
Christopher E. Greenstein
Got mine! Thanks!
December 22 · Like · 1 · Reply
Leesha Davis
just got mine.. so cool... I might have to print out the certificate and hang it up :)
December 22 · Like · 2 · Reply
Jeff Annison
We're going to have a MUCH nicer version of the certificate soon...
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Jenn Kemp
Yay!
December 22 · Like · 1 · Reply
Arnold Sanders
got mine!
December 22 · Like · 1 · Reply
Jim Etherington
Woot
December 22 · Like · 1 · Reply
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Andrew C. Laufer
Got it! Cha Ching!
December 22 · Like · 2 · Reply

Robert A. Selb
Got it, but I really don't like that eshares asked a SS number
December 22 · Like · 1 · Reply

David A. Gilbert
Pretty much any brokerage holding stocks on your behalf is going to require this. (Though I also found it unsettling until we got the confirmation from the Legion M side.)

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Yolanda Martinez
Thank you Legion M!!
December 22 · Like · 1 · Reply

Mary Reinhardt
Thank you, Paul!!
December 22 · Like · 1 · Reply

Billy Marlowe
Got it. Thanks, guys!
December 22 · Like · 1 · Reply

Terri Piñon
Sweet! Got mine! Paul, I got the email from eShares, but no email from Legion M. Should we have gotten one? I have a couple of investors showing concern that the news didn't come from Legion M directly. **Paul**
December 22 · Edited · Like · 1 · Reply

Paul Scanlan

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Char Lovelady
I got mine😁
December 22 · Like · 1 · Reply
Ryan Redfern
Got 'em! B|
December 22 · Like · 1 · Reply
Char Lovelady
Wonderful feeling
December 22 · Like · 1 · Reply
John G Grivas
Early Christmas present!!!!
December 22 · Like · 4 · Reply
Shon-Mark O'Donnell
Printed my very...Just in time for Christmas 🎄 ! Thanks!
December 22 · Like · 3 · Reply
David G Johnson
Got it
December 22 · Like · 1 · Reply
Dylan Richardson
I just got mine!!! WOOT!
December 22 · Like · 1 · Reply
Hoa Ly-Dominguez
Got it!
December 22 · Like · 1 · Reply
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Debbie Bouchillon
Paul Scanlan yes, it should be under Debbie but may be under Debra.

Jeff Annison
Debbie Bouchillon If you haven't gotten this resolved yet, please send us a mail at team@thelegionm.com. Want to make sure any issue doesn't get lost in the comments of this post.

Debbie Bouchillon
Jeff Annison Ok thanks.

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Richard Stanley III
Just received mine!! So excited!
December 22 · Like · 1 · Reply

Angel Guzman
Just Accepted my certificate. Now a proud owner of some Legion M Stock..
December 22 · Like · 5 · Reply

Mike Byrd
WOOOOOOOHOOOOOOO
December 22 · Like · 1 · Reply

Carrie Berger Rosenthal
I just accepted mine!!!!!
December 22 · Like · 1 · Reply

Christopher Stegeman
makes this all so much more real
December 22 · Like · 1 · Reply

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Sheelagh M Talkington Sy
What do I put under corporation? Legion N What kind? C-Corp/S-Corp? Was not sure....please advise. Thanks!!
December 22 · Like · Reply
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Ivan Hopke
No your a individual holder
Sheelagh M Talkington Sy
I put individual. But it opened another page that asked what is your corporation.
Sheelagh M Talkington Sy
I know, weird. Nevermind, got another email. And accepted my certificate.
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Screenwriter Antonio Pierre Nelson
Like I mentioned, I'm so happy to be a part of this. Thank you Paul & Jeff
December 22 · Edited · Like · 2 · Reply
Jeff Annison
We're happy for you to be a part of this too! Thank YOU! :)
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Debbie Bouchillon
I'm getting worried, I haven't gotten mine yet!
December 22 · Like · Reply
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Albert W. Brewster
Leslie Peterson
December 22 · Like · 2 · Reply
Leslie Peterson
I got mine!! Did you??
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Mario Guerra
Got mine! 😊👏👏👏
December 22 · Like · 1 · Reply
Ken Power
Wicked!
December 22 · Like · 1 · Reply
Wanda Kurtcu
Just accepted my shares too! Huzzah!
December 22 · Like · Reply
Beth Lubaroff Pfeifer
Woo-hoo! I've printed out my certificate!
December 22 · Like · Reply
Daniel Morrison
Paul Scanlan, when do you expect to see shares fluctuate based on actual value increase or decrease?
December 22 · Like · 1 · Reply
Jeff Annison
The next round -- and each round after it -- will have a new price. But it won't go up and down with supply and demand until there is an open market. Your guess is as good as ours on that...
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Jennifer Rose
Yay!! Just set it up!
December 22 · Like · 1 · Reply
Daniel Morrison
Yay! And it looks like I'm in the black! Congrats on maintaining the share value :-)
December 22 · Like · 2 · Reply
Devon Brammer
Just accepted my shares!
December 22 · Like · 1 · Reply
Jose Fernandez
Just saw the emails!!! I'm extremely excited !!!!
December 22 · Like · 2 · Reply
Brant Hunt
Awesome thanks
December 22 · Like · 2 · Reply
Brian Duffy
just signed! :)
December 22 · Like · 1 · Reply
Jodi Yamashiro
We have to sign something?
Daniel Morrison
By "sign" they mean type your full name
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Brie Scolaro
Yayaya
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Shelley Shearer
Jeff Annison looks like it's user error on my part. The additional funds don't look like they were added properly so it's just the initial 16 shares. Will have to do more next time. :)
Jeff Annison
Ivan Hopke I see two certificates for you. One is accepted, the other is not. I just triggered it to send you another e-mail for the second set. If you still have a problem, please send an email to team@thelegionm.com--it may get lost if y... See More
Ivan Hopke
Jeff Annison the 2 e mails I got had the same code and no new e mail has showed up
Write a reply...
Ivan Hopke
OK I have got them. Do I need to make the acount?
December 22 · Like · Reply
Jeff Annison
Yes :)
Write a reply...
Clifton McMillan Jr
Got my certificate!
December 22 · Like · 1 · Reply
Sandra Schwarzbach
Thanks for the heads up. I was going to login to the site and make sure this was not a scam trying to access Legion M shareholders (or shares ) thru cyber fraud!
December 22 · Like · 1 · Reply
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Ivan Hopke
OK I tryed to buy 16 shares at closing will it come sepretly was trying for 30 in all for that round
December 22 · Like · Reply
John G Grivas
Early Christmas present!!!!
December 22 · Like · Reply
Ivan Hopke
Jeff Annison I only have my first buy of 14 shares so some is missing or may be my buy did not get in idk my finances tracking is a mess that month
December 22 · Like · Reply
Shelley Shearer
Jeff Annison looks like it's user error on my part. The additional funds don't look like they were added properly so it's just the initial 16 shares. Will have to do more next time. :)
December 22 · Like · 1 · Reply
Jeff Annison
Ivan Hopke I see two certificates for you. One is accepted, the other is not. I just triggered it to send you another e-mail for the second set. If you still have a problem, please send an email to team@thelegionm.com--it may get lost if you reply to this comment.
December 23 · Like · 1 · Reply
Ivan Hopke
Jeff Annison the 2 e mails I got had the same code and no new e mail has showed up
December 23 · Like · 1 · Reply
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Ivan Hopke
Dear god hope I don't have the same problem
December 22 · Like · Reply
Jeff Annison
Let us know if you see any issues, and we'll run them down Ivan Hopke. Shelley Shearer your certificate should be for everything. If it's not, we'll get to the bottom of it.
December 22 · Like · Reply
Ivan Hopke
OK I tryed to buy 16 shares at closing will it come sepretly was trying for 30 in all for that round
December 22 · Like · Reply
John G Grivas
Early Christmas present!!!!
December 22 · Like · Reply
Ivan Hopke
Jeff Annison I only have my first buy of 14 shares so some is missing or may be my buy did not get in idk my finances tracking is a mess that month
December 22 · Like · Reply
Shelley Shearer
Jeff Annison looks like it's user error on my part. The additional funds don't look like they were added properly so it's just the initial 16 shares. Will have to do more next time. :)
December 22 · Like · 1 · Reply
Jeff Annison
Ivan Hopke I see two certificates for you. One is accepted, the other is not. I just triggered it to send you another e-
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Christopher Stegeman
Stoked
December 22 · Like · Reply

Suzanne Hooper
Cool! 👍👍👍
December 22 · Like · Reply

Phillip Roe
I just read this and litterally 5 seconds later I got the email. Lol.
December 22 · Like · 👍 1 · Reply

Ramona Snyder
thanks for posting.. I would of thought spam
December 22 · Like · 👍 1 · Reply

Shao Lopez
Woooo yeah Thanks **Paul Scanlan**
December 22 · Like · 👍 1 · Reply

Jerry Jr Mungaray
Sorry I Couldn't Wait! I just Created an Account and There it was, WOW "My Legion M Entertainment Certificate/Shares", Signed by Jeff Annison and Paul Scanlan!! Right on!! Thanks!
December 22 · Edited · Like · 👍 1 · Reply

Shelley Shearer
Paul Scanlan - Received! But confused. After the initial purchase I had upped my amount, but it looks like the certificate is only for the original amount. Was it not possible to add purchases on that round?
December 22 · Edited · Like · Reply

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Shelley Shearer
exciting!!
December 22 · Like · 1 · Reply
F Schneider St Jean
Great 🙌😎
December 22 · Like · Reply
Clifton McMillan Jr
Nice!
December 22 · Like · Reply
Josh Woodby
Excellent
December 22 · Like · Reply
Lisa Philbrick Oren
Awesome!
December 22 · Like · Reply
Janie Bigham
When will the next offering be?
December 22 · Like · Reply
Jeff Annison
best guess is mid-Feb. You can see here for more info (password is 'topsecret') https://thelegionm.com/shareholder-updates/2016/12/19/we-are-filed
We are FILED
thelegionm.com
Mark the time--as of 17:21 EST Legion M...
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These Are The 12 Worst Superhero Movies Of All Time
moviepilot.com

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Paul Scanlan
December 22

Attention Legion M Investors!
Your Legion M founding shares are finally ready and can be found in your spanking new eShares account. All shareholders should receive an email invitation from eShares to their individual account. The emails should be coming within the next few hours. Please make sure to check your spam and clutter folders if you can't find it. Another step onward and upward!

eShares

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Christopher K Leitz
I believe it will be $9 per share in round 2.
January 3 · Like · 1 · Reply
Yu Kailin
Price of the shares in round 2 will be different and new investors won't qualify as Founding Investors, and that should be the only difference.
I work for the Newport Beach film festival and we bring in students as interns to help plan and execute the festival.
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Kari Nation

January 3

Hello all I've got some exciting news! I'm attending a class at my college that gives us the opportunity to attend the entire Palm Springs Film Festival and meet with the directors, producers, and actors as well. My professor says that meeting them will help you gain connections and build your network to be successful :) this is my first time attending a film festival! It was truly riveting for me and my fellow film class peers. What a wonderful experience to be able to attend one of the most beloved festivals out here! I am truly blessed to be able to attend and build my connections for the future! :D hope all of you had a wonderful Christmas and New Years!

Question: the investment is the same as the first one when we started right? Or is it different, haven't been able to get around at all and be fully a part of everything that has been going on Legion M :) but I hope all of you are well!

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January 4 · Albany, OR

Bummer...

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Paul Scanlan shared his **event**.

December 31

Happy New Year to the entire Legion M family!

We can hardly contain our excitement for the year ahead and the continued momentum together.

Wishing you all a safe and joyous New Year and we look forward to celebrating together at our Worldwide Toast and 2017 Kick Off (January 10th).

Onward and upward in 2017...the year of Legion M!

2017
the year of LEGION M

JAN 10 **Legion M Worldwide Toast and 2017 Kick Off!**

200 people went

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January 10 at 3:33 AM

Got to chat with Linda Hamilton yesterday, she's a friend of a friend. And, lives down block from the B&B we always stay at. She's a very kind lady.

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January 11 at 10:18 PM

Join the Legion M team as we talk about our successes in 2016 and our future plans for 2017!!

(For those of you that missed it here is the full video!)

Legion M Worldwide Toast and 2017 Kickoff!!

Join the Legion M team as we talk about our successes in 2016 and our future plans for 2017!!

YOUTUBE.COM

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Jeff Annison was live.

January 10 at 5:21 PM

Getting ready to rock!

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__{• .*. _ .*. _ .*.. •}__
~~~~~~~~~~~~~~~~~~~~...
♪ ♫ ★ Happy Belated Birthday Jeff! ★ ♫ ♪
... See More

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Christopher K Leitz
Hey John, most of the executive team's efforts lately have been focused on getting our next round of funding up and running. The forum team has been talking with **Damian Beurer** about putting together a roadmap for volunteers to represent Legion M at shows across the country... See More
January 16 at 7:29 AM · Like · 4 · Reply

Mike Baker
We have at least 5 major cons in MA/CT/RI

Christopher K Leitz
Also, I should add that cons can be added to the Legion M calendar on the forums and the forum team will approve them so everyone can see them and keep them on the radar for the future.

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Jeff Annison
Thanks for asking, **John Nielsen**, and for answering, **Christopher K Leitz**! We'd like to figure out a plan to support this sort of thing--especially when the new round opens. **Damian Beurer** is our point man on it.
January 16 at 12:16 PM · Like · 3 · Reply

Niki de Soto
Cool - count Bren and I in for Wizard World Con at New orleans every January - we're always there anyway. Would love to be there spreading the word about Legion M!
January 16 at 12:29 PM · Like · 1 · Reply

Debbie Otto Hicks
We have the walker stalker convention. June. Portland Oregon. ;) Would be great to have Legion M represent.

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__{• .*. _ .*. _ .*.. •}__
~~~~~~~~~~~~~~~~~~~~...
♪ ♬ ★ Happy Belated Birthday **Jeff!** ★ ♬ ♪
... See More

Happy
Birthday
Jeff

Happy Birthday Jeff!
I'm interrupting your news feed to bring you this special News Bulletin Today is Jeff's Birthday! -- And now back to your continued news feed.
YOUTUBE.COM

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John Nielsen
January 16 at 7:21 AM

so theres this convention near where I live, its only a few years old, but if i wanted to see the Legion there, would it be something i could run (like the booth), or is it something you would run. Im just wondering?

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Damian Beurer was live.
January 15 at 1:55 PM

We are out technical scouting for our upcoming Icons interview with Stan Lee!

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Chris Kepford
Yayayay
January 18 at 3:45 AM · Like · 1 · Reply

Barnaby Zelman
Will it be on WeFunder, or another platform?
January 18 at 7:42 AM · Like · 2 · Reply

Paul Scanlan
Wefunder.

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Anthony Evip
Great Bday gift from the SEC to you **Paul Scanlan** 😊 👍 👏
January 18 at 7:48 AM · Like · 2 · Reply

Jon Cacciatore
sounds great congrats! And Happy Birthday!
January 18 at 3:00 PM · Like · 1 · Reply

Debbie Bouchillon
Happy Birthday Paul! It's a good day!!
January 18 at 3:54 PM · Like · 1 · Reply

Sharon Henagar
Bet you Could not have asked for a better Birthday present. Awesome
January 18 at 10:39 PM · Like · 1 · Reply

Sharon Henagar
Happy Birthday
January 18 at 10:39 PM · Like · 1 · Reply

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January 17 at 3:04 PM

Have you got a question for Stan Lee? We're sitting down with him for a historic ICONS VR interview next week and want YOU you to help us make the most of it

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Barb Skelley
Awesome! Yay!
January 17 at 7:53 PM · Like · 1 · Reply
Matt Miller
Schweet!!!
January 17 at 8:39 PM · Like · 1 · Reply
Debbie Otto Hicks
Happy birthday to you! Can't wait to see what the next one brings. ;)
January 17 at 8:41 PM · Like · 1 · Reply
Elisabeth Hawkins
Yay!!!! What a wonderful birthday gift for you (and for all of us, even if it's not our birthdays!)
January 17 at 8:42 PM · Like · 1 · Reply
Laurie Dionne
Great Job!! It will be great to see first episode.
January 18 at 12:03 AM · Like · 1 · Reply
Laurie Dionne
Happy Birthday!!!!!
Write a reply...
Tanya Laird
You're going to tell us when the next round is open right? I'm waiting patiently (and supportively) in the wings here :)
January 18 at 12:05 AM · Like · 4 · Reply
Lisa Sudo
Yay...and Happy Birthday!!
January 18 at 2:48 AM · Like · 2 · Reply
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Tom Scanlan
Great news congratulations
January 17 at 6:32 PM · Like · 1 · Reply

Michael J. Epstein
!!!
January 17 at 6:33 PM · Like · 2 · Reply

Yolanda Martinez
Great job Legion M!!!
January 17 at 7:01 PM · Like · 1 · Reply

Ken Power
Nice BD Action Plan!!
January 17 at 7:08 PM · Like · 1 · Reply

Shawn Hinkle
congrats and happy birthday!
January 17 at 7:12 PM · Like · 1 · Reply

John G Grivas
Awesome news!!! Happy B-Day!!!
January 17 at 7:17 PM · Like · 1 · Reply

Barb Skelley
Awesome! Yay!
January 17 at 7:53 PM · Like · 1 · Reply

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January 17 at 3:04 PM

Have you got a question for Stan Lee? We're sitting down with him for a historic ICONS VR interview next week and want YOU you to help us make the most of it

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Paul Scanlan
January 17 at 4:47 PM

Happy Birthday from the SEC! We received the first round of comments on our Reg A filing today - right on time and on my birthday no less!. We are very happy and relieved to report that their comments are minimal, certainly less than we were expecting and probably the best case we could have asked for. Our aim is to get them our responses within a week and hope that the next we hear from them will be approval to go live! We will keep everyone in the loop as we go, but so far so good. Onward and upward!

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

DIVISION OF
CORPORATION FINANCE

Mail Stop 3561

January 17, 2017

Paul Scanlan
Chief Executive Officer
Legion M Entertainment, Inc.
6425 Christie Ave., Suite 500
Emeryville, CA 94608

Re: Legion M Entertainment, Inc.
Draft Offering Statement on Form 1-A
Submitted December 19, 2016

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Jeff Annison shared a link.
January 17 at 3:04 PM

Have you got a question for Stan Lee? We're sitting down with him for a historic ICONS VR interview next week and want YOU you to help us make the most of it

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Pete Yagmin
Yes! ICYMI: https://youtu.be/MWgRkCNC6vg?t=54m51s

Legion M Worldwide Toast and 2017 Kickoff!!
youtube.com
Join the Legion M team as we talk about our su...

January 19 at 8:10 PM · Like · 4 · Reply

Sarah Elizabeth Pruner
THANK YOU!
January 19 at 8:11 PM · Like · 1 · Reply

Damian Beurer
Thanks Pete. Yes we will have an announcement SOON as to when we are opting it up again with the full thumbs up from the SEC!!!

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You can own a Limited edition Criss Madd T-Shirt Only 5 will be made ACT FAST!!!!! The Madd T-Shirt- Art Package (LIMITED) Get Criss Madd's concept art of Barbara on a two sided T-S... Continue Reading

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Spend the night with Bruce Campbell in a Haunted Mansion? Casting NOW for New Horror Reality Series!
insidethemagic.net

David Baxter and 29 others 14 Comments 7 Shares

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Sarah Elizabeth Pruner
January 19 at 8:02 PM

I know this has been asked before, but it's the new year...and i can finally afford to invest a bit. is it true that there will be another round of investing, and will it be sooner rather than later?

Paul Scanlan and 3 others 2 Comments

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January 19 at 8:10 PM

WrittenSins on FB
January 19 at 12:09 PM ·

You can own a Limited edition Criss Madd T-Shirt Only 5 will be made ACT FAST!!!!! The Madd T-Shirt- Art Package (LIMITED) Get Criss Madd's concept art of Barbara on a two sided T-S... Continue Reading

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Sreecharan Sankaranarayanan
Late March, Early April. Watch the Legion M Worldwide Toast for more details.
January 20 at 9:36 PM · Like · 5 · Reply
Liz Moore
Thanks for the info! Just in time for income tax returns!
January 20 at 10:09 PM · Like · 4 · Reply
Lea Johnson
😂😂😀
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January 20 at 9:30 PM
When is the stock offering happening?
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January 21 at 9:53 AM

Our latest ramblings published today in **The Hollywood Reporter**

Legion M
Posted by Paul Scanlan
January 21 at 9:50 AM ·

Thank you to **The Hollywood Reporter** for publishing our latest byline.

How Obama's Legacy Can Help Hollywood Work More Democratically — and Creatively (Guest Column)
hollywoodreporter.com

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Chad D'Aigle shared **Legion M: Michigan**'s **event.**
January 21 at 10:22 AM

Hey Everybody! Just a reminder and a fresh post about the Michigan meet up tonight!

Please RSVP so that I can get an accurate headcount!

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Allow me to share with fellow LEGION M members, my new ETSY.com online shop 'Art by Santiano'. The new shop is strictly devoted to my new digital illustrations capturing the beauty and allure of the female image, female superheroes and some sexy villains in the mix! Even got a 'Like' from ... More

Comments Done

Thank you!
Wednesday at 1:20 PM · Like · 1 · Reply

Jerry Jr Mungaray
Right on!
Wednesday at 2:31 PM · Like · 1 · Reply

Sharon Henagar
Yay!!!!!
Wednesday at 7:16 PM · Like · 1 · Reply

Brenda Jacinto
Thanks for the update.
Wednesday at 11:43 PM · Like · 1 · Reply

Kara Kessener
When will investing be open again? Not sure if there was an update after November passed.
Thursday at 12:58 AM · Like · 1 · Reply

Paul Scanlan
Hopefully within the next 4 weeks based on the expected SEC turn around time.

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Karma Christine Salvato-Writer
WOOOO!!!! GRAZIE MILLE!!!! 😁😁
See Translation
Thursday at 8:18 AM · Like · 1 · Reply

Javier Cervantes
This is Awesome!
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Allow me to share with fellow LEGION M members, my new ETSY.com online shop 'Art by Santiano'. The new shop is strictly devoted to my new digital illustrations capturing the beauty and allure of the female image, female superheroes and some sexy villains in the mix! Even got a 'Like' from ... More

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Sandy Graham
Thanks for the update **Paul Scanlan** I know many of us are eager to print the pretty version and proudly display it!
Wednesday at 12:34 PM · Like · 4 · Reply

Laurie Dionne
Thanks Paul for update.
Wednesday at 12:38 PM · Like · 1 · Reply

April Iris McLeod
Thank you!
Wednesday at 1:20 PM · Like · 1 · Reply

Jerry Jr Mungaray
Right on!
Wednesday at 2:31 PM · Like · 1 · Reply

Sharon Henagar
Yay!!!!!
Wednesday at 7:16 PM · Like · 1 · Reply

Brenda Jacinto
Thanks for the update.
Wednesday at 11:43 PM · Like · 1 · Reply

Kara Kessener
When will investing be open again? Not sure if there was an update after November passed.
Thursday at 12:58 AM · Like · 1 · Reply

Paul Scanlan
Hopefully within the next 4 weeks based on the

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Allow me to share with fellow LEGION M members, my new ETSY.com online shop 'Art by Santiano'. The new shop is strictly devoted to my new digital illustrations capturing the beauty and allure of the female image, female superheroes and some sexy villains in the mix! Even got a 'Like' from Kevin Smith on my new 'SuperGirl' art last week after doi... See More

Etsy
ART BY
SANTIANO

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Paul Scanlan
Wednesday at 12:26 PM

Hey All, I wanted to share a quick update on the printable certificates from your eShares accounts. They will definitely be back and available for printing in the next few days. It has taken a little bit longer than we had hoped as we needed to waive some of the restrictions on the stock (good news for you!) and get the proper legal wording to include on the backs of the certs (legend). I will post an update once we are finished but it shouldn't be more than a few days.

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Join the Legion M team as we talk about our successes in 2016 and our future plans for 2017!!
Legion M Worldwide Toast and 2017 Kickoff!!
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Great session tonight @LegionMOfficial !
Very excited for upcoming year.
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[C] So looking forward to this tonight. Thanks for broadcasting it @nerdist @GeekandSundry!
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Legion M Worldwide Toast and 2017 Kick Off! Jan 10, 6:00-7:30pm (PST)
Get together and talk about whats next! RSVP
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LegionM
@LegionMOfficial FOLLOWS YOU
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Terri Lubaroff @TerriLubaroff · 20 Dec 2016
Title III Crowdfunding For Real, Part I via @forbes forbes.com/sites/maryjuet... @LegionMOfficial #equitycrowdfunding #JOBSAct
Forbes
Title III Crowdfunding For Real, Part I
After attending the fifth annual Global Crowdfunding Convention in Las Vegas (which I wrote about here), I was approached by a reader who pro...
forbes.com
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LegionM
@LegionMOfficial FOLLOWS YOU
TWEETS 999
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LegionM @LegionMOfficial · Jan 14
RIP Dick Gautier Dies; Broadway's Conrad Birdie, 'Get Smart's Hymie The Robot Was 85
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Clay Brice @clay_brice · Jan 12
@LegionMOfficial @YouTube A toast to our team!
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Garfeimao @CruisingCathy · Jan 12
Wahoo, go team #LegionM
LegionM @LegionMOfficial
Join the Legion M team as we talk about our successes in 2016 and our future plans for 2017!!
youtu.be/MWqRkCNC6vq
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Victor Dandridge @VantageInhouse · Jan 12
Are you a registered judge for @LegionMOfficial's #PitchElevator contest?